      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 24, 1995

                                                       Registration No. 33-59039
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-4

                                 AMENDMENT NO. 2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 CITIZENS, INC.

             (Exact name of registrant as specified in its charter)

            COLORADO                         6311                 84-0755371
(State or other jurisdiction of (Primary standard industrial (I.R.S. Employer incorporation or organization) classification code number) Identification No.)

                             400 EAST ANDERSON LANE
                               AUSTIN, TEXAS 78752
                                 (512) 837-7100
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                     HAROLD E. RILEY, CHAIRMAN OF THE BOARD
                                 CITIZENS, INC.
                             400 EAST ANDERSON LANE
                               AUSTIN, TEXAS 78752

                                 (512) 837-7100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

                                   COPIES TO:

REID A. GODBOLT, ESQ.               PATRICK J. BROWNE, ESQ.
JONES & KELLER, P.C.                MONTGOMERY, BARNETT, BROWN, READ,
1625 BROADWAY, SUITE 1600           HAMMOND & MINTZ, L.L.P.
DENVER, COLORADO 80202              3200 ENERGY CENTRE, 1100 POYDRAS STREET
(303) 573-1600                      NEW ORLEANS, LOUISIANA 70163-3200
                                    (504) 585-3200

                                   ----------

         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                         CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------------------------------------------
     Title of each class of            Amount to     Proposed maximum         Proposed               Amount of
   securities to be registered       be registered    offering price      maximum aggregate      registration fee
                                                        per share          offering price
- -----------------------------------------------------------------------------------------------------------------
      Class A Common Stock,          2,341,334(1)        $8.50(2)          $19,901,339(2)             $6,863
          No Par Value                  shares
- -----------------------------------------------------------------------------------------------------------------

(1) Represents the maximum number of shares of the Registrant's Class A Common Stock to be issued in connection with the Merger described herein.

(2) Estimated pursuant to Rule 457(f)(1) and (2) solely for the purpose of calculating the registration fee based on the market value of the securities to be received by the Registrant as determined on April 27, 1995.
- --------------------------------------------------------------------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

                                   ----------

                                 CITIZENS, INC.

                              Cross-Reference Sheet
                                       For
       Registration Statement on Form S-4 and Prospectus-Proxy Statement

  Form S-4
  Item No.        Item Caption                                     Heading in Prospectus

      1           Forepart of Registration Statement               Outside Front Cover
                  and Outside Front Cover Page of Prospectus

      2           Inside Front and Outside Back Cover              Inside Front Cover
                  Pages of Prospectus

      3           Risk Factors, Ratio of Earnings to               Summary; Risk Factors; Proposed Merger
                  Fixed Charges and Other Information

      4           Terms of the Transaction                         Summary; Proposed Merger; Information
                                                                   Concerning ALFC; Comparison of Rights
                                                                   of Securityholders

      5           Pro Forma Financial Information                  Unaudited Pro Forma Combined Financial
                                                                   Statements and Selected Comparative and
                                                                   Pro Forma Financial Data

      6           Material Contacts with the Company               Summary; The Merger - Background and
                  Being Acquired                                   Reasons For The Merger

     7           Additional Information Required for               Not applicable
                  Reoffering by Persons and Parties Deemed
                  to be Underwriters

      8           Interests of Named Experts and Counsel           Not applicable

      9           Disclosure of Commission Position on             Not applicable
                  Indemnification for Securities Act Liabilities

     10           Information with Respect to S-3                  Incorporation of Certain Documents by
                  Registrants                                      Reference; Risk Factors

     11           Incorporation of Certain Information             Incorporation of Certain Documents
                  by Reference                                     by Reference

     12           Information with Respect to S-2 or S-3           Not applicable
                  Registrant

      13          Incorporation of Certain Information             Not applicable
                  by Reference

      14          Information with Respect to                      Summary; Comparative Per Share Data;
                  Registrants Other Than                           Selected Summary Financial Information; Combined Annual
                  Than S-2 or S-3 Registrants                      and Special Meeting; Proposed Merger;
                                                                   Information Concerning ALFC; ALFC
                                                                   Management's Discussion of Financial Condition
                                                                   and Results of Operations; Financial Statements


      15          Information with Respect to S-3             Not applicable
                  Companies

      16          Information with Respect to S-2 or          Not applicable
                  S-3 Companies

      17          Information with Respect to                 Summary; Comparative Per Share Data; Selected Summary
                  Companies Other than S-2                    Financial Information; Combined Annual and
                  or S-3 Companies                            Special Meeting; Proposed Merger;
                                                              Information Concerning ALFC; ALFC
                                                              Management's Discussion of Financial Condition
                                                              and Results of Operations; Financial Statements.

      18          Information if Proxies, Consents or         Summary; Combined Annual and Special Meeting;
                  Authorizations are to be Solicited          Election of Directors and Information
                                                              Concerning Executive Officers

      19          Information if Proxies, Consents            Not applicable
                  or Authorizations Are Not To Be
                  Solicited or in an Exchange Offer



         NOTICE OF COMBINED ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON SEPTEMBER 14, 1995


                    ----------------------------------------

To the Shareholders of American Liberty Financial Corporation:


         Notice is hereby given that a Combined Annual and Special Meeting (the "Meeting") of shareholders of American Liberty Financial Corporation ("ALFC") will be held on Thursday, September 14, 1995 at 10:00 a.m. Central Time, at Baton Rouge Country Club, Fairway Room, Second Floor, 8551 Jefferson Highway, Baton Rouge, Louisiana to consider and act upon the following:


         1. To vote upon approval and adoption of a Plan and Agreement of Merger dated December 8, 1994 ("Merger Agreement") under which Citizens Acquisition, Inc., a wholly-owned subsidiary of Citizens, Inc., will merge (the "Merger") with and into ALFC, with ALFC being the survivor, and shareholders of ALFC will receive shares of Citizens, Inc. Class A Common Stock for their ALFC Common and Preferred shares as described in the accompanying Proxy Statement-Prospectus.

         2. To elect a full board of six Directors to serve until (i) the Merger is consummated; or (ii) if the Merger is not consummated, until the next annual meeting and until their successors are elected and qualified.

         3. To transact such other business, if any, as may properly come before the Meeting or any adjournment thereof.


         Only shareholders of record of ALFC Common Stock as of the close of business on July 27, 1995 will be entitled to notice of and to vote at the Meeting. No holders of ALFC Preferred Stock have voting rights with respect to the matters to be addressed at the Meeting.


         Shareholders, including holders of ALFC preferred stock, may, under certain circumstances, dissent from the Merger and obtain payment for shares, as described in the accompanying Proxy Statement-Prospectus. A copy of Part XIII of the Louisiana Business Corporation Law, which sets forth the rights of dissenters, is attached to the Proxy Statement-Prospectus as Appendix B.

         Shareholders are cordially invited to attend the Meeting. Whether or not you intend to attend the Meeting, please fill in, date, sign, and return promptly the enclosed proxy card in the enclosed postage-prepaid envelope so that your shares may be voted at the Meeting if you are unable to attend in person. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

         ALFC's Annual Report to shareholders is enclosed.

                                            By Order of the Board of Directors
                                            W.P. Duplessis, Secretary

Baton Rouge, Louisiana

August 15, 1995

           AMERICAN LIBERTY FINANCIAL CORPORATION PROXY STATEMENT FOR
             COMBINED ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS TO

                           BE HELD SEPTEMBER 14, 1995


                                 CITIZENS, INC.
                                   PROSPECTUS
                       CLASS A COMMON STOCK, NO PAR VALUE
                             UP TO 2,341,334 SHARES


This Proxy Statement-Prospectus is furnished in connection with the solicitation by the Board of Directors of American Liberty Financial Corporation ("ALFC") of proxies from holders of shares of ALFC Common Stock, for use at the Combined Annual and Special Meeting of ALFC Shareholders (the "Meeting") to be held on September 14, 1995. This Prospectus pertains to the number of shares of Class A Common Stock, no par value, of Citizens, Inc. ("Citizens") to be issued in connection with a Plan and Agreement of Merger dated December 8, 1994 ("Merger Agreement") by and among Citizens, ALFC, Citizens Acquisition, Inc. ("Acquisition") and American Liberty Life Insurance Company ("ALLIC"). The ALFC Board of Directors has unanimously recommended that the Shareholders approve the Merger Agreement. However, if the holders of more than 2.5% of the ALFC Common and preferred shares choose to exercise dissenters' rights under Louisiana law, then Citizens may, at its option, decline to proceed with the Merger. The approval of the Louisiana Commissioner of Insurance, which was required for the Merger to be consummated, was received on July 13, 1995. Upon consummation of the Merger, each outstanding share of ALFC Common Stock, will be converted into
1.10 shares of Citizens Class A Common Stock, and each outstanding share of ALFC Preferred Stock, will be converted into 2.926 shares of Citizens Class A Common Stock, all as described in this Proxy Statement-Prospectus. However, the holders of the Class A Common Stock cannot control Citizens, because the Citizens Class B Common Stock has the right to elect a majority of the members of the Board of Directors. Harold E. Riley, who indirectly owns all of the Class B Common Stock, and who is the largest holder of Class A Common Stock, will remain effectively in control of Citizens following the Merger. No fractional shares of Citizens Class A Common Stock will be issued in the Merger; rather, share fractions will evidence the right to receive a cash value per fractional share of Citizens Class A Common stock which will equal the average closing price of the Class A Common Stock as reported on the American Stock Exchange for the five trading days prior to the effective date of the Merger. At present, the directors of ALFC know of no other matters to be presented at the Meeting, other than the election of directors of ALFC.
All information contained in the Proxy Statement-Prospectus with respect to Citizens and Acquisition has been furnished by Citizens and all information with respect to ALFC and ALLIC has been furnished by ALFC. The approximate date of mailing of this Proxy Statement-Prospectus to shareholders of ALFC is August 15, 1995.

                            ------------------------


Your proxy in the form enclosed is solicited by the Board of Directors of ALFC for use at the Meeting. Only shareholders of record at the close of business on July 27, 1995 are entitled to notice of and to vote at the Meeting. On July 27, 1995, the number of outstanding shares of ALFC Common Stock entitled to be voted at the Meeting was 2,099,296, each of which is entitled to one vote; the number of outstanding shares of ALFC's Preferred Stock was 10,485, which are not entitled to vote. If the accompanying proxy form is signed and returned, the shares represented thereby will be voted as instructed. In the event no instructions are given, it will be voted for the Merger and for the election of the nominees listed below and upon such other matters as may properly come before the Meeting. If, after sending in your proxy, you decide to vote in person or decide to revoke your proxy for any other reason, you may do so by notifying the Secretary in writing prior to the voting of the proxy.


The expenses of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be borne by ALFC. In addition to the use of the mails, certain directors, officers or regular employees of ALFC or its subsidiaries, who receive no compensation for their services other than their regular salaries or fees, if any, may solicit proxies personally.

The Directors and management of ALFC know of no matters to be brought before the Meeting other than those mentioned herein. If, however, any other matters properly come before the Meeting, it is intended that the proxies will be voted in accordance with the judgment of the person or persons voting such proxies.


This proxy statement and the material which accompany it are expected to be mailed to ALFC shareholders on or about August 15, 1995. The ALFC 1994 Annual Report to shareholders is enclosed.

                            ------------------------


The Citizens Class A Common Stock is listed on the American Stock Exchange under the symbol "CIA." On July 27, 1995, the closing price of Citizens Class A
Common Stock was $____ per share.


                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES REGULATORY AUTHORITY OF ANY STATE, NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS."

                            ------------------------


No person is authorized to give any information or to make any representation not contained in this Proxy Statement-Prospectus, and if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement- Prospectus does not constitute an offer to exchange or sell, or a solicitation of an offer to exchange or purchase, the securities offered hereby, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Proxy Statement-Prospectus nor any distribution of the securities to which this Proxy Statement-Prospectus relates shall, under any circumstances, create an implication that there has been no change in the affairs of Citizens, Acquisition, ALFC or ALLIC. In the event of a material change in the terms of the Merger Agreement or in the affairs of Citizens, Acquisition, ALFC or ALLIC, then it will be the responsibility of Citizens to file any required post-effective amendments and provide for the resolicitation of proxies, as may be necessary.


This Proxy Statement-Prospectus does not cover any resales of shares of the securities offered hereby to be received by shareholders of ALFC upon consummation of the Merger Agreement. No person is authorized to use this Proxy Statement-Prospectus in connection with such resales, although such securities may be traded without use of this Proxy Statement-Prospectus by those shareholders of ALFC not deemed to be "affiliates" of either ALFC or Citizens.

                            ------------------------

The principal executive offices of both Citizens and Acquisition are located at 400 East Anderson Lane, Austin, Texas 78752, telephone (512) 837-7100. The principal executive offices of ALFC are located at Suite 302, 4962 Florida Boulevard, Baton Rouge, Louisiana 70896, telephone (504) 927-9630.

                            ------------------------


        The date of this Proxy Statement-Prospectus is August 15, 1995.


                            ------------------------

                                TABLE OF CONTENTS

                                                                              PAGE
AVAILABLE INFORMATION ................................................        I-VII

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ......................        I-VIII

SUMMARY ..............................................................        I-IX

COMPARATIVE PER SHARE DATA ...........................................        I-XVI

SELECTED SUMMARY FINANCIAL INFORMATION CITIZENS, INC .................        I-XVII

RISK FACTORS .........................................................         1

COMBINED ANNUAL AND SPECIAL MEETING ..................................        10

PROPOSED MERGER ......................................................        14

ALFC MANAGEMENT'S DISCUSSION OF FINANCIAL
         CONDITION AND RESULTS OF OPERATIONS .........................        26
         FEDERAL INCOME TAXES ........................................        26
         RESULTS OF OPERATIONS .......................................        27
         LIQUIDITY AND CAPITAL RESOURCES .............................        31
         UPDATE FOR THREE MONTHS ENDED MARCH 31, 1995 ................        32

CERTAIN FEDERAL INCOME TAX CONSEQUENCES ..............................        36

INFORMATION CONCERNING CITIZENS ......................................        42

SOURCE OF CITIZENS SHARES ............................................        42

RIGHTS OF ALFC DISSENTING SHAREHOLDERS
         TO RECEIVE PAYMENT FOR SHARES ...............................        42

INFORMATION CONCERNING ALFC ..........................................        47
         ALFC AND ITS SUBSIDIARIES ...................................        47
         MARKET FOR ALFC COMMON STOCK AND
         RELATED SHAREHOLDER MATTERS .................................        51

CHANGES IN AND DISAGREEMENTS WITH
         ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE ..........        51


COMPARISON OF RIGHTS OF SECURITYHOLDERS ........................................        52
         AUTHORIZED SHARES .....................................................        52
         DIVIDEND RIGHTS .......................................................        52
         VOTING RIGHTS .........................................................        53
         PREEMPTIVE RIGHTS .....................................................        54
         LIABILITY OF DIRECTORS ................................................        55
         LIQUIDATION RIGHTS ....................................................        55
         ASSESSMENT AND REDEMPTION .............................................        55
         TRANSFER AGENT ........................................................        56

EXPERTS ........................................................................        57

LEGAL MATTERS ..................................................................        57

ELECTION OF DIRECTORS AND INFORMATION CONCERNING EXECUTIVE OFFICERS ............        57

OTHER MATTERS ..................................................................        61

DEADLINE FOR CITIZENS SHAREHOLDER PROPOSALS ....................................        62

FINANCIAL STATEMENTS ...........................................................        63
         AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES ...............        63
                  FINANCIAL STATEMENTS FOR YEAR ENDED DECEMBER 31, 1994 ........        63
                  FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED
                  MARCH 31, 1995 ................................................       63

APPENDIX A -- PLAN AND AGREEMENT OF MERGER - AMERICAN LIBERTY FINANCIAL CORPORATION, AMERICAN LIBERTY LIFE INSURANCE COMPANY, CITIZENS, INC. AND CITIZENS ACQUISITION, INC., DATED DECEMBER 8, 1994; AGREEMENT TO AMEND PLAN AND AGREEMENT OF MERGER, DATED MAY 1, 1995
APPENDIX B -- PART XIII OF THE LOUISIANA BUSINESS CORPORATION LAW GOVERNING RIGHTS OF DISSENTING ALFC SHAREHOLDERS

                             AVAILABLE INFORMATION

         Both Citizens and ALFC are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Those reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC at 13th Floor, 7 World Trade Center, New York, New York 10048, and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such reports, proxy statements and other information concerning Citizens may be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881.

         Citizens has filed with the SEC a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Citizens Class A Common Stock to be issued in the Merger. This Proxy Statement-Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Citizens and the Citizens Class A Common Stock, reference is made to the Registration Statement, including the exhibits thereto. Statements contained herein concerning the provisions of certain documents are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The following documents, which have been filed by Citizens with the SEC pursuant to the Exchange Act (File No. 0-16509), are incorporated by reference into this Proxy Statement-Prospectus and are deemed to be a part hereof: (a) Citizens' Annual Report on Form 10-K for the year ended December 31, 1994, as amended, (the "Citizens Form 10-K"); (b) the description of the Citizens' Class A Common Stock contained in its Registration Statement on Form 8-A declared effective by the SEC on April 14, 1994; and (c) Citizens' Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995, as amended, (the "Citizens Form 10-Q"). All documents filed by Citizens pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement-Prospectus and prior to the Meeting shall be deemed to be incorporated by reference into this Proxy Statement-Prospectus and to be part hereof from the date of the filing of such documents.



         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Proxy Statement-Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The foregoing sentence does not apply to American Liberty Financial Corporation or any of its affiliates with respect to documents not incorporated herein or not deemed to be incorporated herein. Any statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement-Prospectus, except as so modified or superseded.



         THIS PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF SUCH DOCUMENTS (EXCLUDING EXHIBITS THERETO, UNLESS SUCH EXHIBITS ARE INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS) ARE AVAILABLE TO EACH PERSON TO WHOM THIS PROXY STATEMENT-PROSPECTUS IS SENT (INCLUDING BENEFICIAL OWNERS OF ALFC COMMON STOCK AND PREFERRED STOCK), UPON WRITTEN OR ORAL REQUEST. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO W.P. DUPLESSIS, SECRETARY, AMERICAN LIBERTY FINANCIAL CORPORATION, 4962 FLORIDA BOULEVARD, SUITE 302, P.O. BOX 64626, BATON ROUGE, LOUISIANA 70896. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY SEPTEMBER 1, 1995.


                          -----------------------------

                                    SUMMARY

         The following is a summary of certain information contained elsewhere in this Proxy Statement-Prospectus. This Summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information appearing in this Proxy Statement-Prospectus, including the Appendices. Shareholders of ALFC are urged to read this Proxy Statement-Prospectus in its entirety.

THE PARTIES TO THE MERGER

         Citizens, Inc. ("Citizens") is a Colorado corporation which is an insurance holding company. The principal executive office of Citizens is located at 400 East Anderson Lane, Austin, Texas 78752, and the telephone number at such office is (512) 837-7100.

         Citizens Acquisition, Inc. ("Acquisition"), a Louisiana corporation, is a wholly-owned subsidiary of Citizens which was formed solely to effectuate the Merger. Acquisition has the same principal executive office as Citizens.

         American Liberty Financial Corporation ("ALFC") is a Louisiana corporation which is a financial holding company. The principal executive office of ALFC is located at Suite 302, 4962 Florida Boulevard, Baton Rouge, Louisiana 70896. The telephone number at such office is (504) 927-9630. Neither ALFC nor any of its officers or directors are affiliated with Citizens, nor are any officers or directors of Citizens affiliated with ALFC.

         American Liberty Life Insurance Company ("ALLIC") is a Louisiana domestic insurance company which is wholly-owned by ALFC. ALLIC has the same principal executive office as ALFC. It is contemplated that ALLIC will act as a separate indirect subsidiary of Citizens after the Merger.

         Following is a comparison between Citizens and ALFC of certain selected financial data:


                                                  December 31, 1994
                          --------------------------------------------------------------
                                            Citizens                 ALFC
                           Citizens         Percent       ALFC      Percent     Combined
                            Amount          of Total     Amount     of Total     Total
                          ----------        --------     ------     --------   ----------
                                  (all amounts in 000's except per share amounts)
Total Assets              $  149,798          85%       $26,316       15%      $  176,114
Insurance in Force         2,144,709          98%        40,735        2%       2,185,444
Stockholders' Equity          35,055          81%         8,117       19%          43,172
Retained Earnings             18,467          92%         1,575        8%          20,042
Net Income (Loss)              4,175         111%          (415)     (11%)          3,760
Book Value
   Per Share (a)          $     1.99                    $  3.82


                                                   March 31, 1995
                          ---------------------------------------------------------------
                                            Citizens                 ALFC
                           Citizens         Percent       ALFC      Percent     Combined
                            Amount          of Total     Amount     of Total     Total
                          ----------        --------     ------     --------   ----------
                                  (all amounts in 000's except per share amounts)
Total Assets              $  152,477          85%       $26,474       15%      $  178,951
Insurance in Force         2,167,462          98%        39,758        2%       2,207,220
Stockholders' Equity          36,623          81%         8,398       19%          45,021
Retained Earnings             18,740          91%         1,856        9%          20,596
Net Income (Loss)                273          49%           281       51%             554
Book Value
   Per Share (a)          $     2.08                    $  3.95

- -----------
(a) Book value per share is based on numbers of shares set forth in Stockholders' Equity on the respective balance sheets -- for the Citizens calculations, the numbers of Class A and Class B Common shares were added, and the total number was divided into Total Stockholders' Equity; for the ALFC calculations, conversion of Preferred shares was assumed at 2.66 Common shares per Preferred share; the resulting number was added to the number of Common shares, and the total was divided into Total Stockholders' Equity.

         For an explanation of the manner in which Citizens and ALFC determined the share exchange ratios for accomplishing the Merger, see "Proposed Merger -- Background and Reasons for Merger."

         The following table analyzes the market value of Citizens Class A Common Stock (1.10 shares) to be given in the Merger for each share of ALFC Common Stock, on a pro forma basis as if the Merger had taken place on December 8, 1994 (the day before the Merger was announced) or on June 26, 1995. Based on the respective market values of the Citizens and ALFC stock on those dates, the ALFC shareholders would have received a premium over the market value of their stock as stated below. However, trading in the ALFC stock was only sporadic throughout 1994, and in the fourth quarter, there was no high asked price, but only a $2.00 low asked price, in the sporadic market in which the stock trades. See "Information Concerning ALFC -- Market for ALFC Common Stock and Related Shareholder Matters." In 1995, the market for ALFC Common Stock has been inactive. The only available indicator of present market value reported to ALFC by over-the-counter traders has been a high bid of $5.00 per share, used in the table below, with no corresponding offered price. The table does not include ALFC Preferred Stock, because the conversion ratios for the Preferred Stock are based upon the amount of ALFC Common Stock into which the Preferred Stock is convertible. Hence, the comparisons below apply equally to the Preferred Stock -- as if each Preferred share was converted into 2.66 ALFC Common shares before the Merger.

                  Citizens          Market Value     ALFC              Market
                  Class A           at 1.10          Common Stock      Premium
                  Common Stock      Exchange Ratio   Market            Per ALFC
                  Market Price      To Be Given      Price             Common Share
                  ------------      --------------   ------------      ------------
                      (a)               (b)              (c)               (d)
Dec. 8, 1994        $  8.25             $  9.075          $ 2.00          $ 7.075
- ------------

June 26, 1995       $ 9.125             $10.0375          $ 5.00          $5.0375
- -------------

- -----------------------------
(a) The closing price per Citizens Class A Common share on the date indicated as quoted on the American Stock Exchange.

(b) On a pro forma basis, this is the market value on the date indicated as if 1.10 shares of Citizens Class A Common Stock was given in exchange for each share of ALFC Common Stock; i.e. this is 1.10 times the price in the first column.

(c) On December 8, 1994, as reported by the only broker-dealer who has indicated stock prices, $2.00 was the asked price per share of ALFC Common Stock in the over-the-counter market. Recently the market for ALFC common stock has been inactive, and according to the foregoing broker-dealer as of June 26, 1995, the ALFC stock was quoted at a bid price of $5.00 per share (used here), with no price offered.

(d) This is the pro forma premium per share of ALFC Common Stock, on a market value basis, which ALFC shareholders would have received had the Closing Date for the Merger occurred on the date indicated.

         AMERICAN LIBERTY FINANCIAL CORPORATION MEETING OF SHAREHOLDERS


PERSONS ENTITLED TO VOTE; RECORD DATE             Holders of record of shares of
                                                  ALFC Common Stock, $.125 par
                                                  value, at the close of
                                                  business on July 27, 1995
                                                  ("Record Date"), will be
                                                  entitled to notice of and to
                                                  vote at the Combined Annual
                                                  and Special Meeting of
                                                  Shareholders (the "Meeting").
                                                  Holders of ALFC Preferred
                                                  Stock do not have voting
                                                  rights on any matters to be
                                                  considered at the Meeting, but
                                                  have the right to dissent from
                                                  the proposed Merger described
                                                  below. See "Rights of ALFC
                                                  Dissenting Shareholders to
                                                  Receive Payment For Shares"
                                                  and "Combined Annual and
                                                  Special Meeting -- Voting
                                                  Securities."



DATE, TIME AND PLACE OF MEETING                   The Meeting will be held on
                                                  September 14, 1995, at 10:00
                                                  a.m. Central Time, at the
                                                  Baton Rouge Country Club,
                                                  Second Floor, Fairway Room,
                                                  8551 Jefferson Highway, Baton
                                                  Rouge, Louisiana.


BUSINESS TO BE TRANSACTED                         At the Meeting, shareholders
                                                  will be asked to consider and
                                                  vote upon approval of a Plan
                                                  and Agreement of Merger
                                                  ("Merger Agreement") under
                                                  which Citizens Acquisition,
                                                  Inc. will merge with and into
                                                  ALFC with shareholders of ALFC
                                                  receiving shares of Citizens
                                                  Class A Common Stock ("the
                                                  Merger") and vote upon the
                                                  election of six directors.

                                                  Pursuant to the Merger
                                                  Agreement, ALFC common
                                                  shareholders will receive 1.10
                                                  shares of Citizens Class A
                                                  Common Stock for each one
                                                  share of ALFC common stock
                                                  owned, and ALFC preferred
                                                  shareholders will receive
                                                  2.926 shares of Citizens Class
                                                  A Common Stock for each one
                                                  share of ALFC Preferred Stock
                                                  owned.

PROXY REVOCABILITY                                Proxies are revocable at any
                                                  time prior to voting at the
                                                  Meeting. See "Combined Annual
                                                  and Special Meeting --
                                                  Revocability of Proxies."

REQUIRED VOTE                                     Approval of the Merger
                                                  Agreement and the transactions
                                                  contemplated thereby requires
                                                  the affirmative vote of
                                                  holders of a majority of ALFC
                                                  Common Shares present and
                                                  voting at the Meeting. See
                                                  "Combined Annual and Special
                                                  Meeting -- Voting Securities."
                                                  No shareholder vote of
                                                  Citizens is required by the
                                                  Merger Agreement or applicable
                                                  law. As of the Record Date
                                                  there were 16,980,340 issued
                                                  and outstanding shares of
                                                  Citizens Class A Common Stock.

RECOMMENDATION OF THE BOARD OF DIRECTORS          The ALFC Board of Directors
                                                  has unanimously approved the
                                                  Merger Agreement and
                                                  recommends that the
                                                  shareholders vote FOR approval
                                                  of the Merger. This
                                                  recommendation is based on
                                                  factors described under
                                                  "Proposed Merger -- Background
                                                  and Reasons for the Merger,"
                                                  and that based upon
                                                  considerations set forth
                                                  therein, the exchange ratio in
                                                  the Merger Agreement is fair,
                                                  from a financial point of view
                                                  to all of the shareholders of
                                                  ALFC.

OUTSTANDING SHARES OF ALFC                        As of the Record Date, there
                                                  were outstanding 2,099,296 and
                                                  up to 1,138 presently in scrip
                                                  shares of ALFC Common Stock.
                                                  As of the record date, ALFC
                                                  directors, executive officers
                                                  and their affiliates held
                                                  812,967 shares of ALFC Common
                                                  Stock (not including ALFC
                                                  Preferred Stock not converted
                                                  into ALFC Common Stock as of
                                                  the Record Date) or
                                                  approximately 38.7% of the
                                                  outstanding ALFC shares of

                                                  ALFC Common Stock entitled to
                                                  vote on the Merger. An
                                                  affirmative vote of a majority
                                                  of the voting shares present
                                                  at a duly called meeting of
                                                  ALFC shareholders is required
                                                  to approve the Merger.
                                                  Citizens has the option of not
                                                  completing the Merger if the
                                                  holders of more than 2.5% of
                                                  outstanding ALFC shares of
                                                  stock perfect dissenters'
                                                  rights. See "Combined Annual
                                                  and Special Meeting -- Voting
                                                  Securities: and "Rights of
                                                  Dissenting Shareholders."

                              THE MERGER AGREEMENT

SUMMARY OF THE TRANSACTION                        Citizens, Acquisition, ALFC
                                                  and ALLIC have entered into a
                                                  Plan and Agreement of Merger
                                                  dated December 8, 1994
                                                  ("Merger Agreement") in which
                                                  Citizens Acquisition will
                                                  merge with and into ALFC and
                                                  ALFC shareholders will receive
                                                  shares of Citizens Class A
                                                  Common Stock (the "Merger").

CONSIDERATION FOR EACH SHARE OF ALFC              Pursuant to the Merger
                                                  Agreement, ALFC Common Stock
                                                  shareholders (including
                                                  holders of scrip shares) will
                                                  receive 1.10 shares of
                                                  Citizens Class A Common Stock
                                                  for each one share of ALFC
                                                  common stock held and each
                                                  ALFC Preferred Stock
                                                  shareholder will receive 2.926
                                                  shares of Citizens Class A
                                                  Common Stock for each one
                                                  share of ALFC Preferred Stock
                                                  held. Fractional shares will
                                                  not be issued in the Merger;
                                                  rather, such fractional shares
                                                  shall evidence the right to
                                                  receive a cash value per
                                                  fractional share of Citizens
                                                  Class A Common Stock equal to
                                                  the average closing price of
                                                  the Citizens Class A Common
                                                  Stock as reported on the
                                                  American Stock Exchange for
                                                  the five trading days prior to
                                                  the effective date of the
                                                  Merger. Any holder of ALFC
                                                  stock who shall have properly
                                                  perfected the dissenters'
                                                  rights under Louisiana law
                                                  shall not have the right to
                                                  receive Citizens Class A
                                                  Common Stock, but only cash.
                                                  See "Proposed Merger--Receipt
                                                  of Citizens Shares" and
                                                  "Rights of ALFC Dissenting
                                                  Shareholders to Receive
                                                  Payment For Shares."

CLOSING DATE                                      The Merger Agreement provides
                                                  that the actions contemplated
                                                  thereby will be completed at
                                                  closing ("Closing") on a
                                                  closing date ("Closing Date")
                                                  which shall be as soon as
                                                  possible after all regulatory
                                                  approvals and shareholder
                                                  approvals are obtained in
                                                  accordance with law and shall
                                                  become effective ("Effective
                                                  Date") on or as soon as
                                                  possible after the Closing
                                                  Date. It is fully anticipated
                                                  that the Closing will occur
                                                  and the Merger will be
                                                  effective on or shortly after
                                                  shareholder approval is
                                                  obtained, but there can be no
                                                  assurance that the conditions
                                                  to the Merger will be
                                                  satisfied or that the Merger
                                                  will be consummated.

CONDUCT OF BUSINESS OF ALFC
  PRIOR TO CLOSING                                ALFC and ALLIC have agreed
                                                  that they will not enter into
                                                  any CLOSING transactions prior
                                                  to the Effective Date of the
                                                  Merger other than in the
                                                  ordinary course of business
                                                  and will pay no stockholder
                                                  dividends nor increase the
                                                  compensation of officers and
                                                  will not enter into any
                                                  agreement or transaction which
                                                  will adversely affect their
                                                  respective financial
                                                  conditions. See "Proposed
                                                  Merger--Conduct of Business
                                                  Pending the Merger; Other
                                                  Covenants of the Parties."

DISSENTERS' RIGHTS                                Under the Louisiana Business
                                                  Corporation Law, shareholders
                                                  of ALFC have the right to
                                                  dissent from the

                                                  Merger and demand payment of
                                                  the value of their shares in
                                                  cash. If holders of more than
                                                  2.5% of the outstanding shares
                                                  of ALFC qualify as dissenters,
                                                  Citizens may, at its option,
                                                  decline to proceed with the
                                                  Merger. See "Rights of ALFC
                                                  Dissenting Shareholders to
                                                  Receive Payment for Shares,"
                                                  "Proposed Merger--Other
                                                  Conditions to Consummation of
                                                  the Merger," and Appendix B
                                                  which sets forth the relevant
                                                  Louisiana statutes concerning
                                                  rights of dissenting
                                                  shareholders.

CONDITIONS PRECEDENT TO THE MERGER                In addition to approval by
                                                  holders of ALFC Common Stock,
                                                  the Merger is subject to the
                                                  satisfaction (or waiver by the
                                                  party entitled to the benefit
                                                  thereof) of a number of
                                                  conditions including (1) the
                                                  performance by each party of
                                                  its respective obligations,
                                                  (2) the absence of any legal
                                                  proceedings relating to the
                                                  transactions contemplated by
                                                  the Merger Agreement, (3) the
                                                  continued material accuracy of
                                                  representations made by each
                                                  party, and (4) the delivery of
                                                  certain legal opinions. See
                                                  "Proposed Merger--Other
                                                  Conditions to Consummation of
                                                  the Merger."

SUMMARY OF FEDERAL INCOME TAX
  CONSIDERATIONS                                  The Merger is intended to be
                                                  treated as a reorganization
                                                  within the meaning of Section
                                                  368(a) of the Internal Revenue
                                                  Code of 1986, as amended (the
                                                  "Code"), and that,
                                                  accordingly, for federal
                                                  income tax purposes: (i) no
                                                  material gain or loss will be
                                                  recognized by ALFC or Citizens
                                                  as a result of the Merger;
                                                  (ii) no gain or loss will
                                                  generally be recognized by
                                                  holders of ALFC Common Stock
                                                  and ALFC Preferred Stock on
                                                  the exchange of their shares
                                                  of their ALFC stock for
                                                  Citizens Class A Common Stock
                                                  pursuant to the Merger; and
                                                  (iii) the aggregate adjusted
                                                  tax basis of the Citizens
                                                  Class A Common Stock received
                                                  by an ALFC shareholder in
                                                  exchange for Citizens Class A
                                                  Common Stock will be the same
                                                  as the basis of the ALFC stock
                                                  surrendered in exchange
                                                  therefor. If the Merger were
                                                  not to so qualify, the
                                                  exchange of shares would be
                                                  taxable. Consummation of the
                                                  Merger is conditioned upon
                                                  receipt by ALFC of an opinion
                                                  of counsel substantially to
                                                  such effect. See "Certain
                                                  Federal Income Tax
                                                  Consequences."

                                                  ALFC SHAREHOLDERS SHOULD
                                                  CONSULT WITH THEIR OWN TAX
                                                  ADVISORS REGARDING THE FEDERAL
                                                  INCOME TAX CONSEQUENCES OF THE
                                                  MERGER, AS WELL AS ANY
                                                  APPLICABLE STATE, LOCAL,
                                                  FOREIGN OR OTHER TAX
                                                  CONSEQUENCES, IN LIGHT OF
                                                  THEIR OWN PARTICULAR TAX
                                                  SITUATIONS.


TERMINATION OF THE MERGER AGREEMENT               The Merger Agreement may be
                                                  terminated by either party if
                                                  the Effective Date does not
                                                  occur by October __, 1995. See
                                                  "Proposed Merger--Other
                                                  Conditions to Consummation of
                                                  the Merger." The Merger
                                                  Agreement may be amended upon
                                                  the approval of the Board of
                                                  Directors of each party
                                                  provided that the number of
                                                  shares of Citizens Class A
                                                  Common Stock to be issued
                                                  cannot be changed without the
                                                  approval of the shareholders
                                                  of ALFC. In addition, the
                                                  Merger Agreement may be
                                                  terminated and amended at any
                                                  time prior to the Effective
                                                  Date by unanimous consent of
                                                  the parties; by any of the
                                                  beneficiaries to conditions
                                                  precedent to the consummation
                                                  of the Merger unless the
                                                  condition has been satisfied
                                                  or waived; by any party if any
                                                  suit, action, or proceedings
                                                  pending in a court or
                                                  governmental agency threatens
                                                  to prohibit the transactions
                                                  contemplated by the Merger; or
                                                  if any party has discovered
                                                  any material error in the
                                                  representations
                                                  of the other parties. See
                                                  "Proposed Merger--Termination
                                                  or Amendment of the Merger
                                                  Agreement."

ELECTION OF DIRECTORS                             An additional item to be
                                                  considered at the Meeting is
                                                  the election of a Board of
                                                  Directors consisting of six
                                                  members to hold office until
                                                  (i) the Merger is consummated;
                                                  or (ii) if the Merger is not
                                                  consummated, until the next
                                                  annual meeting of shareholders
                                                  and until their successors
                                                  shall be elected and shall
                                                  qualify. See "Election of
                                                  Directors."

OTHER MATTERS                                     The ALFC Board knows of no
                                                  other matters that will come
                                                  before the Meeting. If any
                                                  additional matters come before
                                                  the Meeting, the proxies will
                                                  be voted at the discretion of
                                                  the proxy holder.

                           COMPARITIVE PER SHARE DATA

The following table compares the historical and pro forma per share data for Citizens and ALFC. The pro forma data reflects the Merger as if it were accounted for as a purchase. The data contained in the table is based upon the historical and pro forma financial statements appearing elsewhere herein and should be read in conjunction with the financial statements and the related notes (all data in thousands, except per share amounts).

                                       HISTORICAL
                                        CITIZENS          HISTORICAL
                                         CLASS A             ALFC                            EQUIVALENT SHARE
                                      COMMON STOCK       COMMON STOCK       PRO FORMA           ALFC COMMON
                                      ------------       ------------       ---------        ----------------
Income per share
before extraordinary items
Year Ended December 31, 1994                 $0.25            $(0.20)           $0.25                 $0.28

Book value per share at
December 31, 1994                            $1.99            $ 3.82            $2.75                 $3.03

         Equivalent per share data was computed by multiplying the pro forma per share amounts by the exchange rate. No cash dividends have been paid by either Citizens or ALFC.

             SELECTED SUMMARY FINANCIAL INFORMATION CITIZENS, INC.
                       INTRODUCTION TO PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS


         The following unaudited pro forma condensed consolidated balance sheet, as of March 31, 1995, reflects the purchase of ALFC by Citizens as if it occurred on March 31, 1995. The unaudited pro forma condensed consolidated income statements, for the year ended December 31, 1994 and the three months ended March 31, 1995, reflect the purchase of ALFC as if it had occurred on January 1, 1994 and January 1, 1995, respectively. These financial statements should be read in conjunction with the accompanying notes and the separate historical financial statements of Citizens and ALFC included elsewhere herein. These pro forma financial statements include also the planned acquisition of Insurance Investors & Holding Co. ("Insurance Investors" or "II").



         Management's estimate of the impact of applying purchase accounting, as if the two acquisitions had occurred as described above, is presented below.
The unaudited pro forma financial information is not necessarily indicative either of the results of operations that would have occurred had the acquisition been consummated at the beginning of 1994 or 1995 or of future results of operations of the consolidated entities.


         Some assumptions used to prepare the following pro forma financial statements differed as between the historical and pro forma assumptions. Earned interest for the historical was 6.5 to 7.0%, whereas the pro forma assumption was 7.0%. For the historical, acquisition expense per life policy underwriter was $80-$100, and pre-need was $30, and accident and health ("A&H") was $5. The respective pro forma expense assumptions were $92-$96 and $30-$40, and for A&H, $66.40. Maintenance expense, for the historical was assumed to be $0 for both life and A&H, while for pro forma purposes, the life assumptions were $40 (premium paying) and $20 (paid up), and A&H was $40. Commission assumptions for historical A&H were actual commission scale less 20% of premium generally, but not less than 0. Pro forma A&H commission assumptions were based on actual commission scale. Servicing commissions for historical on both life and A&H were 0%, while for pro forma the assumption as 2%. All other assumptions were the same between historical and pro forma.

         Pro forma Management's Discussions and Analyses of Financial Condition and Results of Operations immediately follow the respective pro forma financial statements.

                 PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                                   (UNAUDITED)


                                 HISTORICAL
                                CITIZENS INC.   HISTORICAL     HISTORICAL       PURCHASE
                                     AND         ALFC AND       INSURANCE    ADJUSTMENTS AND      PRO-FORMA
                                SUBSIDIARIES   SUBSIDIARIES     INVESTORS     ELIMINATIONS      CONSOLIDATED
                                ------------   ------------    ----------    ---------------    ------------
Revenues:

Premiums                            $ 43,861        7,698             53                            $51,612
Net investment income                  5,296        1,026            108                              6,430
Other                                     55          189              0                                244
                                      ------        -----            ---                             ------
     Total revenues                   49,212        8,913            161                             58,286

Benefits and Expenses

Policy benefits                       31,301        4,975             93                             36,369
Commissions                           12,382          513              0                             12,895
Capitalization of DAC                (13,128)      (1,166)             0            658 (a)         (13,636)
Amortization of DAC                    7,204        1,453              4        (1,385) (a)           7,276
Amortization of cost
  of insurance acquired                  421            0              0            611 (a)           1,032
Amortization of other
 intangibles                                                                        207 (b)             207
Amortization of excess
  of cost over net assets
  acquired                               186            0              0            438 (c)             624
Other expenses                         5,079        3,688            192                              8,959
                                      ------        -----            ---                             ------
Total benefits and
  expenses                            43,445        9,463            289            529              53,726
                                      ------        -----            ---            ---              ------
Income before taxes                    5,767         (550)          (128)          (529)             $4,560
Net income per share                                                                                 $ 0.25(d)


                                    I-XVIII

EXPLANATION OF PRO-FORMA ADJUSTMENTS AS OF DECEMBER 31, 1994 AND FOR THE YEAR THEN ENDED:


         (a) Deferred policy acquisition costs are reflected in the accompanying pro-forma financial statements as follows:



         Historical Citizens                   $34,537

         Reverse historical ALFC and II          7,001

         Total Historical DAC                   41,538

         Reverse Historical ALFC and II         (7,001)

         Capitalization of post-purchase DAC       580

         Amortization of post-purchase DAC         (72)

         Net DAC                               $35,045


         Cost of insurance acquired is presented in the accompanying pro-forma financial statements as follows:

         Historical Citizens                            $ 2,272

         ALFC and II cost of insurance capitalized        6,717

         Interest acrued at 7%                              470

         Amortization of ALFC and II cost of insurance   (1,081)

         Pro-forma cost of insurance acquired           $ 8,378




         (b) Allocation of purchase price to identifiable intangible assets, net of amortization of $207,000. Identifiable intangible assets include state licenses and agency force and are being amortized over 10 years.



         (c) Excess of cost over net assets acquired was calculated as follows:
(in thousands)


                                        ALFC             II          Total
 Acquisition of common
   stock                               $17,575            929        18,504
 Estimated fair value of                (8,790)          (940)        9,730
   net assets acquired                 -------           -----       ------


 Excess of cost
   (purchase price) over
   net assets acquired                 $ 8,785            (11)        8,774
                                       =======            ====        =====

         The excess of cost over net assets acquired is being amortized over a 20-year period and is shown on the accompanying pro-forma financial statements net of accumulated amortization of $438,000.

         (d) Calculated using estimated common shares outstanding of 19,433,080.

PRO FORMA MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITIONS AND
RESULTS OF OPERATIONS


YEAR ENDED DECEMBER 31, 1994 (PRO FORMA BASIS)

Net income for the year ended December 31, 1994 was $4,560,000. Revenues increased to $58,286,000. The merger of ALFC was the primary reason for the increased revenues during 1995. ALFC has subsidiaries which engage in several business segments that Citizens has not focused on. Primary among such subsidiaries is the operation of funeral homes in Louisiana. Citizens intends to evaluate such operations to determine their viability following the merger; however, this business is immaterial to Citizens overall operations.

Premium income for the year ended December 31, 1994 was $51,612,000. This is the impact of the ALFC merger which increased premiums by $7,698,000 during the period. During 1995, management expects production of new premiums to reach $12.5 million as a result of the new business generated by the Company's agency force, as well as the field force of ALFC; thus, it is expected that premium income will continue to increase in future years.

Net investment income for 1994 was $6,430,000. Such income was enhanced by the $1,026,000 contribution from ALFC to earnings during the period. Management expects to evaluate the portfolio of ALFC; however it has no plan for major dispositions at this time.

Deferred acquisition costs reflect the capitalization of costs related only to 1994 production for ALFC, along with those historically capitalized for Citizens. All previously capitalized costs were accounted for as a part of the merger transaction.

Underwriting, acquisition, insurance and other expenses were $8,959,000 for the year. These expenses include the expenditures of ALFC and II for the year 1994. Management believes that reductions in such level of overhead are attainable in future years; however, such reductions cannot be achieved until such time as ALFC's data processing system is converted to Citizens' data processing system, which Management does not forsee occurring until sometime in 1996. Even after that time, reductions cannot be realized until Management has made a complete evaluation of the affairs of ALFC following the transaction. Management has not made an estimate of the amount of overhead reduction anticipated, but believes overhead can be reduced in future years as the result of economies of scale being achieved as the various companies operations are integrated.

The amortization of the excess of cost over net assets acquired in the ALFC transaction is based on an amortization of 20 years. The 20 year period is based upon the expected life of the in force block of business acquired in the transaction. Based upon an actuarial evaluation of the business and its historical runoff, significant portions of the life and accident and health business remain in force after 20 years. Management believes the amortization period best provides a correlation between the amortization and the run off of the business. The amortization of the cost of insurance acquired is based upon the proportion of the profit to the expected lives of the respective policies. Intangible assets acquired in the transaction which are primarily the state licenses of ALFC and its agency force, are amortized over a period of 10 years.

ALFC has certain net operating loss carryforwards of more then $1.3 million at the end of 1994. Although such carryforwards are significant, Management believes them to be of little value to the combined entities following the merger as the result of limitations imposed upon their utilization by the Internal Revenue Code.

             PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                             (AMOUNTS IN THOUSANDS)

                      PRO-FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1995
                                   (UNAUDITED)

                                  HISTORICAL                                           PURCHASE
                                 CITIZENS INC       HISTORICAL     HISTORICAL       ADJUSTMENTS AND
                               AND SUBSIDIARIES      ALFC AND      INSURANCE         ELIMINATIONS                PRO-FORMA
                ASSETS                             SUBSIDIARIES    INVESTORS                                    CONSOLIDATED
                ------         ----------------    ------------    ----------       ---------------             ------------
Long term Investments              $ 95,600           $14,519          $2,193            $(1,060)  (a)             $111,252
Short term Investments                    0             1,021               0                  0                      1,021
                                    -------           -------          ------            -------                   --------
      Total Investments              95,600            15,540           2,193             (1,060)                   112,273

Cash                                  3,953               607             132                                         4,692
Other receivables                     1,430               683               0                                         2,113
Accrued investment
  income                              1,275               295              33                                         1,603
Deferred policy
  acquisition costs                  35,191             6,840              49             (6,856)  (b)               35,224
Cost of Insurance
  acquired                            2,226                 0               0              5,906   (c)                8,132
Excess of cost over net
 assets acquired                      3,298                 0               0              8,981   (c)               12,279
Other intangible assets                   0                 0               0              1,816   (e)                1,816
Deferred taxes                          889             1,752               0               (980)  (g)                1,661
Other assets                          8,616               757               2                  0                      9,375
                                    -------           -------          ------            -------                   --------

         Total Assets              $152,478           $26,474          $2,409            $ 7,806                   $189,167


                                   I-XXIII

                                 MARCH 31, 1995
                                   (UNAUDITED)


                                  HISTORICAL        HISTORICAL      HISTORICAL         PURCHASE
      LIABILTIIES AND            CITIZENS INC        ALFC AND       INSURANCE       ADJUSTMENTS AND              PRO-FORMA
     STOCKHOLDERS EQUITY       AND SUBSIDIARIES    SUBSIDIARIES     INVESTORS        ELIMINATIONS               CONSOLIDATED
     -------------------       ----------------    ------------     ----------      ---------------             ------------
Future policy benefit
  reserves                        $104,153            $14,084         $  717            $    559  (f)             $119,513
Other policyholder
  liabilities                        8,590              1,806            363                                        10,759
Other liabilities                    2,417                339             33                                         2,789
Notes payable                          695                  0            296                                           991
Deferred tax liability                   0              1,831              0              (1,831) (h)                    0
Minority interest                        0                 16             93                (109) (h)                    0
                                  --------            -------         ------            --------                  --------
      Total liabilities            115,855             18,076          1,502              (1,381)                  134,052

Class A common stock                21,457                256            819              17,423  (h)               39,955

Class B common stock                   283                  0             47                 (47) (h)                  283

Preferred stock                          0                262              0                (262) (h)                    0
Additional Paid-in
  capital                                0              6,024            576              (6,600) (h)                    0
Unrealized loss on
  investments                       (1,676)                 0           (18)                 (18) (h)               (1,676)

Retained earnings                   18,740              1,856          (508)              (1,353) (h)               18,733
                                    38,804              8,398            916               9,178                    57,296
Treasury stock                      (2,181)                 0             (9)                  9                    (2,181)
                                  --------            -------         ------            --------                  --------
     Total stockholders
           equity                   36,623              8,398            907               9,187                    55,114
                                  --------            -------         ------            --------                  --------
    Total liabilities and
     stockholders equity          $152,478            $26,474         $2,409              $7,806                  $189,167

                 PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       FOR THE QUARTER ENDED MARCH 31 1995
                                   (UNAUDITED)


                                     HISTORICAL                                                 PURCHASE
                                    CITIZENS INC.         HISTORICAL       HISTORICAL          ADJUSTMENTS
                                        AND                ALFC AND        INSURANCE              AND            PRO-FORMA
                                    SUBSIDIARIES         SUBSIDIARIES      INVESTORS           ELIMINATORS      CONSOLIDATED
                                    ------------         ------------      ---------           -----------      ------------
Revenues:
Premiums                               $   9,358           $ 1,867            $ 14                                 $11,239
Net investment income                      1,487               285              23                                   1,795
Other                                       (11)                71               0                  0                   60
                                       --------            -------            ----              -----              -------
       Total revenues                     10,834             2,223              37                  0               13,094
Benefits and Expenses
Policy benefits                            7,252               712              32                                   7,996
Commissions                                2,464                 0               0                                   2,464
Capitalization of DAC                    (2,543)                 0               0               (125)(b)           (2,668)
Amortization of DAC                        1,890               370               3               (281)(b)            1,982
Amortization of cost
  of insurance acquired                       92                 0               0                200 (c)              292
Amortization of Other
  intangibles                                  0                 0               0                102 (d)              102
Amortization of excess
  of cost over net assets
  acquired                                     0                 0               0                110 (e)              110
Other expenses                             1,343               763              34                  0                2,140
                                        --------            -------            ----              -----              -------
     Total benefits and
         expenses                         10,498             1,845              69                  6               12,418
                                       --------            -------            ----              -----              -------
Income before taxes                     $    336           $   378            $(32)             $  (6)             $   676
Net income per share                                                                                               $  0.03
                                                                                                                       (i)

       EXPLANATION OF PRO-FORMA ADJUSTMENTS AS OF MARCH 31, 1995 AND FOR QUARTER THEN ENDED:

         (a) Adjustment necessary to record acquired fixed maturities at market value.

         (b) Deferred policy acquisition costs are reflected in the accompanying pro-forma financial statements as follows:

                   Historical Citizens                          $35,191

                   Historical ALFC and II                         6,889

                   Historical DAC                                42,080

                   Reverse historical ALFC and II                (6,889)

                   Capitalization of post-purchase DAC              125

                   Amortization of post-purchase DAC                (92)

                   Net DAC                                      $35,731

         (c) Establish cost of insurance acquired. Cost of insurance acquired represents the estimated present value of future profits in the acquired business This amount was calculated as the difference between ALFC's and II's historical future policy benefit reserves and the estimated gross premium reserve at March 31, 1995. The gross premium reserve was estimated assuming a level interest yield of 7%. Life mortality was based on appropriate multiples of the 1965-70 Select and Ultimate and the Ultimate Intercompany Table and withdrawals based on Linton B and BB tables as deemed appropriate based on individual life plan experience. Accident and health morbidity was based on multiples of 1974 Cancer tables, Stroke/Heart Attack Indemnity Table, 1985 NAIC Cancer Tables and published claim costs and withdrawals based on Linton C and CC Tables as deemed appropriate based on individual health plan experience. Cost of insurance acquired is being amortized in proportion to the profit over insurance the lives of the respective policies.

                  Cost of insurance acquired is presented in the accompanying pro-forma financial statements as follows:

                      Historical Citizens                       $2,226

                      ALFC and II cost of insurance
                        capitalized                              6,101

                      Interest accrued @ 7%                        105

                      Amortization of ALFC and II cost
                        of insurance                              (300)

                      Pro-forma cost of insurance
                        acquired                                $8,132


                  Estimated amortization of cost of insurance acquired assuming a purchase date of January 1, 1995 is $482,000, $433,000, $390,000, $360,000 and $336,000 for each year respectively in the five year period ending December 31, 1999.


         (d) Allocation of purchase price to identifiable intangible assets, net of amortization of $51,000. Identifiable intangible assets include state licenses and agency force and are being amortized over 10 years.

         (e) Excess of cost over net assets acquired was calculated as follows: (in thousands)


                                                                    ALFC          II         TOTAL
                                                                    ----          --         -----
                             Acquisition of common
                               stock                              $ 17,575        929        18,504
                             Estimated fair value of
                               net assets acquired                  (8,583)      (940)       (9,523)
                             Excess of cost
                               (purchase price) over
                               net assets acquired                $  8,992        (11)        8,981

                  The excess of cost over net assets acquired is being amortized over a 20-year period.

         (f) Revaluation of policy benefit reserves to reflect Company reserve assumption with regard to interest rates, lapse rates and surrenders.

         (g) Establish deferred taxes for basis differences between book and tax value of assets and liabilities at March 31, 1995.

         (h) Eliminate ALFC and II capital, minority interest, and retained earnings and record the cost of net assets acquired as increased capital of the Company due to the issuance of additional Class A common shares.

         (i) Calculated using estimated common shares outstanding of 19,433,080.

PRO FORMA MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

THREE-MONTHS ENDED MARCH 31, 1995 (PRO FORMA BASIS)

Net income for the three-months ended March 31, 1995 was $676,000. Revenues increased to $13,094,000. The merger of ALFC was the primary reason for the increased revenues during 1995. ALFC has subsidiaries which engage in several business segments that Citizens has not focused on. Primary among such subsidiaries is the operation of funeral homes in Louisiana. Citizens intends to evaluate such operations to determine their viability following the merger; however, this business is immaterial to Citizens overall operations.

Premium income for the first three months of 1995 was $11,239,000. This 33.1 percent increase is the result the impact of the ALFC merger which increased premiums by $1,867,000 during the period. During 1995, management expects production of new premiums to reach $12.5 million as a result of the new business generated by the Company's agency force, as well as the field force of ALFC.

Net investment income in the first three months of 1995 was $1,795,000. Such income was enhanced by the $285,000 contribution from ALFC to earnings during the period. Management expects to evaluate the portfolio of ALFC; however, has no plan for major dispositions at this time.

Deferred acquisition costs reflect the capitalization of costs related only to 1995 production for ALFC, along with those historically capitalized for Citizens. All previously capitalized costs were accounted for as a part of the merger transaction.

Underwriting, acquisition and insurance expenses were $2,140,000 following the transaction. Management believes that reductions in such level of overhead are attainable in future years; however, such reductions cannot be achieved until such time as ALFC's data processing system is converted to Citizens' data processing system, which Management does not forsee occurring until sometime in 1996. Even after that time, reductions cannot be realized until Management has made a complete evaluation of the affairs of ALFC following the transaction. Management has not made an estimate of the amount of overhead reduction anticipated, but believes overhead can be reduced in future years as the result of economics of scale being achieved as the various companies' operations are integrated.

The amortization of the excess of cost over net assets acquired in the ALFC transaction is based on an amortization of 20 years. The 20 year period is based upon the expected life of the in force block of business acquired in the transaction. Based upon an actuarial evaluation of the business and its historical runoff, significant portions of the life and accident and health business remain in force after 20 years. Management believes the amortization period best provides a correlation between the amortization and the run off of the business. The amortization of the cost of insurance acquired is based upon the proportion of the profit to the expected lives of the respective policies. Intangible assets acquired in the transaction which are primarily the state licenses of ALFC and its agency force, are amortized over a period of 10 years.

ALFC has certain net operating loss carryforwards of more then $1.3 million at the end of 1994. Although such carryforwards are significant, Management believes them to be of little value to the combined entities following the merger as the result of limitations imposed upon their utilization by the Internal Revenue Code.

                                   I-XXVII

                                  RISK FACTORS

         The following risk factors, in addition to those discussed elsewhere in this Proxy Statement-Prospectus, should be considered carefully in evaluating Citizens and its business.

         SIGNIFICANT MARKET OVERHANG. Citizens has filed a registration statement on Form S-3 with the Securities and Exchange Commission ("SEC") relating to the public offer and sale by certain holders of Citizens Class A Common Stock, including Harold E. Riley, Chairman of the Board of Citizens. The registration statement relates to approximately 6,296,000 shares of Class A Common Stock or approximately 39.2% of the Citizens Class A Common Stock outstanding before the Merger. This registration statement has not been declared effective by the SEC, although Citizens intends to request effectiveness as soon as possible. It may be assumed that sales of significant amounts of these shares in the public market could have a depressive effect on the price of the Citizens Class A Common Stock. Further, the prospect of such significant amounts of shares being offered into the public market place may have a depressive effect on the price of the Citizens Class A Common Stock.

         RECENT SALE OF SHARES AND EFFECT THEREOF. On October 27, 1994, Citizens completed an offering of 916,375 shares of its Class A Common Stock under an exemption from registration under the Securities Act of 1933. The offering was made under Regulation S, which provides that shares which are offered outside of the United States to non-United States persons pursuant to certain specific guidelines may be resold in the United States by persons who are not issuers, underwriters or dealers following the expiration of a 40-day period after the close of the offering period. The offering price per share was $7.00. The closing market price of the Class A common shares on the date the offering commenced (May 2, 1994) was $7.75 per share (as reported on the American Stock Exchange). Gross proceeds raised were $6,414,625 and net proceeds were approximately $5,400,000. On December 21, 1994, Citizens contributed $5,200,000 to its wholly-owned life insurance subsidiary. The subsequent resale of the Citizens Class A shares sold in this offering into the public market could adversely affect the price of the Citizens Class A Common Stock and it may be assumed that overseas investors would have more of an incentive to sell their Class A common shares because the price they paid for such stock is $7.00 per share.


         PROPOSED OFFERING OF 3,500,000 SHARES OF CITIZENS CLASS A COMMON STOCK OUTSIDE THE UNITED STATES AND EFFECT THEREOF. In May 1995, Citizens began an offering of up to 3,500,000 shares of an offering of up to 3,500,000 shares of Class A Common Stock outside the United States pursuant to a safe harbor rule relating to an exemption from registration under the Securities Act of 1933. Citizens has restricted the transfer of such shares for a period of three years following the initial purchase, and a legend to such effect will be placed on each certificate for such shares. The initial offering price is $7.50 per share, which is a discount to the current market price of the Citizens Class A Common Stock as quoted on the American Stock Exchange.


         Management is unable to determine how successful the offering will be. In the event all 3,500,000 shares are sold, the Company would realize gross proceeds that management estimates would be in the range of $25 to $30 million, based upon the current trading price of the Citizens Class A Common Stock. Assuming the Merger is consummated, the issuance of the shares would have the effect of increasing the aggregate number of Class A common shares outstanding by approximately 18%.

         Subsequent resale of these shares in the United States could have a depressive effect upon the price of the Class A common shares, and it may be assumed that overseas investors would have more of an incentive to sell their Class A common shares because the price they paid for such stock will probably be lower than the trading price of the Class A Common Stock.

         DEPENDENCE ON CITIZENS' CHAIRMAN. Citizens relies heavily on the active participation of its Chairman of the Board, Harold E. Riley. The loss of his services would likely create a significant adverse effect on Citizens. Citizens does not have an employment agreement with Mr. Riley, but does have "key man" life insurance on Mr. Riley totaling $1.25 million of which Citizens is the beneficiary. Citizens has no disability insurance regarding Mr. Riley.

         CONTROL. The shares of outstanding Class B Common Stock of Citizens, 100% of which is owned indirectly (through the Harold E. Riley Trust) by Harold
E. Riley, Chairman of the Board of Citizens, have the right to elect a simple majority of the Board of Directors of Citizens. This right may make it more difficult and time consuming for a third party to acquire control of Citizens or to change the Board of Directors of Citizens. Additionally, Mr. Riley is the largest Class A shareholder. As a practical matter, Mr. Riley has veto power over significant corporate transactions.

         CONCENTRATION OF BUSINESS FROM PERSONS RESIDING IN THIRD WORLD COUNTRIES. For the years ended December 31, 1994 and 1993, approximately 91.8% and 92.5%, respectively, of Citizens' total insurance premium revenue was derived from policies issued on the lives of Latin Americans. The policies issued to such persons are ordinary, whole-life policies with an average face amount of $60,000 and are marketed by independent marketing firms primarily to heads of households which are in the top 3% to 5% income bracket of such countries. Virtually all of the new business of Citizens' present life insurance subsidiary comes from Latin America as well. There is a risk of loss of a significant portion of sales to Latin Americans should adverse events occur in the countries from which Citizens receives applications. To minimize inherent risk, Citizens is not chartered as an insurance company in any foreign country, maintains no assets or employees in foreign countries, accepts only applications and premiums remitted directly to its main office in United States currency drawn on U.S. banks, and includes various limitations to coverage which are designed to minimize exposure to loss caused by social, economic and political conditions. Citizens is not aware of any adverse trends in these countries which would have a material adverse impact on the Company's business. Furthermore, management believes that political or economic instability in these countries would likely have a favorable impact on its business since such instability would generally strengthen the demand for U.S. dollar-denominated policies.

         INABILITY TO ELECT DIRECTORS. The Class A Common Stock of Citizens being offered hereby represents a minority interest in Citizens. As cumulative voting of shares is not permitted by the Articles of Incorporation of Citizens, the shareholders of Citizens will not be in a position to elect any of Citizens' directors or to otherwise control Citizens. Also, the Class B Common Stock of Citizens elects a simple majority of the Citizens' Board. Therefore, as a practical matter, control of Citizens lies outside the Class A shareholders. See "Comparison of Rights of Security Holders."

         NO DIVIDENDS. To date, Citizens has not paid cash dividends and its current policy is to retain earnings for use in the operations and expansion of its business. Hence, it is highly unlikely that cash dividends will be paid in the near future. Also, the Class A Common Stock of Citizens has a right to twice the cash dividends of the Class B shares. Because the Class B shareholders control Citizens, there is little economic incentive for the Class B shareholders to decide that cash dividends should be paid when they will receive only one-half of the per share cash dividends of the Class A Common shares, except that the holders of Class B Common shares are also the largest holders of Class A Common shares of Citizens.

         PERSISTENCY. Persistency is the extent to which policies sold remain in force. Policy lapses over those actuarially anticipated could have an adverse effect on the financial performance of Citizens. Policy sales costs are deferred and recognized over the life of a policy. Excess policy lapses, however, cause the immediate expensing or amortizing of deferred policy sales costs. As long as Citizens maintains lapse and surrender rates within its pricing assumptions for its insurance policies, Citizens believes that the present lapse and surrender rate should not have a material adverse effect on financial results. For the years ended December 31, 1994, 1993 and 1992, the Citizens' lapse ratio on ordinary business was 5.1%, 6.7% and 6.5%, respectively. In addition, most of Citizens' ordinary whole life policies are sold to residents of Latin American countries. Most of the foreign policyholders have elected, through independent third party trustees located outside the United States, to have their cash dividends be used to accumulate ownership of the Citizens Class A Common Stock in the open market. Management believes that this arrangement serves to maintain persistency which is high by industry standards, as demonstrated by a comparison of Citizens' persistency rates against a commonly-used scale of persistency in the industry.

         COMPETITION. The life insurance business is highly competitive and consists of a number of companies, many of which have greater financial resources, longer business histories, and more diversified lines of insurance coverage than Citizens. Such companies also generally have larger sales forces. Citizens also faces competition from companies located within foreign countries that conduct marketing in person and have direct mail sales campaigns. Citizens may be at a competitive disadvantage in competing with these entities although management believes the products of Citizens purchased by its policyholders are competitive in the marketplace. Competition in the market in which Citizens competes is from three sources. First, Citizens competes with companies who are formed and operated within a particular county. These type of companies are subject to risks of currency fluctuations and generally use mortality tables which are based on the experience of the local population as a whole. As a result, their prospects of providing an economic return to policyholders is more uncertain than a U.S. dollar-based policy and their statistical cost of insurance is much higher than Citizens because they use mortality tables that are based on significantly shorter life spans than those that Citizens uses. The second source of competition is from companies who are not formed within a given country but are using local currencies. Again, the use of local-based currencies entails greater risks of uncertainty, due to fluctuations of local currencies and perceived instability and weakness of local currencies. Management has observed that these first two types of companies tend to sell universal life and annuities versus whole or ordinary life, which is the predominant type of life insurance sold by Citizens. Citizens sells primarily whole life policies. Finally, Citizens faces competition from companies who operate in the same mode as Citizens. Management believes that Citizens' competitive advantages include a history of performance, its sales force and its product, which has consistently paid a policy cash dividend.

         REGULATION. Insurance companies are subject to comprehensive regulation in the jurisdictions in which they do business under statutes and regulations administered by state insurance commissioners. Such regulation relates to, among other things, prior approval of the acquisition of a controlling interest in an insurance company; standards of solvency which must be met and maintained; licensing of insurers and their agents; nature of and limitations on investments; deposits of securities for the benefit of policyholders; approval of policy forms and premium rates; triennial examinations of insurance companies; annual and other reports required to be filed on the financial condition of insurers or for other purposes; and requirements regarding reserves for unearned premiums, losses and other matters. Citizens is subject to this type of regulation in any state in which it is licensed to do business. Such regulation could involve additional costs and restrict operations.

         Citizens is currently subject to regulation in Colorado under the Colorado Insurance Holding Company Act. Intercorporate transfers of assets and dividend payments from Citizens' life insurance subsidiaries are subject to prior notice and approval if they are deemed "extraordinary" under these statutes. Citizens is required under Colorado insurance laws to file detailed annual reports with the Colorado Division of Insurance and all of the states in which it is licensed. The business and accounts of life insurance subsidiaries of Citizens are subject to examination by the Colorado Division of Insurance. The most recent triennial examination of Citizens' life insurance subsidiary was for the year ended December 31, 1991.

         Citizens is currently not subject to regulation in the various countries in which its independent agents sell insurance policies, because it provides persons insurance that is not available in the country in which such persons reside and does not conduct business in such countries. However, there can be no assurance that such lack of regulation will continue. Management is not able to predict the effect of any such regulation of the business of Citizens.

         TRANSACTIONS WITH AFFILIATES. In the past, Citizens has completed a number of substantial transactions with its affiliates. The largest such transaction occurred on April 25, 1991 when the Board of Directors of Citizens, with Harold Riley and Rick Riley abstaining, approved an Asset Transfer Agreement ("Agreement") whereby Citizens acquired all of the assets and liabilities of HERMAR Corporation ("HERMAR"), a corporation 100% owned by Harold
E. Riley and members of his family, in exchange for Citizens Class A and Class B Common Stock. Under the terms of the Agreement, HERMAR transferred to Citizens all of its assets, principally commercial real estate and Citizens Class A and B Common Stock, in exchange for 665,162 shares of newly issued Citizens Class A Common Stock plus the exchange of 7,047,474 Class A and 621,049 Class B common shares. The consideration was based on the market value of the net assets transferred compared to the mean of the bid and ask price of Citizens Class A Common Stock for the period from April 1, 1991 to April 19, 1991. The transaction was consummated in July 1991 with an effective date of April 1, 1991. Management does not believe that the frequency or magnitude of these transactions will occur in the future, although as a practical matter, Citizens and its affiliates are not restricted from entering into additional business relationships in the future. The transactions entered into with affiliates have been, in the opinion of management, on terms as favorable to Citizens as were obtainable from unaffiliated third parties. Citizens requires that all officers and directors disclose conflicts of interest to the Board of Directors. Additionally, all material contracts that involve affiliates are approved by the Board of Directors, and in such approval, affiliates have abstained from participation in the voting process.

         UNINSURED CASH BALANCES. Citizens maintains average cash balances in two primary depositories that are significantly in excess of Federal Deposit Insurance Corporation coverage, Texas Commerce Bank, Austin, Texas and Frost National Bank, Austin, Texas. If these depositories were to cease business, Citizens would likely lose a substantial amount of its cash. At December 31, 1994, Citizens had approximately $1.69 million in Texas Commerce Bank and approximately $1.27 million in Frost National Bank. However, management monitors the solvency of these depositories and does not believe a material risk of loss exists since both institutions are currently above the federally mandated levels of capital and liquidity. Management utilizes short-term U.S. Treasury securities as well as top-rated commercial paper issues as vehicles for managing temporary excess cash balances, and expects to continue the practice during 1995.

         ECONOMIC STATE OF THE INSURANCE INDUSTRY. The United States life insurance industry as a whole has, during the past several years, suffered substantial losses on investments, which has reduced the financial stability of several insurance companies. Management believes that the main causes of industry losses have been excessive investment in high yield bonds and real estate. The life insurance subsidiary of Citizens has minimal holdings in high yield bonds, and its real estate holdings are primarily limited to relatively small, seasoned first mortgages on homes. Although the mortgage loans do create credit risk, management believes the risk exposure to such loss is relatively minor, since the average size of each mortgage is $28,000. Management believes that these factors leave Citizens with a small investment loss risk compared to that which the industry as a whole is exposed. However, Citizens and every insurance company are subject to the effects of fluctuating interest rates and investment spread risks.

         INTEREST RATE VOLATILITY: INVESTMENT SPREAD RISKS. Profitability in the insurance industry is affected by fluctuations in interest rates. Of prime importance in achieving profitability is an insurance company's ability to invest premiums at a higher interest rate than the interest rate credited to existing policies. Rapid decreases or increases in interest rates may affect an insurance company's ability to maintain a positive spread between the yield on invested assets and the assumed interest rate credited to policy reserves. Rapid interest rate changes could cause increased lapses of policies in force, although management believes the effect of such rate changes would be minimal since Citizens does not issue interest sensitive or Universal Life insurance policies and has only a small block of annuity business.

                          COMBINED ANNUAL AND SPECIAL

                        Date, Time and Place of Meeting


         A Combined Annual and Special Meeting of Shareholders (the "Meeting") of American Liberty Financial Corporation ("ALFC") will be held on September 14, 1995 at 10:00 a.m., Central Time, at the Baton Rouge Country Club, Second Floor, Fairway Room, 8551 Jefferson Highway, Baton Rouge, Louisiana.


BUSINESS TO BE TRANSACTED AT THE MEETING


         This Proxy Statement-Prospectus, the mailing of which commenced on August 15, 1995, is being furnished to shareholders of ALFC in connection with the solicitation of proxies by the Board of Directors of ALFC for use at the Meeting and at any adjournments thereof. At the Meeting, holders of ALFC Common Stock will be asked to consider and vote upon approval of a Plan and Agreement of Merger dated December 8, 1994 ("Merger Agreement") under which Citizens Acquisition, Inc., a wholly-owned subsidiary of Citizens, Inc. will merge with and into ALFC, with the shareholders of ALFC receiving shares of Citizens, Inc. as consideration in the transaction (the "Merger"). Pursuant to the Merger Agreement, ALFC shareholders will receive in the Merger one and one-tenth (1.10) share of Citizens, Inc. Class A Common Stock for each share of ALFC Common Stock held, and 2.926 shares of Citizens, Inc. Class A Common Stock for each share of ALFC Preferred Stock held.


         Nominees to act as directors of ALFC until the Merger is consummated, or for the ensuing year if the Merger is not consummated, will also stand for election at the Meeting.

         As of the date of this Proxy Statement-Prospectus, the Board of Directors of ALFC knows of no other business that will come before the Meeting. Should any other matter requiring a vote of shareholders arise, the proxies named in the enclosed form of proxy will vote the ALFC shares in accordance with their discretion with respect to any such matter.

VOTING SECURITIES


         Only shareholders of record of ALFC Common Stock, $.125 par value, at the close of business on July 27, 1995, will be entitled to vote at the Meeting. On that date, there were issued and outstanding 2,099,296 shares of ALFC Common Stock. Each share of Common Stock is entitled to one vote per share. In addition, as of July 27, 1995, there were issued and outstanding, 10,485 shares of 8% non-cumulative, non voting Preferred Stock outstanding. The Preferred shareholders have no voting rights on any matter before the Meeting, but have the right to dissent from the Merger. See "Rights of ALFC Dissenting Shareholders to Receive Payment for Shares."


         A majority of the number of shares of outstanding ALFC Common Stock will constitute a quorum for the transaction of business at the Meeting. An affirmative vote of a majority of the voting shares present at the Meeting is required to approve the Merger.

EXECUTIVE COMPENSATION

Current Compensation

         The following table sets forth compensation of the President of ALFC and its subsidiaries individually whereby compensation exceeds $100,000. ALFC has no restricted stock awards, stock appreciation rights or long-term incentive plans for its executive officers.

                           SUMMARY COMPENSATION TABLE

                               Annual Compensation

                      (a)                          (b)           (c)           (d)            (e)
                                                                                             Other
                                                                                             Annual
      Name and Principal Position                 Year         Salary         Bonus       Compensation
      ---------------------------                 ----         ------         -----       ------------
James Ira Dunham,                                  1994        $139,054        -0-         $ 14,208
President and Chairman                             1993          95,134        -0-           15,699
of the Board                                       1992          90,010        -0-           17,824

         Included in (e) "Other Annual Compensation" is insurance payments totaling $10,046 in 1992, $12,106 in 1993 and $11,764 in 1994; Board fees of
$2,400 a year in 1992, 1993 and 1994; and commissions of $5,378 in 1992, $1,193 in 1993 and $44 in 1994.

Compensation of Directors

         ALFC and its subsidiaries have no arrangements by which directors are compensated for services as Directors, for committee participation or special assignment, other than a directors' attendance fee of $400 per meeting adopted November 1988.

ALFC VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


         The following table sets forth, as of July 27, 1995, the shares of ALFC Common Stock held by each person who is known to ALFC to be the beneficial owner of more than 5% of the ALFC's voting securities. Mr. Dunham, a nominee, is a control person of ALFC.


                        Name and Address                              Amount and Nature of               Percent
Title of Class          of Beneficial Owner                           Beneficial Ownership                of Class
- --------------          -------------------                           --------------------                --------
Common Stock            James Ira Dunham                         Record &              564,561              26.9%
                        13882 Lovett Road                        Beneficial            Shares
                        Baton Rouge, LA 70818

Common Stock            Wilfred Paul Duplessis                   Record &              106,480               5.1%
                        14261 Tiggy Duplessis Rd.                Beneficial            Shares
                        Gonzales, LA 70737

Common Stock            J.D. Weldon                              Record &              106,478               5.1%
                        62280 Belleview                          Beneficial            Shares
                        Plaquemine, LA 70764


         The following table sets forth, as of July 27, 1995, the shares of ALFC Common Stock beneficially owned by all Directors and nominees, naming them, and directors, nominees and officers of ALFC as a group, without naming them.

                                                                 Amount and Nature of                     Percent
Directors and Nominees          Title of Class                   Beneficial Ownership                     of Class
- ----------------------          --------------                  -----------------------                   --------
James Ira Dunham                Common                Record and
                                                      Beneficial Owner of          564,561 Shares           26.9%
Wilfred Paul Duplessis          Common                Record and
                                                      Beneficial Owner of          106,480 Shares            5.1
Charles Elliot Broussard        Common                Record and
                                                      Beneficial Owner of           33,674 Shares            1.6
Dr. Monroe Jackson              Common                Record and
  Rathbone, Jr.                                       Beneficial Owner of           34,073 Shares            1.6
Frank W. Harrison, Jr.          Common                Record and
                                                      Beneficial Owner of              399 Shares             (a)
John Roy Melton                 Common                Record and
                                                      Beneficial Owner of           73,780 Shares            3.5
                                                                                   -------                  ----
Directors, Nominees and
  Officers as a Group           Common                Record and
  (six persons)                                       Beneficial Owner of          812,967 Shares           38.7%
                                                                                   -------                  ----

(a)      Less than 1%.

REVOCABILITY OF PROXIES

         Any ALFC shareholder has the power to revoke his proxy before its exercise at the Meeting or any adjournment thereof by (1) giving written notice of such revocation to the Secretary of ALFC, Wilfred P. Duplessis, P.O. Box 64626, Baton Rouge, Louisiana 70896, prior to the Meeting; (2) giving written notice of such revocation to the Secretary at the Meeting; or (3) signing and delivering a proxy bearing a later date. The mere presence at the Meeting of a shareholder who has executed and delivered a valid proxy will not revoke such proxy. However, being present at the Meeting allows a shareholder to vote in person and revoke any prior proxy.

PROXY SOLICITATION

         The cost of soliciting proxies will be borne by ALFC. In addition to solicitation by mail, officers and employees of ALFC may solicit proxies by telephone and personally, although these persons will receive no compensation for such solicitation other than their regular salaries. ALFC will reimburse brokers, custodians, nominees and other fiduciaries for their charges and expenses in forwarding materials to beneficial owners of ALFC shares, which charges are not estimated to exceed $5,000 plus expenses. ALFC is obligated under the Merger Agreement to bear certain expenses concerning the preparation, including the printing of this Proxy Statement-Prospectus.

                                PROPOSED MERGER

BACKGROUND AND REASONS FOR THE MERGER

         ALFC's principal business is life insurance and its life insurance subsidiary, ALLIC, needs adequate capital and surplus to conduct and expand its business. In December 1992 ALLIC was notified by the Insurance Department of the state of Georgia that a new requirement increased the minimum capital and surplus to $1,500,000 each for all licensed companies. During the period subsequent to December 1992, ALLIC explored various possibilities that would have enabled it to meet this new minimum capital and surplus requirement. An analysis of these various possibilities convinced management that none of the available alternatives could be financially justified. As a result, ALLIC voluntarily terminated all agent contracts in Georgia effective June 30, 1993, and its license was suspended in Georgia on July 1, 1994. These capital commitments are the first of what management believes many states will require in the years to come. Thus, it is difficult for a small company such as ALLIC to conduct its business without adequate capital. See also "ALFC Management's Discussion and Analysis of Financial Condition and Results of Operations."

         In the Fall of 1994 ALFC management approached management of Citizens with respect to a possible business combination of the parties. Due to the continuing requirements of ALLIC to have sufficient capital and surplus to conduct its operations, ALFC considered the possibility of a capital injection or business combination in 1994, although it had not conducted any significant activities in this regard. After several discussions and meetings held over a several week period, a definitive agreement was executed on December 8, 1994, after it had been approved unanimously by the Board of Directors of both ALFC and Citizens.

         The valuation of the companies centered on a share exchange ratio. Management of Citizens and ALFC reviewed carefully the assets and liabilities of each company, and decided that determination of the exchange ratio should begin with a book value basis of each company, adjusted to a substantial degree to reflect values which are standard within the life insurance industry. The management of Citizens and ALFC reviewed the capital and surplus of their respective insurance subsidiaries, along with annual life insurance premium revenue valued at multiple factor depending upon the profitability of the product and paid up policy reserves. In addition, state licenses, agency force, and nonadmitted capital and surplus assets of the life insurance subsidiaries were reviewed. These values are summarized in the following table.

                                                                                 CITIZENS             ALFC
                                                                                 --------             ----
Capital and surplus of subsidiaries, along with
  a securities valuation reserve and investment reserves                        $ 9,368,000        $2,093,000

Life insurance in force as a multiple of annual premium
  revenue                                                                        92,500,000         7,732,000

Accident and health insurance in force as a factor of annual
  premium revenue                                                                   214,000         2,737,000

Paid up policy reserves and other reserves                                        1,753,000           270,000

State licenses                                                                      600,000         1,050,000

Agency force                                                                     12,500,000           700,000

Nonadmitted capital and surplus assets of subsidiaries and
  other miscellaneous values                                                     11,506,000         3,139,000

Additional capital raised through 1994 offering                                   4,500,000                 0
  of securities

(Less outstanding obligations)                                                     (787,000)(a)             0
                                                                               ------------       -----------

Total adjusted book value                                                      $132,154,000       $17,721,000
                                                                               ============       ===========

- -----------
(a)      Includes notes payable to banks.

         Non-admitted capital and surplus assets of Citizens were comprised of common stock market values in excess of permitted admissible values and the excess of market value over book value of real estate holdings. For ALFC, such amounts represented the value of subsidiaries of ALFC.

         The adjusted book value per share of Citizens was calculated by dividing the adjusted book value ($132,154,000) by the number of equivalent shares outstanding (17,443,000) for a result of $7.58 per share. For ALFC, the adjusted book values per share was determined by dividing the ALFC adjusted book value of $17,721,000 by the number of equivalent common shares issued and outstanding (approximately 2,127,000) for a result of $8.33 per share.

         The resulting values were reviewed carefully by each party. Also discussed at length were how payment would be made to ALFC shareholders, and the tax consequences of the Merger to ALFC shareholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors of ALFC believes that the Merger should be effectuated because the Board believes a fair exchange ratio will result to the shareholders of ALFC. The Board believes the exchange ratio is fair to the shareholders of ALFC because the valuation of ALFC and Citizens was performed by both parties on a consistent basis. In other words, both sides agreed that their respective companies would be valued using procedures which the management of ALFC and Citizens determined to be reasonable. In addition, the market price of Citizens Class A Common Stock was nearly eight times the price of ALFC Common Stock, thus making the trade fair from a market price viewpoint. Accordingly, the Board of Directors believes the exchange ratio and, hence the price to be received for the ALFC shares in the Merger, is fair.

         ALFC believes that Citizens goal to build a profitable, expanding life insurance holding company is consistent with the goals of ALFC. The Board of Directors and management of ALFC, after careful study and evaluation of the economic, financial, legal and market factors, believes that the Merger will provide Citizens with increased opportunity for profitable expansion of its business, which in turn should benefit ALFC shareholders who become shareholders of Citizens.

         The terms of the Merger Agreement were the result of arm's length negotiations between representatives of ALFC and Citizens. Among the positive factors considered by the Board of Directors of ALFC in deciding to approve and recommend the Merger were:

         1. The terms and conditions of the Merger Agreement, which management of ALFC believes is a fair price for the shares of ALFC;

         2. The financial condition, business assets and liabilities and management of Citizens;

         3. The financial and business prospects of Citizens as a result of being a larger company;

         4. An active market exists in the Citizens Class A Common Stock, something that is substantially lacking for the ALFC Common Stock;

         5. Economies of scale will be achieved by the two companies, particularly given that fewer regulatory filings will be required of the resulting single entity;

         6. ALFC's directors' familiarity with and review of ALFC's and Citizens' business, operations, financial condition, earnings and prospects;

         7. ALFC's directors' belief that the exchange ratio is fair to ALFC shareholders, particularly given the capital needs of ALLIC;

         8. The expectation that the Merger will generally be a tax-free transaction to ALFC and to the ALFC shareholders (see "Certain Federal Income Tax Considerations");

         9. The growth and liquidity potential to holders of Citizens Class A Common Stock compared to the historical growth and liquidity of the ALFC Common Stock and ALFC Preferred Stock;

         10. The demographics of ALFC's shareholder base and their expressed concerns regarding estate settlement, and, in that connection, desire for liquidity; the Citizens Class A Common Stock can be sold for cash to satisfy obligations of a decedent's estate, whereas it might be difficult to sell the ALFC stock, which is only sporadically traded;

         11. The ALFC Board's review of the business, operations, earnings and financial condition of Citizens on a historical, prospective and pro forma basis, and the enhanced growth opportunities for growth that the Merger makes possible;

         12. The current and prospective economic environment and competitive constraints facing small insurance companies, including ALFC;

         13. The ALFC Board's evaluation of the risks to consummation of the Merger, including the risk associated with obtaining all necessary regulatory approvals;

         14. The increased liquidity that the Merger would provide to current ALFC shareholders; and

         15. The ALFC Board's review of the possible alternatives to the Merger, the range of possible values to the ALFC shareholders of such alternatives and the timing and likelihood of actually receiving, and risks and rewards associated with seeking to obtain, those values.

         The ALFC Board did not assign any specific or relative weight to these factors in its consideration. All of the above factors contributed in determining the consideration received.

         ALFC management considered other alternatives to the Merger, which consisted of ALFC raising additional capital or a possible combination with another insurance company. ALFC determined, based on management's assessments of its ability to raise capital and preliminary discussions with outside financing sources, that ALFC would, in all likelihood, be unable to raise significant additional capital. Also, ALFC management had, from time to time over various years, informally discussed possible business combinations with other insurance entities. ALFC management determined that, based on those discussions, no business combination would result that would be as advantageous to ALFC shareholders as the Citizens proposal.

         The Board of Directors of ALFC considers the Merger particularly advantageous to ALFC shareholders in that shareholders will receive a security which, in the opinion of the ALFC Board, has the potential to achieve a greater growth and market value and which now has significantly greater market liquidity than the ALFC Common Stock. The exchange of ALFC shares solely for Citizens shares is also intended to be a tax-free exchange, thereby giving ALFC shareholders the equity participation in Citizens without initially incurring taxes. See "Certain Federal Income Tax Consequences."

         A conceivable detriment to the shareholders of ALFC of the Merger is the fact that the percentages for extraordinary growth in company size may be less for Citizens than for ALFC, because it may be considered easier to expand the size of a small company versus a company several times its size. However, based upon Citizens recent growth record, ALFC management believes Citizens, under under present circumstances, has better growth prospects than ALFC. Management is unable to articulate any other possible detriments of the Merger to ALFC shareholders. Citizens has indicated that in connection with future operations of ALLIC, Citizens intends to maintain capital and surplus of ALLIC above the required minimums under Louisiana law.

         The Board of Directors of ALFC made this determination without the assistance of a financial adviser, or a so-called "fairness opinion." The Board believes that its members spent a sufficient amount of time assessing the respective conditions of ALFC and Citizens and the terms of the Merger Agreement, and believes that the Board is in a better position to determine the fairness of the Merger than is an outside party.

BOARD RECOMMENDATION

         THE ALFC BOARD OF DIRECTORS HAS CONCLUDED THAT THE MERGER IS IN THE BEST INTERESTS OF ALFC, ITS SHAREHOLDERS AND ITS INSURANCE POLICYHOLDERS AND RECOMMENDS UNANIMOUSLY THAT ALFC SHAREHOLDERS APPROVE THE MERGER AGREEMENT AT THE MEETING.

REGULATORY REQUIREMENTS


         A condition to consummation of the Merger is the approval of the Louisiana Commissioner of Insurance, which was received on July 13, 1995. The parties do not believe the Merger is subject to any other insurance regulatory approval.


         The provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") are applicable to the Merger. Under the HSR Act and the rules and regulations adopted thereunder, the Merger cannot be consummated until notifications have been given and certain information has been furnished to the Federal Trade Commission and the Department of Justice and specified waiting-period requirements have been satisfied. Citizens and ALFC have filed notification and report forms under the HSR Act, along with requests for early termination of the waiting period, which have been granted.

         At any time before or after the consummation of the Merger, the Department of Justice, the Federal Trade Commission or any state could take such action under applicable antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger or seeking divestiture of substantial assets by Citizens or ALFC. In addition, private parties may also seek to take legal action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the Merger will not be made or, if such a challenge is made, that Citizens and ALFC will prevail.


         Neither Citizens nor ALFC is aware of any other governmental or regulatory approvals required for consummation of the Merger, other than approval of the acquisition of control of ALLIC by the Louisiana Commissioner of Insurance, received on July 13, 1995, and compliance with applicable securities laws.


TERMS OF THE MERGER AGREEMENT

         The discussion below contains a summary of the Merger Agreement attached hereto as Appendix A, which is incorporated by reference herein. Shareholders desiring to obtain a copy of the Merger Agreement may obtain it by contacting W. P. Duplessis, Suite 302, 4962 Florida Boulevard, Baton Rouge, Louisiana 70806, phone number (504) 927-9630. The Merger Agreement is also on file with the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and is available during normal business hours for inspection at such offices.


         The Merger Agreement provides that the Citizens Class A Common Stock will be delivered to be distributed at a closing ("Closing") on a closing date ("Closing Date") which shall be as soon as possible after all regulatory approvals and shareholder approvals are obtained in accordance with the law. In order for the Merger to be consummated, the Merger Agreement must be approved by the Louisiana Commissioner of Insurance, which approval was given July 13, 1995, and by holders of ALFC Common Stock. The Merger will become effective ("Effective Date") on or as soon after the Closing Date as possible. It is presently anticipated that the Effective Date will occur on or before October __, 1995, but there can be no assurance that the conditions to the Merger will be satisfied or that the Merger will be consummated on that date or any other date. The parties agreed to work diligently to consummate the proposed transaction.

RECEIPT OF CITIZENS SHARES

         If the Merger is approved at the Meeting, ALFC shareholders who do not perfect dissenters rights will be notified prior to the Closing Date of the approvals and of the anticipated Closing Date. Shareholders will also be furnished with a "Letter of Transmittal" to an exchange agent ("Exchange Agent") that will be identified in the Letter of Transmittal. DO NOT SUBMIT YOUR ALFC SHARES AT THIS TIME. IF THE MERGER IS CONSUMMATED YOU WILL BE SENT A LETTER OF TRANSMITTAL AND YOU MAY SUBMIT YOUR ALFC SHARES WITH THE LETTER. As soon as administratively feasible after the Effective Time and after receiving a properly completed Letter of Transmittal and the associated certificates from ALFC shareholders involved, the Exchange Agent will distribute the Citizens Class A Common Stock to the ALFC shareholders. Presently, Citizens plans to appoint its current stock transfer agent, American Stock Transfer and Trust Company, New York, New York, as Exchange Agent and may appoint one or more forwarding agents to accept delivery of the ALFC shares for forwarding to the Exchange Agent. The instructions accompanying the Letter of Transmittal will provide details with respect to the surrender of certificates for ALFC shares and the procedure for obtaining certificates for Citizens Class A Common Stock, including instructions for obtaining certificates for Citizens Class A Common Stock for lost or destroyed certificates of ALFC shares.

         The Exchange Agent will not be entitled to vote or exercise any rights of ownership with respect to ALFC shares held by it from time to time prior to the issuance of Citizens Class A Common Stock to former holders of ALFC shares, except that it will receive any such distributions paid or distributed with respect to the ALFC shares for the account of the persons entitled to those ALFC shares. It is not contemplated that any such distributions will be made in respect of the Citizens Class A Common Stock.

         After the Effective Date, there will be no transfers on the stock transfer books of ALFC of ALFC shares which were issued and outstanding immediately prior to the Effective Date. If after the Effective Date certificates representing ALFC shares are properly presented to ALFC, they will be canceled and exchanged for certificates representing Citizens Class A Common Stock in the ratio set forth above.

Authorization of the Exchange Agent may be terminated by Citizens at any time after six months following the Effective Date. Upon termination of such authorization, any shares of ALFC and funds held by the Exchange Agent will be transferred to Citizens or its designee, who shall thereafter perform the obligations of the Exchange Agent. If outstanding certificates for ALFC shares are not surrendered or the payment for them not claimed, they may be turned over to a governmental authority in accordance with the respective abandoned property laws of the various jurisdictions. In Colorado, the state in which Citizens is incorporated, if an owner of stock cannot be located and does not come forward for a period of five years, and if the last known address of the shareholder is in Colorado, then the stock must be turned over to the state treasurer. If the last known address of the shareholder is in another state, then the stock must be turned over to the other state if that state's laws so provide, otherwise the stock must be turned over to the state of Colorado. Abandoned property laws vary from state to state, and further discussion herein is not warranted. However, to the extent it might be permitted by abandoned property and other applicable law, such unclaimed items shall become the property of Citizens (and to the extent not in its possession shall be paid over to it) free and clear of all claims or interest of any persons previously entitled to such items. Notwithstanding the foregoing, neither the Exchange Agent nor any party to the Merger Agreement will be liable to any holder of ALFC shares for any amount paid to any governmental authority having jurisdiction of such unclaimed item pursuant to the abandoned property or other applicable law of such jurisdiction.


FRACTIONAL SHARES

         No fractional shares of Citizens stock shall be issued as a result of the Merger Agreement; rather, such shares shall evidence the right to receive a cash value per fractional share of Citizens Class A common stock equal to the average closing price of the Class A common stock of Citizens as reported on the American Stock Exchange for the five trading days prior to the Effective Date. In the event the exchange of shares results in any shareholder being entitled to a fraction less than a whole share of Citizens stock, such shareholder shall be given a cash payment of fractions thereof at the rate per share from Citizens for one share of Citizens Class A common stock as calculated in the preceding sentence.

ACCOUNTING

         It is anticipated that the Merger will be accounted for as a purchase in accordance with Generally Accepted Accounting Principles. For accounting purposes, the effective date of the transaction is proposed to be January 1, 1995.

OTHER CONDITIONS TO CONSUMMATION OF THE MERGER

         In addition to approval of the Merger by the holders of the ALFC Common Stock at the Meeting, the obligations of Citizens and ALFC to consummate the Merger are subject to the satisfaction (or waiver by the party entitled to benefit thereof) of a number of conditions, including:

         1.      The performance by each party of its respective obligations;


         2. Approval of the Commissioner of Insurance of Louisiana in accordance with the laws of Louisiana, which was received July 13, 1995;


         3. The absence of any proceedings instituted or threatened to restrain or prohibit the transactions contemplated by the Merger Agreement;

         4. The continued accuracy in all material respects of the representations and warranties made by each party in the Merger Agreement;

         5. The delivery of certain legal opinions and closing certificates, including an opinion from counsel to ALFC and Citizens to the effect that if the transactions contemplated in the Merger Agreement are consummated in accordance with the terms of the Merger Agreement, they will constitute a tax-free reorganization within the meaning of the Internal Revenue Code of 1986;

         6. Citizens may, at its option, decline to proceed with the Merger if dissenters rights are perfected by the holders of more than 2.5% of the outstanding shares of stock of ALFC (this percentage includes the common stock and the preferred stock); or

         7. Any party to the Merger Agreement may decline to proceed with the Merger if the Effective Date does not occur by October __, 1995.


         Either party may waive any conditions to its obligations to complete the Merger, except those which are required by law (such as shareholder and regulatory approval).

TERMINATION OR AMENDMENT OF THE MERGER AGREEMENT

         The Merger Agreement may be amended upon approval of the Board of Directors of each party provided that the number of shares of Citizens Class A Common Stock issuable cannot be amended without approval of the shareholders of ALFC.


         The Merger Agreement may be terminated and abandoned at any time (whether before or after the approval and adoption by ALFC shareholders) prior to the Effective Date by unanimous consent of Citizens, ALFC and ALLIC; by any of the parties who are beneficiaries to conditions precedent to the consummation of the Merger unless the matter has been satisfied or waived; by any party if any suit, action, or other proceeding is pending or threatened before any court or governmental agency in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated by the Merger Agreement; by any party if there is discovered any material error, misstatement or omission in the representations and warranties of any other party; by Citizens if dissenters rights are perfected in accordance with Louisiana law for more than 2.5% of the outstanding shares of ALFC; or by any party if the Agreement Effective Date does not occur by October __, 1995.


         Any of the terms or conditions of the Merger Agreement may be waived at any time by the party which is entitled to the benefit thereof by action taken by its Board of Directors.

EXPENSES AND LIABILITY FOR TERMINATION

         Each of the parties to the Merger Agreement will pay its own fees and expenses incurred in connection with the transaction contemplated by the Merger Agreement, including costs incurred in connection with the termination of the Merger Agreement.

STATUS REGARDING POSSIBLE WAIVER, MODIFICATION OR TERMINATION OF AGREEMENT

         As of the date of this Proxy Statement-Prospectus, except for the 45-day proxy soliciation provision as explained below, to the best of the knowledge of the parties to the Merger Agreement, there are no conditions precedent which must be waived by any party in order for the Merger to be consummated, nor does any party intend to seek to modify or terminate the Merger Agreement based on existing circumstances. ALFC expects to waive the condition that it will have 45 days to solicit proxies.

CONDUCT OF BUSINESS PENDING THE MERGER; OTHER COVENANTS OF THE PARTIES

         ALFC and ALLIC have agreed that they will not enter into any transactions prior to the Effective Date other than in the ordinary course of business and will pay no stockholder dividends nor increase the compensation of officers and will not enter into any transaction which would adversely affect their respective financial conditions. Each party has agreed to provide the other with information as to any significant corporate developments during the term of the Merger Agreement and to promptly notify the other parties if it discovers that any of its representations, warranties or covenants contained in the Merger Agreement or any document delivered in connection therewith was not true and correct in all material respects or became untrue or incorrect in any material respect. All of the parties to the Agreement have agreed to take all such actions as may be reasonably necessary and appropriate in order to consummate the transactions contemplated by the Merger Agreement.

         The Board of Directors of ALFC, subject to its fiduciary obligations to shareholders, has agreed to use its best efforts to obtain the requisite approval of ALFC shareholders for the Merger Agreement and the transactions contemplated thereby.

CONDUCT OF NON-INSURANCE RELATED BUSINESS FOLLOWING MERGER

         ALFC conducts certain non-insurance businesses through subsidiaries. As explained under "Information Concerning ALFC -- ALFC and Its Subsidiaries," in the early 1980's, ALFC incorporated several corporations which became general partners in oil and gas partnerships. These oil and gas subsidiaries hold essentially only

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

cash and are currently passive, with no activities contemplated. In 1981, ALFC formed a subsidiary to market certain securities, but this corporation has been relatively inactive since 1983. In addition, in 1984, ALFC incorporated First American Investment Corporation which, in turn, has formed two funeral home subsidiaries. After the merger, Citizens intends to assess, from a business perspective, whether it will continue or dispose of the non-insurance businesses. Citizens has no current plans to participate in the oil and gas business. It should be noted that ALFC's non-insurance businesses are immaterial to Citizens. In 1994, ALFC's Other Income of $187,000, which included the revenues from the non-insurance businesses, was only .4% of Citizens' Total Revenues of $49,157,000. Citizens intends to continue to devote virtually all of its resources to the development and operation of its insurance business.

STOCK TRANSFER RESTRICTIONS APPLICABLE TO "AFFILIATES" OF ALFC

         The Merger Agreement provides that any ALFC shareholder who is an "affiliate" of ALFC as defined in the rules adopted under the Securities Act of 1933 will enter into an agreement to not dispose of any Citizens shares received by him in violation of certain transfer restrictions under SEC Rules 144 and
145. The Merger Agreement also provides that Citizens will satisfy the public information requirements of SEC Rules 144 and 145.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Prior to the proposed Merger, there was no affiliation between Citizens (including its directors, officers and affiliates) and ALFC and its directors, officers and affiliates.

                   ALFC MANAGEMENT'S DISCUSSION OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

         The discussion below should be read in conjunction with the ALFC Consolidated Financial Statements which have been prepared in accordance with generally accepted accounting principles.

FEDERAL INCOME TAXES

         Deferred tax assets ($1,831,268) are those items that are expected to reduce income tax liabilities in the future. For ALFC, those items are primarily the excess of the liability for future policy benefits over reserves determined for tax purposes ($1,247,000), net operating loss carryovers ($303,000 after valuation allowance), alternative minimum tax credit carryforwards ($238,000), and other miscellaneous items. Prior thereto, such carryforwards could only be recognized if their future realization was assured. If a portion of the deferred tax asset may expire before being used to offset taxable income, a valuation account is established. Net operating losses of non-life companies total approximately $892,000 after reduction for valuation allowance, and if not used would expire in the years 2002 through 2009. In view of the extended carryover period available, management believes it is more likely than not that these losses, after reduction for the valuation allowance, will be utilized against future taxable income. Future taxable income is estimated to include non-life profits being realized from the recently organized funeral home subsidiaries, expected revisions of inter-company cost charges, and increased levels of life insurance taxable income. To the extent that such estimates are not realized or circumstances otherwise indicate a further increase in the valuation account, future net income would be reduced. For ALFC, deferred tax liabilities are mostly caused by the balance sheet asset for deferred acquisition costs ($1,870,000), treated as an asset for financial accounting purposes but currently deducted for tax purposes. Deferred taxes are provided at the federal tax rate of 34%, although the tax is actually paid at lower rates because of significant special life insurance deductions available to ALFC. Because of this and effects of the alternative minimum tax, in a given year actual income tax payments by ALFC may exceed the income tax expense shown by the income statement. The preceding discussion applies to ALFC as it is presently organized. Deferred tax assets and liabilities are not adjusted for effects of the proposed merger with Citizens, Inc. or proposed restructuring of ALFC's subsidiaries.

RESULTS OF OPERATIONS

         ALFC realized a net loss of $415,107 in 1994 as compared to a net loss of $176,053 in 1993. Included in the losses are net investment gains of $2,677 in 1994 and $12,889 in 1993. The following discussion focuses on the components of the operating results.

         Total ALFC revenues were $8,913,924 in 1994 and $9,061,760 in 1993.
This $147,836 decrease is attributable primarily to a decrease in ALFC's life insurance revenues.

         Insurance revenues were $7,698,317 in 1994 and $7,930,753 in 1993.
Insurance revenues decreased $232,436 from 1993 to 1994. This decrease is comprised of a $313,252 decrease in life insurance revenues and a $80,816 increase in accident and health revenues. Commencing 1994, ALFC redirected its marketing efforts away from the brokerage business in an attempt to improve its persistency results and fully expected a decline in insurance sales through the first six months of 1994. By the third quarter of 1994 it became apparent that ALLIC was not getting the kind of market penetration it had expected in life insurance sales as new insurance sales lagged severely behind the previous year. Subsequently, a complete review of ALLIC's life insurance products and those of its competition was undertaken. As a result of this review, ALLIC has changed some of its product line and is developing a new product that has been targeted for ALLIC's specific market segment. The resulting new products are scheduled for introduction during the second quarter of 1995. Even if successful, life insurance revenues are expected to continue to decline through the first six months of 1995 and then start to increase during the last six months of 1995. It takes both time and money to develop marketing concepts and to build a marketing organization. It is not something that happens overnight. The lapse rate of ALLIC improved from 28.9 % in 1993 to 13.1% in 1994. Management believes that this improvement is reflective of management's efforts to de-emphasize sales in the brokerage area. Further improvement in the current lapse rate, below the current level, is not expected because of the market segment ALLIC operates in.

         Net investment income totaled $1,026,343 in 1994 compared to $868,962 in 1993. This is a $157,381 increase over 1993. Average investment return on restricted cash and invested assets during 1994 was 7.08% compared to 6.86% in 1993. This modest increase in investment return is reflective of improving investment yields that were available in the market place. The majority of the increase in investment income is attributable to an increase in the amount of invested assets and not because of the modest increase in investment yield. Investment income produced by ALLIC exceeded the interest required on its insurance portfolio by $361,058 in 1994 and $297,543 in 1993. The primary investments consist of certificates of deposit and bonds. The bond investments include 98.57% investment grade securities and 1.43% securities below investment grade. None of the certificates of deposits exceed the FDIC guaranteed amount. The below investment grade securities are a result of two bonds being downgraded by Standard & Poor's in 1994 from A and A+ to BB. One of the bonds is already on the upgrade list by Standard & Poor's. Management does not expect a problem with the collectability of the maturity value of either bond at this time.

         Net realized gains on investments totaled $2,677 in 1994 and $12,889 in 1993. These net investment gains are a result of bond investments that were called prior to their stated maturity date.

         Other income consists principally of sales from the funeral home operation. The net sales income in 1994 was $184,910 compared to $223,807 in 1993. The balance of other income consists of $1,677 of miscellaneous income in 1994 and $25,349 in 1993. The cause of the $38,897 reduction in net funeral homes sales was seven fewer funerals and a reduction of $246 in the average funeral sale. The funeral home business is subject to a certain volatility beyond the control of management. On the average, over a number of years, management expects the funeral home business to produce positive operating results which was not the case in 1994.

         Total benefits, claims and settlement expense were $4,886,508 in 1994 and $4,996,354 in 1993. In total, this $109,846 decrease was the result of a lower increase in the change in life liabilities for future policy benefits.

         Death benefits totaled $1,094,776 in 1994 compared to $1,168,548 in 1993. We believe the $73,772 decrease in death benefits can be attributed to a reduction in the anti-selection experienced in the brokerage business. An analysis of the life insurance business indicates that in 1994 the life insurance subsidiary experienced an 84.43% of expected mortality compared to 104.83% in 1993. Management does not expect much further improvement in the mortality percentage of life insurance policies because of the type of products being sold. Accident and health benefits were $1,805,499 in 1994 and $1,678,926 in 1993. Accident and health benefits increased $126,573 in 1994 and $364,255 in 1993. As a percent of collected premium, accident and health benefits were 47.4% in 1994 and 45.0% in 1993. This incurred benefit percentage is higher than management would like. ALLIC increased accident and health premiums on three of its policy forms in 1994 and has scheduled another rate increase on a policy form during the first quarter of 1995. Management expects that accident and health claim ratios will improve in 1995.

         The increase in reserve for life future policy benefits was $1,137,331 in 1994 compared to $1,459,882 in 1993. Reserve increase for accident and health future policy benefits was $524,693 in 1994 and $361,973 in 1993. The $322,551 decrease in the amount of life reserve increase from 1993 to 1994 was caused by a significant decrease in life insurance sales combined with normal life insurance terminations; while the $162,720 increase in accident and health reserve was the result of new sales and the normal ageing of the accident and health portfolio.

         Policy guaranteed additional benefits were $33,790 in 1994 and $45,716 in 1993. This $11,926 decrease was caused by policies reaching various option dates where the policyholder can select either to surrender or convert the policy to paid-up insurance. These benefits will continue to decline in the future as the company no longer sells this particular policy form. Cash surrender values paid totaled $209,229 in 1994 and $210,101 in 1993 with a resulting decrease of only $872. Interest paid to policyholders was $81,190 in 1994 and $71,208 in 1993. The principal cause of the $9,982 increase was interest credited to annuity contract holders. The amount of interest credited is based on not only the amount of annuity, dividend and guaranteed additional cash benefits on hand, but also on the interest rate credited on these funds that is declared annually by the Board of Directors.

         Policyholders' share of earnings on participating policies totaled $88,675 in 1994 and $99,546 in 1993. Policyholder dividends have been declining since 1989. This trend is caused by the fact that prior to 1993 ALLIC had not issued participating insurance policies for a number of years. New participating policies were developed and introduced in 1993, and this trend could reverse itself in the future.

         Total underwriting, acquisition, insurance and operating expenses were $4,489,493 in 1994 and $4,337,206 in 1993. This reflects an increase of $152,287 in 1994 and $108,428 in 1993. In 1994 amortization of deferred policy acquisition costs increased

$6,418, general expenses and commissions increased $160,992, taxes, licenses and fees increased $6,100 and advances in excess of commissions earned decreased $21,223.

         Benefit and expenses totaled $9,464,158 in 1994, $9,433,054 in 1993.
This represents a $31,104 increase in 1994 and $914,264 in 1993.

         In summary, management believes that the operating loss in 1994 can primarily be attributed to continued high accident and health claims and money spent in the market area without an improvement in the sales of new life insurance policies. Inasmuch as rate increases have been implemented and will be implemented in the accident and health segment when justified in the future, better operating performance in this area is expected in 1995. If current anticipated increased life sales come to fruition in 1995, better performance should be seen in the life insurance line.

LIQUIDITY AND CAPITAL RESOURCES

         ALFC anticipates that ongoing operations of its subsidiaries will provide sufficient funds for the foreseeable future. ALFC's principal business is life insurance, which generally provides cash flow in years subsequent to the year in which policies are written. In the first year of a policy, significant costs are incurred. A major portion of these costs are capitalized for financial reporting purposes because the primary products being sold by ALLIC have a higher first year agent commissions, underwriting and policy issue costs. These capitalized costs are then amortized over the life of the policies.

         ALFC's invested assets increased by $1,906,427 in 1994 and $417,350 in 1993. The reason for the small increase in 1993 was caused by the repayment of a $1,433,000 loan that was originated in December 1992 and repaid in January 1993. In 1993, ALFC was required to make an election, pursuant to SFAS 115, "Accounting for Certain Investments in Debt and Equity Securities", regarding the valuation of its investments in bonds. ALFC elected to value its bond portfolio as Held-To-Maturity and, as a result, the statement value of bond investments in ALFC's financial statement is based on amortized cost. Statement value of these securities was $1,305,742 more than market value at December 31, 1994, and market value exceeded amortized cost by $367,004 at December 31, 1993. An analysis of cash flows indicates that the majority of these increases were the result of net cash provided by operating activities and reinvestment of maturing assets. ALFC does plan on constructing a new funeral home sometime in 1995. ALFC has $529,818 of funds on hand dedicated for construction costs. If total costs exceeds this amount, ALFC intends to secure a mortgage loan to provide such additional funds as may be required.

         It should be noted that because of accounting standard, SFAS 109, and the effects of the alternative minimum tax, in a given year actual income tax payments by ALFC may exceed the income tax expense shown by the income statement.

         In order to provide financial protection for policyholders, the majority of the life insurance subsidiary assets are required by statute to be invested in investment grade securities. Bonds are reported in the financial statement at their amortized cost, as opposed to market values, provided they meet certain tests conducted by the Valuation Committee of the National Association of Insurance Commissioners and are intended to be held to maturity. At the end of December 1994, $14,134,698 of ALFC's bond portfolio was rated as investment grade and $204,719 was rated as below investment grade. The below investment grade securities are two bonds rated BB that were downgraded by Standard & Poor's during 1994.

         ALFC has no plans to sell fixed maturity investments in 1995.

UPDATE FOR THREE MONTHS ENDED MARCH 31, 1995

The discussion below should be read in conjunction with the consolidated financial statements of American Liberty Financial Corporation included in its Annual Report on Form 10-KSB for the year ended December 31, 1994.

Plan of Operation

The Company's principal business is life insurance, which normally provides a positive cash flow, particularly in years subsequent to the year in which policies are written. The Company anticipates that ongoing operations will provide sufficient liquidity and capital resources for the Company during 1995. Writing new life insurance business depletes statutory surplus funds in the first year, but profits from that business should be realized in subsequent years. The Company plans on constructing a new funeral home in 1995 and should have sufficient cash on hand to complete the project. During the first three months of 1995 the Company's invested assets increased $444,000.


During the third quarter of 1993, the Company changed its philosophy concerning its life insurance marketing programs. This change involved a redirection of its marketing efforts away from the brokerage business in an attempt to improve the Company's persistency results. The Company fully expected that this change would initially result in a decline in insurance sales through at least the first six months of 1994. However, by the third quarter of 1994, it became apparent that the Company was not getting the kind of market penetration it had expected in life insurance sales as new life insurance sales lagged behind the previous year. Subsequently, a complete review of the Company's life insurance products and those of its competition was undertaken. As a result of this review, the Company has changed some of its product line and developed new products that have been targeted for the Company's specific market segment. In addition, a new sales director has been hired to implement new sales activities in the states of Louisiana and Mississippi. Marketing of the resulting new life products began in 1995, and the Company has taken steps to introduce other new insurance products as well. Even if successful, life insurance revenues are expected to continue to decline through the first six months of 1995 and then slowly increase during the last six months of 1995. This effort has been both expensive and time consuming. It takes both time and money to develop marketing concepts, products and to build a marketing organization.


Results of Operations

The Company realized a $281,000 net profit during the first three months of 1995 compared to a $116,000 loss for the same period in 1994. The following discussion focuses on the individual components of the operating results.

Insurance revenues decreased $49,000 for the first three months of 1995 compared to the same period last year. This decrease is comprised of a $28,000 increase in accident and health revenues and a $77,000 decrease in life insurance revenues. As explained previously, the Company is in the midst of changing its life insurance products and marketing system. Life insurance revenues are expected to further decline until at least mid year while the Company attempts to build and increase its own marketing staff.

Net investment income increased $53,000 for the first three months of 1995. The majority of this increase is attributable to an increase in the amount of invested assets and was not caused by an increase in investment yields. Yields available on bonds has continued to decline since the first of the year. Long term bond yields have declined approximately 45 basis points while medium term bond yields have declined approximately 60 basis points. It now appears that investment yields may continue to slowly decline through the balance of 1995. It should be pointed out that a decrease in available investment yields for new invested money decreases the profits available to a life insurance company.

Other revenues increased from $48,000 in 1994 to $70,000 in 1995. This $22,000 increase was caused by increase in sales from the Company's funeral home located in Baker, Louisiana.

Underwriting and insurance expenses declined $61,000 from 1994 to 1995 and salaries showed a modest decline of $3,000 from 1994 to 1995. Underwriting and insurance expenses are expected to increase during the balance of the year if the Company's new marketing program is successful. Amortization of Deferred Policy Acquisition costs remained the same at $370,000 for 1994 and 1995. The magnitude of these numbers is reflective of a continued deterioration of the Company's life insurance in force combined with the lack of new life insurance sales.

Policyholder claim and benefit expenses increased from $729,000 in 1994 to $893,000 in 1995. This $164,000 increase is comprised of a $65,000 increase in death benefits and a $96,000 increase in accident and health benefits. The remaining $3,000 increase is comprised of a number of small benefit and expense items.

Policy reserves increased $415,000 in 1994 and decreased $207,000 in 1995. This dramatic change in 1995 is comprised of a $81,000 increase in life policy reserves and a $288,000 decrease in accident and health policy reserves. Life insurance reserves increased $252,000 in 1994. Management believes that the $171,000 decrease in life reserve increases between 1994 and 1995 was caused by an increase in the termination of life insurance policies combined with the lack of any new life insurance business being written. The magnitude of reduction in accident and health policy reserves is truly significant as it accounts for the $281,000 net operating gain in the first quarter of 1995. During the first quarter of 1995 the Company initiated a large rate increase on one of its accident and health policy forms. The policyholders were given the option of either paying the increase in premium or selecting a different policy coverage that would be dated as of the current date. A large percentage of the policyholders elected the new policy coverage rather that pay the higher premium. This resulted in the benefit reserve being released on their old policy and the reserve on the new policy was $0 because it was dated current. Approximately 656 accident and health policyholders elected the new policy coverage in the first quarter of 1995. The Company has one remaining group of policyholders that must make this election in July 1995. We currently believe that approximately 80 contract holders will elect the new policy coverage rather than pay the higher premium.

In summary, management attributes the $281,000 net profit in the first quarter of 1995 to the conversion of certain accident and health contracts. This conversion resulted in a large amount of accident and health reserve being released. The effect of this release of reserve is considered a nonrecurring matter although a lesser effect for the 80 policies previously mentioned is expected to be reflected in the third quarter financial statements. A corresponding tax effect for the release in reserves has resulted in an increase in deferred tax expense at the 34% statutory rate. Management has made material changes in its life insurance products and the marketing of those life insurance products. It is important to the Company's interests that this program succeed. Future information regarding the progress of this program will be reported to shareholders as the information becomes available.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizes all material federal income tax considerations relevant to the exchange of shares of ALFC Common and Preferred Stock for Citizens Common Class A Stock ("Citizens Class A Common Stock") pursuant to the Merger, that are generally applicable to holders of ALFC Common and Preferred Stock. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to Citizens, ALFC or ALFC's shareholders as described herein. There can be no assurance that such changes will not occur.

         ALFC shareholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular ALFC shareholders in light of their particular circumstances, such as shareholders who are dealers in securities, who are financial institutions, who are subject to the alternative minimum tax provisions of the Code, who are foreign persons, who do not hold their ALFC Common and Preferred Stock as capital assets, or who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of the Merger under foreign, state or local tax laws, the tax consequences of transactions effectuated prior or subsequent to or concurrently with, the Merger (whether or not any such transactions are undertaken in connection with the Merger), including without limitation any transaction in which shares of ALFC Common and Preferred Stock are acquired or shares of Citizens Class A Common Stock are disposed of. Accordingly, ALFC SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER.

         The Merger is intended to constitute a "reorganization" within the meaning of Section 368(a) of the Code (a "Reorganization"). As a Reorganization, subject to the limitations and qualifications referred to herein, the Merger will result in the following federal income tax consequences:

         (a) No gain or loss will be recognized by holders of ALFC Common and Preferred Stock solely upon their receipt in the Merger of Citizens Class A Common Stock in exchange therefor (except to the extent of cash received in lieu of a fractional share of Citizens Class A Common Stock).

         (b) The aggregate tax basis of the Citizens Class A Common Stock received by ALFC shareholders in the Merger (including any fractional share of Citizens Class A Common Stock not actually received) will be the same as the aggregate tax basis of the ALFC Common and Preferred Stock surrendered in exchange therefor.

         (c) The holding period of the Citizens Class A Common Stock received by each ALFC shareholder in the Merger will include the period for which the ALFC Common and Preferred Stock surrendered in exchange therefor was considered to be held, provided that the ALFC Common and Preferred Stock so surrendered is held as a capital asset at the time of the Merger.

         (d) Cash payments received by holders of ALFC Common and Preferred Stock in lieu of a fractional share will be treated as if such fractional share of Citizens Class A Common Stock had been issued in the Merger and then redeemed by Citizens. An ALFC shareholder receiving such cash will recognize gain or loss, upon such payment, measured by the difference (if any) between the amount of cash received and the basis in such fractional share. Provided the fractional share was held as a capital asset at the time of the redemption, such gain or loss will constitute capital gain or loss, and such gain or loss will be long term capital gain or loss if the holding period for such share (taking into account the holding period of the ALFC Stock surrendered) was greater than one year. It is possible the distribution of cash may be treated as a dividend taxable as ordinary income if the Internal Revenue Service (the "IRS") determines that the distribution in redemption is essentially equivalent to a dividend. See Code Sections 356, 302.

         (e) Cash received by the ALFC shareholders who properly exercise their dissenters' rights will be treated as having been received in redemption of the shares so cashed out, and may result in taxable gain or loss, measured by the difference (if any) between the amount of cash received and such shareholder's basis in the ALFC Common and Preferred Stock. Provided the shares were held as a capital asset at the time of the redemption, such gain or loss will constitute capital gain or loss, and such gain or loss will be long term capital gain or loss if the holding period for such shares was greater than one year. It is possible that for some shareholders, the distribution of cash may be treated as a dividend taxable as ordinary income.

         (f) Neither Citizens, Citizens Acquisition, Inc. nor ALFC will recognize material amounts of gain solely as a result of the Merger. After the Merger, utilization of ALFC and ALLIC net operating losses or built-in losses, if any, will be subject to certain limitations contained in Section 382 of the Code. Code Section 383 will similarly limit the utilization of excess credits, net capital losses, and foreign tax credits, if any. In addition, Code Section 384 will limit the use of preacquisition losses to offset built-in gains, if any. Proposed regulations under Sections 382 and 1502 of the Code implement the above restrictions.

         ALFC shareholders should also be aware that the IRS may examine transactions taking place before, contemporaneously with, or after a reorganization to determine whether reorganization treatment is appropriate, or in some cases to determine whether shareholders will be taxed on other economic benefits that are included as part of the overall transaction. Thus, loan transactions between parties, compensation arrangements, noncompete agreements, consulting arrangements and other transactions could be reviewed by the IRS and determined to constitute taxable income to specific parties to the Merger. Gain could also have to be recognized to the extent that an ALFC shareholder was treated as receiving (directly or indirectly) consideration other than Citizens Class A Common Stock in exchange for the shareholder's Common and Preferred Stock of ALFC. Furthermore, if the IRS were to establish as to some ALFC shareholders that part of the Citizens Class A Common Stock received in the Merger is severable from the Merger, resulting in a proportionally increased equity interest being received in the merger by other ALFC shareholders, the ALFC shareholders whose equity interests were deemed to be constructively increased by the Merger may be treated as having received a taxable stock dividend. Thus, ALFC shareholders should consult with their tax advisors as to the tax consequences to them of the Merger.

         Under Section 3406 of the Code, ALFC shareholders may be subject to "backup withholding" at the rate of 31% on "reportable payments", if any, to be received by them if they fail to furnish their correct taxpayer identification numbers to Citizens or for certain other reasons. Citizens will report to these persons and to the IRS for each calendar year the amount of any reportable payments during that year and the amount of tax withheld, if any, with respect to those reportable payments.

         The parties are not requesting and will not request a ruling from the IRS in connection with the Merger. Citizens and ALFC, however, will receive an opinion from their counsel to the effect that the Merger will constitute a Reorganization (the "Tax Opinion"). ALFC shareholders should be aware that the Tax Opinion does not bind the IRS or the courts. The IRS is not precluded from successfully asserting a contrary position. The Tax Opinion will not address the consequences of the Merger on the ALFC shareholders under applicable foreign, state or local income tax laws. The Tax Opinion is subject to certain assumptions and qualifications, including but not limited to the truth and accuracy of certain representations made by Citizens, ALFC and certain shareholders of ALFC, including representations in certain certificates to be delivered to counsel by the respective managements of Citizens and ALFC and by certain shareholders of ALFC. Of particular importance are certain representations relating to the Code's "continuity of interest" requirement. One of the requirements for tax-free reorganization treatment is that shareholders of the acquired corporation acquire a substantial and continuing interest in the acquiring corporation, i.e., have "continuity of interest."

         To satisfy the continuity of interest requirement, ALFC shareholders must not, pursuant to a plan or intent existing at or prior to the Merger, dispose of or transfer so much of either (i) their ALFC Common or Preferred Stock in anticipation of the Merger or (ii) the Citizens Class A Common Stock to be received in the Merger (collectively, "Planned Dispositions"), such that ALFC shareholders, as a group, would no longer have a significant equity interest in the ALFC business being conducted after the Merger. ALFC shareholders will generally be regarded as having a significant equity interest as long as the number of shares of Citizens Class A Common Stock received in the Merger less the number of shares subject to Planned Dispositions (if any) represents, in the aggregate, a substantial portion of the entire consideration received by the ALFC shareholders in the Merger. The Tax Opinion will be based on the assumption that the ALFC shareholders have no plan or intention at the time of the Merger to engage in Planned Dispositions that would reduce their aggregate ownership of Citizens Class A Common Stock to a number of shares having in the aggregate a value at the time of the Merger of less than 50% of the total value of the ALFC Common and Preferred Stock outstanding immediately prior to the Merger. For purposes of such determination, shares of ALFC Common and Preferred Stock that are exchanged for cash or other property, or surrendered by dissenters will be treated as outstanding shares of ALFC Common and Preferred Stock immediately prior to the Merger. No assurance can be made that the "continuity of interest" requirement will be satisfied, and if such requirement is not satisfied, the Merger would not be treated as a Reorganization.

         Although literal compliance with Code Section 368 is a prerequisite to nonrecognition of gain or loss, such compliance does not guarantee the desired result. Regulation Section 1.368-1 describes the purpose of the reorganization provisions as being to exempt from the general rule of taxation, specifically described exchanges incident to such readjustments of corporate structures made in one of the particular ways specified in the Code, as are required by business exigencies and which effect only a readjustment of continuing interest in property under modified corporate forms.

         A plan of reorganization having no business or corporate purpose will not constitute a qualified reorganization plan. The reasons for the reorganization set forth in "Proposed Merger--Background of and Reasons for the Merger" contained in this Proxy Statement-Prospectus provide several corporate business purposes. Based upon the disclosure contained in this Proxy Statement-Prospectus and on other considerations, ALFC and Citizens management believe that valid business purposes exist for the transaction.

         Considered in conjunction with the business purpose test is the "continuity of business enterprise" requirement. Regulation Section 1.368-1(d)(2) provides the general rule that continuity of business enterprise requires the acquiring corporation to either (i) continue the acquired corporation's historic business or (ii) use a significant portion of acquired corporation's historic business assets in a business. The application of this general rule to certain transactions, such as mergers of holding companies, will depend on all facts and circumstances. The policy underlying the general rule, which is to ensure that reorganizations are limited to adjustments of continuing interests in property under modified corporate form, provides the guidance necessary to make these facts and circumstances determinations.

         The historic business of a holding company generally comprises the business operations of its subsidiary. Revenue Ruling 85-197, 1985-2 C.B. 120, states that the continuity of business enterprise requirement is satisfied when a holding company is merged into its wholly owned operating subsidiary, because the historic business of the holding company is the business of its operating subsidiary. Revenue Ruling 81-247, 1981-2 C.B. 87, holds that where a significant portion of an acquired corporation's historical business assets, received by the acquiring corporation, remain with the acquiring corporation, or corporations directly controlled by the acquiring corporation, the continuity of business enterprise rules of Regulation Section 1.368-1(d) will be satisfied. These rulings indicate that the historic business of ALFC is the business operated by its subsidiary ALLIC. Although subject to challenge by the IRS, the continuity of business enterprise requirement should be satisfied because after the merger, the historic business of ALFC will be continued by ALLIC as a second tier subsidiary of Citizens.

         Pursuant to Section 1.368-3(b) of the Regulations, the shareholders of ALFC must file with their income tax returns for the year in which the transaction is consummated, a statement which provides details pertinent to the nonrecognition of gain or loss on the exchange, including the cost or other basis of stock transferred in the exchange, the amount of stock received and liabilities, if any, assumed in the exchange.

         A successful IRS challenge to the reorganization status of the Merger (as a result of a failure of the "continuity of interest" requirement or otherwise) would result in ALFC shareholders recognizing taxable gain or loss with respect to each share of Common and Preferred Stock of ALFC surrendered equal to the difference between the shareholder's basis in such share and the fair market value, as of the effective time of the merger, of the Citizens Class A Common Stock received in exchange therefor. In such event, a shareholder's aggregate basis in the Citizens Class A Common Stock so received would equal its fair market value, and the shareholder's holding period for such stock would begin the day after the Merger.

                         INFORMATION CONCERNING CITIZENS


         Citizens, Inc. ("Citizens") is a Colorado corporation which is an insurance holding company. The principal executive office of Citizens is located at 400 East Anderson Lane, Austin, Texas 78752, and the telephone number at such office is (512) 837-7100. Specific information on Citizens is contained in its Annual Report on Form 10-K for the Year Ended December 31, 1994, as amended, which is incorporated herein by reference.


                            SOURCE OF CITIZENS SHARES

         The Citizens Class A Common Stock which will be issuable in the Merger will be newly issued from authorized but unissued shares. Citizens has 50,000,000 Class A Common shares authorized, of which 16,980,340 shares were outstanding as of April 27, 1995. Citizens is obligated to reserve sufficient shares of its Class A Common Stock to enable it to perform its obligations under the Merger Agreement. The Citizens shares, when delivered pursuant to the Merger Agreement, will be duly authorized and validly issued, fully paid and non-assessable.

                     RIGHTS OF ALFC DISSENTING SHAREHOLDERS
                          TO RECEIVE PAYMENT FOR SHARES

         The following summary of dissenters' rights available to shareholders of ALFC identifies and discusses all of the material information necessary to perfect dissenters' rights. However, this summary is not intended to be a complete statement of applicable Louisiana law and is qualified in its entirety by reference to Part XIII of the Louisiana Business Corporation Law (the "Act"), set forth in its entirety as Appendix B.

         CITIZENS HAS CONDITIONED THE MERGER ON, SUBJECT TO ITS RIGHT TO WAIVE, AND HAS RESERVED THE RIGHT TO ABANDON THE MERGER AGREEMENT IN THE EVENT THAT HOLDERS OF GREATER THAN 2.5% OF THE OUTSTANDING SHARES OF COMMON OR PREFERRED STOCK OF ALFC DISSENT FROM THE MERGER AND SEEK PAYMENT FOR THEIR SHARES IN ACCORDANCE WITH THE ACT.

         NOTE: UNDER SECTION 131 OF PART XIII OF THE ACT, IF THE MERGER AGREEMENT IS APPROVED BY AT LEAST 80% OF THE TOTAL VOTING POWER OF ALFC, A SHAREHOLDER WHO VOTED AGAINST THE CORPORATE ACTION SHALL NOT HAVE A RIGHT TO DISSENT.

         PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS. In order for a shareholder to exercise dissenters' rights and receive payment for such shareholder's shares (if the Merger is approved by less than 80% of the ALFC Common shares), the shareholder must comply exactly with the requirements explained below and in Part XIII of the Act. To briefly summarize, subject to certain time constraints and other requirements, if the Merger is approved, the shareholder must demand in writing the "fair cash value" of the shares. If the corporation disagrees and does not pay such amount, it must within a certain time notify the shareholder in writing and state the fair value of the shares which it will agree to pay. If the corporation and shareholder cannot agree upon a fair value, the shareholder must bring a lawsuit within a specified time, or else the shareholder will be bound by the corporation's offer as to fair value or a contention by the corporation that it owes no payment at all. The statute does not specify a particular time that payment, after the determination of fair value, becomes due, but rather requires the shareholder to bring an action to collect the amount within five years after several specified events. FULL AND EXACT COMPLIANCE WITH THE STATUTORY REQUIREMENTS IS ESSENTIAL FOR A SHAREHOLDER TO SUCCESSFULLY EXERCISE DISSENTERS' RIGHTS. SHAREHOLDERS ARE URGED TO READ AND UNDERSTAND THE DISCUSSION BELOW AND THE STATUTORY PROVISIONS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT-PROSPECTUS.

         A shareholder of ALFC who wishes to assert dissenters' rights must file with ALFC, prior to or at the Meeting of shareholders to vote upon the Merger, a written objection to the Merger Agreement, and must vote his or her shares against the Merger. If the Merger is approved by less than 80% of the total voting power of ALFC, ALFC shall promptly thereafter give written notice thereof, by registered mail, to each shareholder who filed a written objection to, and voted his or her shares against the Merger, at such shareholder's last address on ALFC's records. Each such shareholder may, within 20 days after the mailing of such notice, but not thereafter, file with ALFC a demand in writing for the fair cash value of his or her shares as of the day before such vote was taken. The shareholder must state in writing the value demanded, and give a post office address to which the reply of ALFC may be sent. At the same time the dissatisfied shareholder must deposit in escrow in a chartered bank or trust company located in East Baton Rouge Parish (the parish of the registered office of ALFC), the certificate representing his or her shares, duly endorsed and transferred to ALFC upon the sole condition that said certificates shall be delivered to ALFC upon payment of the value of the shares determined in accordance with the provisions of this Section 131 of Part XIII of the Act. The shareholder must also deliver to ALFC, the written acknowledgment of such bank or trust company that it so holds his or her certificates of stock.

         UNLESS THE OBJECTION, DEMAND AND ACKNOWLEDGMENT MENTIONED IN THE PARAGRAPH ABOVE IS MADE AND DELIVERED BY THE SHAREHOLDER WITHIN THE NECESSARY 20 DAY PERIOD, HE OR SHE SHALL CONCLUSIVELY BE PRESUMED TO HAVE ACQUIESCED TO THE MERGER.

         If ALFC does not agree to the value stated and demanded by the shareholder, or does not agree that a payment is due, it shall, within 20 days after receipt of the shareholder's demand and acknowledgment, notify in writing the shareholder, at the designated post office address, of ALFC's disagreement, and shall state in such notice the value it will agree to pay if a payment should be held to be due; otherwise ALFC will be liable for, and shall pay to the dissatisfied shareholder, the value demanded by him or her for the shares.

         JUDICIAL APPRAISAL OF SHARES. If ALFC and the shareholder cannot agree upon the fair cash value or whether any payment is due, the dissatisfied shareholder must, within 60 days after receipt of notice in writing of ALFC's disagreement, file suit against ALFC, in the district court of East Baton Rouge Parish (the parish in which ALFC has its registered office). The shareholder must request the court to fix and decree the fair cash value of the dissatisfied shareholder's shares as of the day before the Merger occurred. The court shall determine whether any payment is due, and if so, award such cash value and render judgment accordingly.

         Any shareholder entitled to file such suit may, within 60 days but not thereafter, intervene as a plaintiff in such suit filed by another shareholder, and recover therein judgment against ALFC for the fair cash value of his or her shares. No order or decree shall be made by the court staying the Merger, and the Merger may be carried to completion notwithstanding any such suit. FAILURE OF THE SHAREHOLDER TO BRING SUIT, OR TO INTERVENE IN SUCH A SUIT WITHIN 60 DAYS AFTER RECEIPT OF NOTICE OF DISAGREEMENT BY ALFC SHALL CONCLUSIVELY BIND THE SHAREHOLDER (1) BY ALFC'S STATEMENT THAT NO PAYMENT IS DUE, OR (2) IF ALFC DOES NOT CONTEND THAT NO PAYMENT IS DUE, TO ACCEPT THE VALUE OF HIS OR HER SHARES AS FIXED BY ALFC IN ITS NOTICE OF DISAGREEMENT.

         A shareholder will have only five years from the below applicable date in which to bring an action to recover the value of the shareholder's stock: (1) the date the fair value of the shares has been agreed upon by the shareholder and ALFC; (2) the date ALFC becomes liable for the value demanded by the shareholder due to ALFC's failure to give notice of disagreement as to value; or
(3) the date the shareholder become bound by ALFC's valuation of the stock due to the shareholder's failure to bring suit within 60 days after receipt of notice of ALFC's disagreement as to value.

         In the event that a dissatisfied shareholder rejects ALFC's offer to pay the amount in cash deemed by ALFC to be the fair cash value for the shares, if ALFC deposits, in the registry of the court the amount of money it had offered the dissatisfied shareholder (which amount shall remain in the court's registry until a final determination on the cause is made), if the amount finally awarded such a dissatisfied shareholder, exclusive of interest and costs, is more than the amount offered and deposited by ALFC, the costs of the court proceedings shall be borne by ALFC. HOWEVER, IF THE AMOUNT FINALLY AWARDED SUCH A DISSATISFIED SHAREHOLDER, EXCLUSIVE OF INTEREST AND COSTS IS LESS THAN THE AMOUNT OFFERED AND DEPOSITED BY ALFC, THEN THE COSTS OF THE PROCEEDING SHALL BE BORNE BY SUCH A SHAREHOLDER. Under Section 131(H) of Part XIII of the Act, a shareholder, upon filing a demand for the value of his or her shares, shall cease to have any of the rights of a shareholder except as described above in that section. Such a demand may be withdrawn by the shareholder at any time before ALFC gives notice of disagreement. However, after such notice of disagreement is given, withdrawal of notice of the election will require the written consent of ALFC. If a notice of election is withdrawn or the proposed Merger is abandoned or rescinded, or a court determines that the shareholder is not entitled to receive payment for his or her shares, or the shareholder otherwise loses his or her dissenter's rights, then that dissenter will not have the right to receive payments for his or her shares, and the share certificates will be returned or new certificates will be issued upon request. Additionally, the dissatisfied shareholder will then be reinstated to all rights as a shareholder as of the filing of the demand for value. If any such rights shall have expired or any dividends or distributions, other than cash, have been completed, the dissatisfied shareholder may receive at the election of ALFC, the fair cash value as determined by the board of directors of ALFC as of the time of such expiration or completion, but without prejudice otherwise to any ALFC proceeding that may have been taken in the interim.

                           INFORMATION CONCERNING ALFC

ALFC AND ITS SUBSIDIARIES

         American Liberty Financial Corporation ("ALFC") was incorporated in Louisiana on March 31, 1977 for the purpose of organizing and financing a proposed life insurance company. ALFC incorporated American Liberty Life Insurance Company ("ALLIC"), a Louisiana based life insurance company, on January 26, 1978.

         ALFC incorporated American Liberty Exploration Corporation, American Liberty Exploration Corporation 1981-1 and American Liberty Exploration Corporation, 1982-1 on October 23, 1980, July 6, 1981 and January 7, 1982 respectively, under the laws of the state of Louisiana. These corporations were established for the purpose of forming partnerships in commendam, in which the corporations are the general partners, with the intent to invest in leasing, exploration, development, production and operation of various oil and gas properties. At the present time there are two drilling partnerships that have a total of 26 producing wells of which 20 are presently producing oil and/or gas revenues for the partnerships.

         American Liberty Securities Corporation was incorporated on July 1, 1981 under the laws of the state of Louisiana for the purpose of recruiting and training a sales staff to market specific qualifying securities. This corporation has been relatively inactive since 1983 and is wholly-owned by ALFC.

         First American Investment Corporation was formed in November 1984 for the purpose of organizing and financing proposed funeral home companies (Funeral Homes of Louisiana, Inc. and Funeral Homes of America, Inc.) and a proposed Louisiana life insurance company (First Investment Life Insurance Company). Funeral Homes of Louisiana, Inc. was formed in 1989, and Funeral Homes of America, Inc was formed in 1993. First American Investment Corporation and Funeral Homes of Louisiana, Inc. were in the development stage until 1993. First American Investment Corporation currently has a prospectus pending approval for a public stock offering (see Notes I, J and N to the audited consolidated financial statements of ALFC). All of the above subsidiaries, except for First American Investment Corporation and its wholly-owned subsidiaries, are wholly-owned by ALFC.

         The principal business of ALFC is insurance, which is conducted through ALLIC, which offers life insurance, annuities and accident and health specified disease, hospital indemnity and accidental death policies through approximately 59 Managing General Agents, 180 General Agents and 100 licensed sales representatives. Life insurance sales revolve principally around the burial insurance and pre-need markets. ALFC employed 32 persons on a full-time basis at year end and employs part-time individuals on an as-need basis depending on the volume of work during the year. Neither ALFC nor its subsidiaries has any employment contracts, retirement plans, stock incentive plans or any other type of compensation plan, other than the normal salary arrangements with employees. ALLIC is licensed to sell insurance in 20 states. In December 1992, ALLIC was notified by the Insurance Department of the state of Georgia that a new requirement increased the minimum capital and surplus to $1,500,000 each for all licensed companies. During the period subsequent to December 1992, ALLIC explored various possibilities that would have enabled ALLIC to meet this new minimum capital and surplus requirement. An analysis of these various possibilities convinced management that none of the available alternatives could be financially justified. As a result, ALLIC voluntarily terminated all agent contracts in the state of Georgia effective June 30, 1993. Sales efforts were redirected to different areas with an effort to not only maintain sales volume but also to improve the persistency on the business being sold. ALLIC agreed to a voluntary suspension of its certificate of authority in the state of Georgia in 1994. ALLIC will still be able to service and collect premiums on business that is active in the state of Georgia and is only prohibited from soliciting new insurance in that state.

         ALLIC invests and reinvests certain of its reserves and other funds, and a part of its income is derived from these sources. The investments of ALLIC are limited as to type and amount by the applicable state insurance laws and regulations, which are designed to ensure prudent investment policies. Administration of the investment activity of ALLIC is overseen by its Board of Directors which has established a policy requiring all bonds purchased be of investment grade based on ratings published by Standard & Poor's Corporation.

         Insurance companies are subject to comprehensive regulation in the jurisdictions in which they do business under statutes and regulations administered by state insurance commissioners. Such regulations relate to, among other things, prior approval of the acquisition of a controlling interest in an insurance company; standards of solvency which must be met and maintained; licensing of insurers and their agents; nature of and limitations on investments; deposits of securities for the benefit of policyholders; approval of policy forms and premium rates; triennial examinations of the affairs of insurance companies; annual and other reports required to be filed regarding the financial condition of insurers or for other purposes; and requirements regarding reserves for policyholders' future benefits, losses and other matters. ALLIC is subject to this type of regulation in each state in which it is licensed to do business. Such regulation could involve additional costs and restrict operations.

         Neither ALFC nor its subsidiaries has any material patents, trademarks, licenses, franchises, or concessions, other than licenses to operate in various states as an insurance company. The business of ALFC and its subsidiaries is not seasonal nor is it dependent on a single customer or a few customers.

         Working capital in the traditional sense is not material to a life insurance company,i.e., it is generally not needed by ALFC or its subsidiaries to carry significant amounts of inventory or to provide ALFC with a continuous allotment of goods. However, the aggregate amount which a life insurance company expends in writing a new policy (in addition to providing for reserves) is usually greater than the first year's premium since in the year in which a policy is written it is necessary to provide for such items as agents' first year commissions, medical and investigation expenses, costs of issuing the policy, extraordinary bookkeeping and accounting costs and other special first year expenses.

         The life insurance industry is highly competitive. There are more than 2,000 legal reserve life insurance companies in the United States. These insurance companies differentiate themselves through marketing techniques, product features, price and customer service. ALLIC believes that its policies, benefits thereunder and premium rates are generally competitive with those of other insurers.

         ALLIC's data processing requirements are currently provided by a service bureau located in Oklahoma City, Oklahoma. ALLIC utilizes data processing in almost every area of its operations. ALLIC's data processing requirements are supplemented with personal computers used in all operating departments. ALLIC's data processing system enables it to identify, on a daily basis, the status of its policies in force and to provide other information on a periodic basis.

         ALFC leases approximately 9,345 square feet of office space at 4962 Florida Boulevard, Baton Rouge, Louisiana from an unaffiliated entity for approximately $5,010 per month. This lease expired March 31, 1994, and rent is currently being paid on a month to month basis. Funeral Homes of Louisiana, Inc. completed construction of a 6,324 square foot funeral home in Baker, Louisiana in September 1992 at a total cost of $472,911. An additional $75,740 was expended on furniture and equipment and $55,015 on automobiles. Because construction costs were significantly higher than that estimated, a mortgage loan was placed with an affiliate for $125,000. The remaining balance of the mortgage loan was $106,532 at December 31, 1994. The mortgage loan is fully amortizable at 9% interest over ten years and provides for equal monthly installments of $1,583. This funeral home is currently being operated by Funeral Homes of Louisiana, Inc. and is known as the Baker Funeral Home. Funeral Homes of America, Inc. had planned to start construction of a second funeral home, similar to the Baker Funeral Home, sometime during 1994. However, construction has been delayed due to problems encountered in the negotiations for real estate selected as the site for the new funeral home. This matter is still pending, but it is hoped that construction will begin sometime in 1995. Management believes that site selection is extremely important for the project as it will affect the future profitability of the operation.

         In the normal course of its business operation ALFC is involved in litigation from time to time with claimants, beneficiaries and others. In the opinion of management, the ultimate liability, if any, would not have a material adverse financial effect upon ALFC and its subsidiaries. Other contingent liabilities of ALFC are set forth in Note J to the 1994 financial statements. Such liabilities include the risks associated with regulatory approvals currently being sought by First American Investment Corporation, a subsidiary of ALFC which owns and operates funeral homes.

MARKET FOR ALFC COMMON STOCK AND RELATED SHAREHOLDER MATTERS

The stock of the Company is traded over the counter through brokers who are members of the National Association of Securities Dealers, Inc. (NASD). The following chart reflects the high and low bid and ask quotations, on light to sporadic trading, for the four quarters of 1993 and 1994 as reported by the Company's principal broker, J. C. Bradford and Company of New Orleans, Louisiana.

                                      Ask                         Bid
                               ------------------          ------------------
                               High          Low           High          Low
                               ----          ----          ----          ----
   1993
- -----------
1st Quarter                    2.00          2.00          1.00          1.00
2nd Quarter                    2.00          2.00          1.00          1.00
3rd Quarter                    2.00          2.00          1.00          1.00
4th Quarter                    2.00          2.00          1.00          1.00

   1994
- -----------
1st Quarter                    2.00          2.00          1.00          1.00
2nd Quarter                    2.00          2.00          1.00          1.00
3rd Quarter                    2.00          2.00          1.00          1.00
4th Quarter                      (1)**       2.00          5.00          1.00

(1)** There was no high asked price available for the fourth quarter of 1994.

         The Company's common stock was held by approximately 3,181 shareholders as of March 23, 1995 according to records of the Company's stock transfer agent. No cash dividends have been declared or paid on the Company's common stock to date. During 1989, 1990 and 1991, respectively, a 10% stock dividend was declared and paid on the Company's common stock.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         ALFC has had no disagreements with its certified public accountants regarding accounting and financial matters required to be disclosed herein.

                     COMPARISON OF RIGHTS OF SECURITYHOLDERS

         Upon consummation of the Merger, the holders of issued and outstanding ALFC common and preferred shares will receive Citizens Class A Common Stock. The rights of the holders of Citizens shares are governed by Citizens Articles of Incorporation, its bylaws and Colorado law, while the rights of holders of ALFC shares are governed by ALFC s Articles of Incorporation, its bylaws and Louisiana law. In most respects, the rights of holders of Citizens Class A shares and holders of ALFC common shares are similar. The following is a brief comparison of the rights of the holders of ALFC Common Stock and Preferred Stock with those of Citizens Class A Common Stock.

AUTHORIZED SHARES

         The aggregate number of shares which Citizens is authorized to issue is 50,000,000 shares of Class A Common Stock with no par value and 1,000,000 shares of Class B Common Stock , with no par value; of which 16,980,340 shares of such Class A Common Stock and 621,049 shares of Class B Common Stock are issued and outstanding, fully paid and non-assessable. These numbers do not include treasury shares.

         The aggregate number of shares which ALFC is authorized to issue is 2,129,600 shares of Common Stock with par value of $.125 per share and 200,000 shares of non-cumulative, non-voting, callable, convertible 8% Preferred Stock, par value $24.875 per share, of which 2,099,296 shares of such ALFC Common Stock and 10,545 shares of ALFC Preferred Stock are issued and outstanding, fully paid and non-assessable. These numbers do not include treasury shares, if any. ALFC's Articles of Incorporation do not permit the issuance of any additional classes of preferred stock.

DIVIDEND RIGHTS

         The cash dividends paid upon each share of Citizens Class A Common Stock is twice the cash dividends paid on each share of Citizens Class B Common Stock. Because ALFC has only one class of Common Stock, no such difference exists in the dividend rights of its Common Stock.

VOTING RIGHTS

         Those who hold ALFC shares on the date the Merger becomes effective will be entitled as a group to hold approximately 2,340,000 shares of Citizens Class A Common Stock or approximately 12.1% of Citizens Class A shares that Citizens anticipates will then be outstanding.

         The voting rights of Citizens Class A Common Stock and Class B Common Stock are equal in all respects except that the holders of Class B Common Stock have the exclusive right to elect a simple majority of the members of Citizens Board of Directors, and the holders of the Class A Common Stock have the exclusive right to elect the remaining directors.

         The holders of ALFC Common Stock are entitled to one vote for each share of stock held. Holders of ALFC Preferred Stock have no voting rights in the affairs of ALFC, except that the holders of Preferred Stock have the right to dissent from the merger. Neither the holders of ALFC Common Stock or Citizens Common Stock have cumulative voting rights in the election of directors.

         The Articles of Incorporation of Citizens provide that when, with respect to any action to be taken by Citizens shareholders the Colorado Corporation Code (now superseded by the Colorado Business Corporation Act) requires the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote thereon, or of any class or series, such action may be taken by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on such action. The power to amend the Articles of Incorporation, approve mergers and approve extraordinary asset transfers are all subject to this requirement.

         ALFC's Articles of Incorporation provide that, with respect to any action to be taken by ALFC shareholders including, but not limited to shareholder approval of amendments, mergers, consolidations, or asset transfers, such action may be taken by the affirmative vote of a majority of the voting shareholders present or represented at a meeting duly called and held on due notice, at which a quorum is present or represented.

         ALFC's bylaws provide that, subject to repeal or change by action of ALFC's shareholders, the power to alter, amend, or repeal ALFC's bylaws or to adopt new bylaws is vested in the Board of Directors. Citizens' Articles of Incorporation provide that Citizens' Board of Directors has the power to enact, alter, amend and repeal Citizens' bylaws not inconsistent with the laws of Colorado or Citizens' Articles of Incorporation, as the Board of Directors deems best for the management of Citizens; however, Colorado statutes give shareholders the right to amend and repeal bylaws even if not so provided for in the bylaws themselves.

         Special meetings of ALFC shareholders may be called by ALFC's President, its Board of Directors, or the holders of one fifth (1/5) or more of all the ALFC shares entitled to vote. Special meetings of Citizens' shareholders may be called by the Chairman of its Board, the Board of Directors, or the holders of 10% or more of all the Citizens shares entitled to vote. A majority of the shares of the outstanding capital stock entitled to vote constitutes a quorum of shareholders under the bylaws of ALFC. The bylaws of Citizens provide that one-third (1/3) of the votes entitled to be cast on a matter by a voting group shall constitute a quorum of that voting group. The bylaws of Citizens provide that shareholders can take action without a meeting provided that all the shareholders of the corporation entitled to vote have consented to the action in writing. ALFC's Articles of Incorporation provide that written consents signed by a majority of the voting shares outstanding shall be sufficient to authorize an action without a meeting.

PREEMPTIVE RIGHTS

         Authorized ALFC and Citizens shares may be issued at any time, and from time to time, in such amounts and for such consideration as may be fixed by the Board of Directors of ALFC and Citizens, respectively. No holder of Citizens or ALFC shares has any preemptive or preferential right to purchase or to subscribe for any shares of capital stock or other securities which may be issued by Citizens or ALFC.

LIABILITY OF DIRECTORS

         As authorized by Colorado law, Citizens Articles of Incorporation contain a provision to the effect that no director of Citizens shall be personally liable to Citizens or any of its shareholders for damages for any breach of duty as a director except to the extent limited by law. The Articles of Incorporation of ALFC contain no such provision.

LIQUIDATION RIGHTS

         In the event of any liquidation, dissolution, or winding up of Citizens, whether voluntary or involuntary, the holders of Citizens common shares are entitled to share, on a share-for-share basis, any of the assets or funds of Citizens which are distributable to its shareholders upon such liquidation, dissolution, or winding up.

         In the event of any liquidation, dissolution, or winding up of ALFC, whether voluntary or involuntary, the holders of ALFC preferred shares will have a preferential right to the distributable net assets of ALFC to the extent of $24.875 per share, which amounts to about $262,000 in the aggregate, plus all declared and unpaid dividends to the date of liquidation. Thereafter, ALFC common shareholders will be entitled to share, on a share-for-share basis, any of the remaining amounts or funds of ALFC which are distributable to its shareholders upon such liquidating, dissolution or winding up.

ASSESSMENT AND REDEMPTION

         Citizens shares to be issued upon consummation of the Merger will be fully paid and non-assessable. ALFC shares, for which full consideration has been paid, are deemed to the fully paid and non-assessable.

         ALFC preferred shares are callable at $25.00 per share by ALFC at any time. Additionally, such preferred shares are convertible into ALFC Common Stock, at any time, at the option of the holder. The original conversion ratio was two shares of ALFC Common Stock for each one share of preferred. As a result of subsequent common stock dividends, the conversion ratio has changed to 2.66 shares of common stock for each one share of preferred stock owned.

TRANSFER AGENT

         The transfer agent for ALFC shares is Hancock Bank of Louisiana, Baton Rouge, Louisiana. The transfer agent for Citizens shares is American Stock Transfer and Trust Company, New York, New York.

                                     EXPERTS

         The consolidated financial statements included in this Proxy Statement-Prospectus of American Liberty Financial Corporation and subsidiaries as of December 31, 1994 and 1993 and for each of the years in the two-year period ended December 31, 1994, have been audited by Amend, Smith & Co., P.C., independent certified public accountants, as stated in their report appearing herein and have been so included in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

         The consolidated financial statements of Citizens, Inc. and subsidiaries as of December 31, 1994 and 1993, and for each of the years in the three year period ended December 31, 1994, incorporated by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, as incorporated by reference, and upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The legal status of the Citizens Class A Common Stock to be issued pursuant to the Merger will be passed upon by Jones & Keller, P.C., 1625 Broadway, Suite 1600, Denver, Colorado 80202. An opinion as to the tax consequences of the Merger to ALFC and its shareholders will be rendered by Jones & Keller, P.C.

                      ELECTION OF DIRECTORS AND INFORMATION
                          CONCERNING EXECUTIVE OFFICERS

         Six directors are to be elected to serve until (i) the Merger is consummated; or (ii) if the Merger is not consummated, until the 1996 Annual Meeting of Shareholders and until their respective successors are elected and qualified. Following the information concerning the six nominees for directors is information concerning two executive officers, Messrs. Roth and Nunnelley, who are not also directors. It is intended that the stock in respect of which proxies are given pursuant to this solicitation will be voted for the election of the persons listed below, unless a shareholder specifies in the proxy that authority to vote for the election of directors is withheld. In the event any of the nominees should become unavailable for election, which is not now expected, the proxy will be voted for any substitute nominee or nominees designated by the management. The names of the nominees for whose election the proxies will be voted, and certain information regarding each are as follows:

                                                                                                Number of
                                                                                              common shares
                                  Principal                        Corporation                 owned as of
Name                         Age  Occupation                       Office held                April 27, 1995
- ----                         ---  ----------                       -----------                --------------
James Ira Dunham             53   President and Chairman           President and Chairman         564,561
                                   of the Board of ALFC             of the Board of ALFC
Wilfred Paul Duplessis       84   Rancher and Farmer               Secretary                      106,480
Charles Elliot Broussard     70   Rancher and Farmer                                               33,674
Dr. Monroe Jackson
  Rathbone, Jr.              68   Physician                        Medical Director                34,073
Frank W. Harrison, Jr.       66   Geologist and Investor                                              399
John Roy Melton              63   Geologist and Investor                                           73,780

         Each nominee has been a director since March 31, 1977 (except Mr. Harrison and Mr. Melton, who were elected on May 20, 1988), and has been elected to serve until the 1995 Annual Meeting of Shareholders and until each nominee's respective successor is elected and qualified.

         Mr. Dunham of Baton Rouge, Louisiana, has been President and Chairman of the Board of Directors of ALFC since its inception on March 31, 1977. Mr. Dunham has been President and Chairman of the Board of Directors of ALLIC since its inception on January 26, 1978, and all other subsidiaries since their respective inceptions. Mr. Dunham is a salaried executive officer of ALFC and of its subsidiary ALLIC. From 1965 to 1966 he was a life insurance agent for National Foundation Life Insurance Company, Oklahoma City, Oklahoma. From 1966 to 1969 he was promoted in succession to Zone, District, State and Regional Manager where he served until he became Assistant to the President in 1969 and served in this capacity for National Foundation Life until 1973. From 1973 to 1977, Mr. Dunham was Director of Corporate Development for Investors Trust, Inc. and its life insurance subsidiary in Indianapolis, Indiana. Since 1979 he has been involved in various aspects of oil and gas exploration, production and financing. Mr. Dunham is President and Chairman of the Board of First American Investment Corporation.

         Mr. Duplessis of Gonzales, Louisiana, is a rancher and farmer. He is a partner in a real estate development and director of the New River Soil Conversation District and Community Land Development Company, Inc. Mr. Duplessis is also a former member of the

Ascension Parish School Board, Louisiana School Board Legislative Committee and Past President of the Louisiana Cattlemen's Association. He was also elected a Vice President of the Area V Soil and Water Conservation of Louisiana. He has held oil and gas mineral interests as a landowner for over 40 years. He is also a director of First American Investment Corporation.

         Mr. Broussard of Kaplan, Louisiana, is a rice farmer and rancher. Mr. Broussard is a Past President of the National Rice Growers Association. He is also on the Board of Directors of Universal Fabricators, Inc. In addition, he is Past President of the Beef Industry Council. He has held and managed oil and gas mineral interests for a number of years, and was an oil and gas mineral lease broker. In 1986 Mr. Broussard was selected Acadian Man of the Year by the International Relationship Association of Acadiana. He is also a Director of First American Investment Corporation and President of Inexpo. In 1985 he was ABWA Man of the Year and Past President of Gulf Intercoastal Canal Association and Vice President of the Midwinter Fair Association, LA Livestock Sanitary Board Commission and director for Acadian District Livestock Show. He is also a member of the Wetlands Task Force.

         Dr. Rathbone has practiced surgery in Baton Rouge, Louisiana, since 1958. He is Medical Director of Our Lady of the Lake Regional Medical Center and Chairman of the Board of the Cancer Radiation and Research Foundation, Inc. He is a director of Gulf States Utilities Company and also a director of First American Investment Corporation.

         Mr. Harrison of Lafayette, Louisiana, is an independent oil operator and consulting geologist. Mr. Harrison serves as a board member of Premier Bank of Baton Rouge. He is a Past President of the American Association of Petroleum Geologists, the Lafayette Geological Society, and the Gulf Coast Association of Geological Societies. Additionally, he serves on the Board of Directors of the Independent Petroleum Association of America, is Past President of the American Geologist Institute, and is a member of the Houston Geological Society, New Orleans Geological Society, and the Baton Rouge Geologist Society. He is also a director of First American Investment Corporation and Gulf States Utilities Company and Premier Bank Corp.

         Mr. Melton of Dallas, Texas, has been a Geologist since 1956. His primary business is oil and gas exploration and production. He is a partner of Dynamic Oil & Gas, an active member of the American Association of Petroleum Geologists since 1958, and a member of the Dallas Geological Society. He is also a director of First American Investment Corporation.

         ALFC does not have an audit, nominating, or compensation committee or any similar committee of the Board of Directors. The 1994 Annual Directors' meeting was held on May 12, 1994; five other meetings of the directors were held in 1994. The average attendance at all meetings of the Board was 88.9%. All directors' individual attendance at 1994 Board meetings was at least 75%, except for Dr. Rathbone, who attended two-thirds of the Board meetings.

         The following two individuals are executive officers but not directors of the Company:

                                  Principal                  Period of Service as
Name                      Age     Occupation                      an Officer
- ----                      ---     ----------                 --------------------
Gary L. Roth              55      Administrative Vice
                                    President                   Since May 1993

Robert R. Nunnelley       61      Controller and
                                    Treasurer                   Since July 1991

         The executive officers of the Company serve at the discretion of the Board of Directors.

Mr. Roth, was appointed Administrative Vice President of the Company on May 14, 1993. Mr. Roth has been in the life insurance business since 1964 and has a variety of experience including manager of data processing, board member, secretary, vice president and senior vice president of several companies. Mr. Roth's past experience also includes service as vice president of research and development of a software company based in Dallas, Texas.

Mr. Nunnelley, FLMI, was appointed Controller of the Company on July 8, 1991 and Treasurer of the Company on February 5, 1993. Mr. Nunnelley has accumulated over thirty years of experience in the insurance industry and brings with him a variety of managerial experience on both an executive and departmental level. He has served in various capacities including, member of the board of directors, vice president and chief operations officer, chief accounting officer, chief financial officer, manager of accounting, data processing and policy service departments.

         No family relationship exists between or among any of the above named persons. No officer or director is a director of any other company having a class of equity securities registered under the Securities Act of 1934, as amended, or any company registered as an investment company under the Investment Company Act of 1940, as amended. There are no arrangements or undertakings between any of the named directors and any other persons pursuant to which any director was elected as a director or was nominated as a director. Based solely upon a review of Forms 3, 4 and 5 furnished to the Company no person required to file such forms failed to file any of the above forms on a timely basis.

                                  OTHER MATTERS

         The ALFC Board does not intend to bring any matters before the Meeting other than those specifically set forth in the notice of meeting accompanying this Proxy Statement-Prospectus and does not know of any matters to be brought before the Meeting by others. If any other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the judgment of the ALFC Board.

         In the event that the Merger is not approved by the ALFC shareholders, any ALFC shareholder who wishes to present a proposal for consideration at the 1996 annual meeting, which is anticipated to be held on Friday, May 12, 1996, of ALFC shareholders must submit such proposal in accordance with the rules promulgated by the SEC. In order for a proposal to be included in ALFC proxy materials relating to the 1996 annual meeting, the shareholder must have submitted such proposal in writing to ALFC not later than December 31, 1995. Such proposals should be addressed to: Office of the Secretary, Mr. Wilfred P. Duplessis, American Liberty Financial Corporation, P.O. Box 64626, Baton Rouge, Louisiana 70896.

                   DEADLINE FOR CITIZENS SHAREHOLDER PROPOSALS

         Any Citizens shareholder who wishes to present a proposal for action at the 1996 Annual Meeting of the Citizens shareholders must submit his or her proposal in writing by Certified Mail -- Return Receipt Requested, to Citizens, Inc., 400 East Anderson Lane, Austin, Texas 78752.

                              FINANCIAL STATEMENTS


                     AMERICAN LIBERTY FINANCIAL CORPORATION
                                AND SUBSIDIARIES

FINANCIAL STATEMENTS FOR YEAR ENDED DECEMBER 31, 1994

Independent Auditors' Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
Consolidated Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
Consolidated Statements of Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
Consolidated Statements of Changes in Stockholders' Equity  . . . . . . . . . . . . . . . . . . . . .     5
Consolidated Statements of Cash Flows . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
Notes to Consolidated Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8

FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED MARCH 31, 1995

Unaudited Consolidated Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
Unaudited Consolidated Statements of Operations . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
Unaudited Consolidated Statements of Cash Flows . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
Notes to Consolidated Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6

                            AMEND, SMITH & CO., P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS

Bill D. Amend                                              1100 Oklahoma Tower
Joseph E. Brueggen                                             210 Park Avenue
Kenneth L. Carney                                 Oklahoma City, OK 73102-5602
Carl E. Denning                                            BUS: (405) 272-1040
Joseph W. Hornick                                          FAX: (405) 235-6180
Kevin D. Howard                                                 1-800-570-1040
Van R. Minelli
H. Kirby Smith
Nora M. Vinyard

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
American Liberty Financial Corporation
Baton Rouge, Louisiana

We have audited the accompanying consolidated balance sheets of American Liberty Financial Corporation and Subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Liberty Financial Corporation and Subsidiaries as of December 31, 1994 and 1993, and the consolidated results of their operations and their consolidated cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                               /s/ Amend, Smith & Co., P.C.
                                               ----------------------------
                                               AMEND, SMITH & CO., P.C.

Oklahoma City, Oklahoma
February 27, 1995

CONSOLIDATED BALANCE SHEETS

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

                                                                                      December 31,
                                                                                  1994            1993
                                                                             -----------      -----------
ASSETS

Investments
  Fixed maturity bonds, held-to-maturity (fair value of
    $12,881,320 in 1994 and $11,905,843 in 1993)                             $14,172,110      $11,533,518
  Mortgage-backed securities (fair value of $152,355
    in 1994 and $207,609 in 1993)                                                167,307          212,930
  Policy loans                                                                   193,000          139,189
  Short-term investments                                                         764,022        1,504,375
                                                                             -----------      -----------
     Total Investments                                                        15,296,439       13,390,012
                                                                             -----------      -----------

Restricted Cash
  Funds in escrow per public offering of stock                                   529,818          512,731
                                                                             -----------      -----------
Cash                                                                             152,132          131,201
                                                                             -----------      -----------
Investments--Related Parties--Oil and Gas Partnerships                             1,039              641
                                                                             -----------      -----------
Accrued Investment Income                                                        307,164          260,657
                                                                             -----------      -----------
Accounts and Notes Receivable
  Agents' notes receivable                                                            --            5,219
  Agents' accounts receivable, net of allowance for
    uncollectible accounts of $184,721 in 1994 and
    $185,025 in 1993                                                             406,157          567,604
  Income tax receivable                                                            2,777               --
  Receivable from oil and gas partnerships                                         8,906           14,900
  Other receivables, net of allowance of $2,665 in 1994                           59,278           46,693
                                                                             -----------      -----------
     Total Accounts And Notes Receivable                                         477,118          634,416
                                                                             -----------      -----------
Recoverable on Reinsurance                                                         9,093            5,493
                                                                             -----------      -----------
Deferred Policy Acquisition Costs                                              6,950,147        7,236,055
                                                                             -----------      -----------
Property and Equipment
  Building                                                                       477,130          477,130
  Fixtures and equipment                                                         581,925          589,483
  Less: Accumulated depreciation                                               (474,495)        (407,952)
                                                                             -----------      -----------
                                                                                 584,560          658,661
                                                                             -----------      -----------
Deferred Offering Costs                                                           69,087           68,047
                                                                             -----------      -----------
Deferred Tax Asset                                                             1,831,268        1,821,795
                                                                             -----------      -----------
Other Assets                                                                     107,902           89,068
                                                                             -----------      -----------
TOTAL ASSETS                                                                 $26,315,767      $24,808,777
                                                                             ===========      ===========


See notes to consolidated financial statements.

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

                                                                                        December 31,
                                                                                   1994            1993
                                                                               -----------      -----------
LIABILITIES
Policy Liabilities and Accruals
  Future policy benefits:
   Life                                                                        $10,893,707      $ 9,403,394
   Accident and health                                                           3,290,216        2,765,523
  Policy claims payable:
   Life                                                                            128,297          157,205
   Accident and health                                                             813,000          752,685
                                                                               -----------      -----------
       Total Policy Liabilities and Accruals                                    15,125,220       13,078,807
                                                                               -----------      -----------

Other Policyholders' Funds
  Policy guaranteed additonal benefits and accrued interest                        372,360          404,328
  Dividends and accrued interest                                                   434,443          412,671
  Amounts submitted with unprocessed applications                                    5,412           21,351
                                                                               -----------      -----------
       Total Other Policyholders' Funds                                            812,215          838,350
                                                                               -----------      -----------

Other Liabilities
  Accounts payable, trade                                                           95,199           49,828
  Payable for costs of public offering of stock of subsidiary                        1,516            2,600
  Amounts held for Agents                                                           89,113           78,644
  Accrued taxes, other than income taxes                                            99,339          122,216
  Other withholdings payable                                                        37,399           35,777
  Income taxes payable                                                                  --            8,094
  Deferred income taxes                                                          1,870,328        2,019,807
  Unearned interest income on policy loans                                           7,114            5,183
  Note from stockholder                                                             30,620               --
                                                                               -----------      -----------
       Total Other Liabilities                                                   2,230,628        2,322,149
                                                                               -----------      -----------
       Total Liabilities                                                        18,168,063       16,239,306
                                                                               -----------      -----------

Deferred Credit -- Sales Proceeds Collected from Public
  Offering of Stock of Subsidiary, net of subscriptions
  receivable                                                                        15,351           11,050
                                                                               -----------      -----------
Minority Interest in Consolidated Subsidiary                                        14,954           23,488
                                                                               -----------      -----------
Related Party Transactions and Contingent Liabilities                                   --            2,428
                                                                               -----------      -----------

STOCKHOLDERS' EQUITY
Capital shares:
    Preferred stock, 8% non-cumulative, convertible and callable, par value
      $24.875, 200,000 shares authorized, issued and
      outstanding, 10,525 shares in 1994 and 10,885 shares in 1993                 261,809          270,764
    Common stock, par value $.125, 2,129,600 shares authorized, issued and outstanding, 2,099,187 shares in 1994 and 2,098,229
      shares in 1993                                                               262,398          262,278
Other stockholders' equity:
    Additional paid-in capital                                                   6,018,187        6,009,351
    Syndication costs on oil and gas partnership                                       (80)            (80)
    Retained earnings (exceeds accumulated deficit as determined in accordance with statutory accounting requirements by
      $4,889,862 in 1994 and $4,675,437 in 1993)                                 1,575,085        1,990,192
                                                                               -----------      -----------
        Total Stockholders' Equity                                               8,117,399        8,532,505
                                                                               -----------      -----------
        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $26,315,767      $24,808,777
                                                                               ===========      ===========

See notes to consolidated financial statements.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

            AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

                                                                                Year Ended December 31,
                                                                                 1994             1993
                                                                              ----------       ----------
REVENUES
  Premiums:
    Life                                                                      $3,888,940       $4,202,192
    Accident and health                                                        3,809,377        3,728,561
                                                                              ----------       ----------
        Total Premiums                                                         7,698,317        7,930,753
  Net investment income                                                        1,026,343          868,962
  Realized gains on investments                                                    2,677           12,889
  Other income                                                                   186,587          249,156
                                                                              ----------       ----------
        Total Revenues                                                         8,913,924        9,061,760
                                                                              ----------       ----------

BENEFITS AND EXPENSES

Benefits, Claims, and Settlement Expenses
  Death benefits                                                               1,094,776        1,168,548
  Accident and health benefits                                                 1,805,499        1,678,926
  Policy guaranteed additional benefits and interest                              33,790           45,716
  Cash surrender values paid                                                     209,229          210,101
  Interest paid to policyholders                                                  81,190           71,208
  Change in liabilities for future policy benefits:
    Life                                                                       1,137,331        1,459,882
    Accident and health                                                          524,693          361,973
                                                                              ----------       ----------
        Total Benefits, Claims, and Settlement Expenses                        4,886,508        4,996,354
                                                                              ----------       ----------
Policyholders' Share of Earnings on Participating Policies                        88,675           99,546
                                                                              ----------       ----------

Underwriting, Acquisition, Insurance, and Operating Expenses
  Amortization of deferred policy acquisition costs                            1,452,826        1,446,408
  Other:
    General, administrative, and commission expenses                           2,652,500        2,491,508
    Taxes, licenses and fees                                                     384,167          378,067
    Advances in excess of commissions earned                                          --           21,223
                                                                              ----------       ----------
        Total Underwriting, Acquisition, Insurance,
          and Operating Expenses                                               4,489,493        4,337,206
                                                                              ----------       ----------
Other (Income) Expenses -- Equity in (Gains)
  Losses of Partnerships                                                            (518)             (52)
                                                                              ----------       ----------

        Total Benefits and Expenses                                            9,464,158        9,433,054
        Loss Before Provision For Income Taxes and
          Minority Interest in Net Loss of
          Consolidated Subsidiary                                               (550,234)        (371,294)
                                                                              ----------       ----------

PROVISION FOR (BENEFIT FROM) INCOME TAXES
  Current                                                                         32,359           60,758
  Deferred                                                                      (158,952)        (254,238)
                                                                              ----------       ----------
        Total Provision For (Benefit From) Income Taxes                        (126,593)        (193,480)
                                                                              ---------        ---------
MINORITY INTEREST IN NET LOSS OF CONSOLIDATED SUBSIDIARY                         (8,534)          (1,761)
                                                                              ---------        ---------
NET LOSS                                                                      $(415,107)       $(176,053)
                                                                              =========        =========
NET LOSS PER COMMON PRIMARY SHARE                                                 $(.20)           $(.08)
                                                                              =========        =========
NET LOSS PER FULLY DILUTED SHARE                                                  $(.20)           $(.08)
                                                                              =========        =========

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

                                                                      Additional
                                             Preferred     Common       Paid-In     Syndication    Retained
                                               Stock        Stock       Capital        Costs       Earnings
                                             ---------     --------   ----------    -----------   ----------
BALANCE AT DECEMBER 31, 1992                  $270,764     $262,277   $5,542,332        $(80)     $2,166,245
  Scrip stock redeemed                              --            1           --          --              --
  Increase in equity resulting
    from issuance of stock
    by consolidated subsidiary                      --           --      467,019          --              --
  Net loss                                          --           --           --          --        (176,053)

BALANCE AT DECEMBER 31, 1993                   270,764      262,278    6,009,351         (80)      1,990,192
  Conversion of preferred shares
    to common shares                            (8,955)         120        8,836          --              --
  Net loss                                          --           --           --          --        (415,107)

BALANCE AT DECEMBER 31, 1994                  $261,809     $262,398   $6,018,187        $(80)     $1,575,085


See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

                                                                                Year Ended December 31,
                                                                                 1994             1993
                                                                                 ----             ----
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                          $  (415,107)     $  (176,053)
  Adjustments to reconcile net income to net cash provided (used)
    by operating activities:
      Net amortization of premiums and discounts on fixed
        maturity bonds                                                            15,510            8,006
      Realized gains on investments                                               (2,677)         (12,889)
      Loss on sale of property and equipment                                       1,549              468
      Equity in (gains) losses of partnerships                                      (518)             (52)
      Provision for losses on Agents' and other accounts receivable                3,463           18,551
      Amortization of deferred policy acquisition costs                        1,452,826        1,446,408
      Depreciation and amortization of property and equipment                     77,539           86,858
      Amortization or organization costs                                           2,836            2,836
      Change in deferred tax asset                                                (9,473)        (253,416)
      Change in deferred income tax liability                                   (149,479)            (822)
      Minority interest in net income (loss) of
        consolidated subsidiary                                                   (8,534)          (1,761)
      Changes in operating assets and liabilities:
        Decrease (increase) in policy loans                                      (53,811)         (26,571)
        Decrease (increase) in accrued investment income                         (46,507)         (43,699)
        Decrease (increase) in Agents' accounts receivable                       166,970          320,149
        Decrease (increase) in income taxes receivable                            (2,777)           9,909
        Decrease (increase) in receivable from oil and gas
          partnerships                                                             5,994           (5,109)
        Decrease (increase) in other receivables                                 (15,250)         (35,371)
        Decrease (increase) in recoverable on reinsurance                         (3,600)           1,373
        Decrease (increase) in deferred policy acquisition costs              (1,166,918)      (1,736,700)
        Decrease (increase) in other assets before amortization
          of organization costs                                                  (21,670)         (38,921)
        Increase (decrease) in policy liabilities and accruals                 2,046,413        2,170,445
        Increase (decrease) in policy guaranteed additional
          benefits and accrued interest                                          (31,968)          39,039
        Increase (decrease) in dividends and accrued interest                     21,772          (17,581)
        Increase (decrease) in amounts submitted with
          unprocessed applications                                               (15,939)           8,040
        Increase (decrease) in accounts payable, trade                            45,371          (27,812)
        Increase (decrease) in amounts held for Agents                            10,469           (6,379)
        Increase (decrease) in accrued taxes other than
          income taxes                                                           (22,877)          71,839
        Increase (decrease) in other withholdings payable                          1,622           14,851
        Increase (decrease) in income taxes payable                               (8,094)          (7,815)
        Increase (decrease) in related party transactions                         (2,428)           2,428
        Increase (decrease) in unearned interest income on
          policy loans                                                             1,931            1,016
                                                                             -----------      -----------
        Net Cash Provided By Operating Activities                              1,876,638        1,811,265
                                                                             -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sales and calls before maturity of fixed
    maturity bonds                                                              170,134        1,362,966
  Purchases of fixed maturity bonds                                          (2,775,934)      (5,736,322)
  Purchases of certificates of deposit                                          (67,564)         (41,642)
  Redemption of certificates of deposit                                         698,784        4,164,552
  Decrease (increase) in other short-term investments                           109,133         (135,451)
  Distributions from oil and gas partnership                                        120              107
  Proceeds from sales of property and equipment                                   1,200            2,775
  Purchases of property and equipment                                            (6,190)         (28,728)
                                                                             ----------         --------
  Net Cash Used In Investing Activities                                      (1,870,317)        (411,743)
                                                                             ----------         --------

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

                                                                                Year Ended December 31,
                                                                                 1994             1993
                                                                                 ----             ----
CASH FLOWS FROM FINANCING ACTIVITIES
  Sales proceeds collected from public offering of stock of
    subsidiary                                                                  $  3,200     $    59,050
  Deferred offering costs incurred                                                (1,039)        (29,068)
  Increase (decrease) in payable for costs of public offering of
    stock of subsidiary                                                           (1,084)          2,321
  Repayment of borrowings                                                             --      (1,432,929)
  Proceeds from borrowing                                                         30,620              --
                                                                                --------     -----------
    Net Cash Provided By Financing Activities                                     31,697      (1,400,626)
                                                                                --------     -----------
    Increase (Decrease) In Cash And Restricted Cash                               38,018          (1,104)

CASH AND RESTRICTED CASH AT BEGINNING OF YEAR                                    643,932         645,036
CASH AND RESTRICTED CASH AT END OF YEAR                                         $681,950     $   643,932


See notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

December 31, 1994

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of certain significant accounting policies followed in the preparation of these financial statements.

Principles of Consolidation: The consolidated financial statements include the accounts of American Liberty Financial Corporation (the Company) and its wholly-owned subsidiaries, which are: American Liberty Life Insurance Company; American Liberty Exploration Corporation; American Liberty Exploration Corporation, 1981-1; American Liberty Exploration Corporation, 1982-1, and American Liberty Securities Corporation; and majority-owned subsidiary, First American Investment Corporation, which includes Funeral Homes of Louisiana, Inc. and Funeral Homes of America, Inc. (both wholly-owned subsidiaries of First American Investment Corporation). All material intercompany accounts and transactions have been eliminated.

Investment Securities: In May 1993, the Financial Accounting Standards Board issued SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. Statement 115 requires the Company to classify its investments in debt and equity securities into three categories as held-to-maturity, trading, and available for sale. The classifications the Company utilizes determine the related accounting treatment for each category of investments. Investments classified as trading are accounted for at fair value; available for sale are accounted for at fair value with unrealized gains or losses, net of taxes, excluded from earnings, and in a separate component of shareholders' equity; and held-to-maturity are accounted for at amortized cost. The Company adopted Statement 115 effective December 31, 1993.

All investment securities are adjusted for amortization of premiums and accretion of discounts. Amortization of premiums and accretion of discounts are recorded to income over the contractual maturity or estimated life of the individual investment on the level yield method. The Company has the ability and intent to hold to maturity

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

December 31, 1994

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED

Investment Securities -- Continued
its investment securities classified as held-to-maturity; accordingly, no adjustment has been made for the excess, if any, of amortized cost over market. In determining the investment category classifications, management considers its asset/liability strategy, changes in interest rates and prepayment risk, the need to increase capital, and other factors. Under certain circumstances (including the deterioration of the issuer's credit worthiness, a change in tax law, or statutory or regulatory requirements), the Company may change the investment security classification. All proceeds received in 1993 and 1994 from securities classified as held-to-maturity were from calls and early redemptions over which the Company had no control. There were no sales in the held-to-maturity category. Gain or loss on sale of investments is based upon the specific identification method.

Mortgage-Backed Securities: Mortgage-backed securities represent participating interests in pools of long-term first mortgage loans originated and serviced by issuers of the securities. Mortgage-backed securities are carried at unpaid principal balances, adjusted for unamortized premiums and unearned discounts. Premiums and discounts are amortized using methods approximating the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments. Management intends, and has the ability, to hold such securities to maturity. Should any be sold, cost of securities sold is determined using the specific identification method.

Cash Equivalents: For the purposes of cash flows, the Company considers cash and cash equivalents to be composed of non-interest bearing cash accounts and restricted cash, and cash in escrow (interest bearing) related to the subsidiary public offering of stock.

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

December 31, 1994

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED

Cash Equivalents -- Continued

Basis of Oil and Gas Accounting: American Liberty Financial Corporation and its subsidiaries have elected to use the "successful efforts" method of costing for their oil and gas operations through investments in oil and gas partnerships. Under successful efforts costing, except for acquisition costs of properties, a direct relationship between costs incurred and specific reserves discovered is required before costs are identified with assets.

An acquired property is regarded as an asset until either a determination is made that it does not contain oil and gas reserves or the property is surrendered. Capitalized costs relating to producing properties are amortized as the reserves underlying those properties are produced.

Allowance for Uncollectible Accounts: Receivable accounts are periodically reviewed by management for collectibility. An allowance account has been established for the estimated uncollectible balance at the end of each year.

Deferred Policy Acquisition Costs: American Liberty Life Insurance Company currently issues only individual ordinary life and individual accident and health policies. Certain costs of acquiring insurance policies are deferred at the time the Company incurs the cost. The deferred costs are then amortized against income over the benefit period up to a maximum of 20 years. Amortization is based on the same assumptions used for future policy benefits as described below.

Depreciation and Amortization: Depreciation and amortization are computed by the double-declining and straight-line methods at rates estimated to recover the cost of the related assets over their

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

December 31, 1994

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED

Depreciation and Amortization -- Continued

expected useful lives. The range of such lives is from 3 to 31.5 years.

Deferred Offering Cost: Specific incremental costs directly attributable to a public offering of common stock of First American Investment Corporation currently in process (See Notes J and N.) have been deferred and will be charged against the gross proceeds of the offering, or charged to expense if the offering is terminated.

Organization Costs: Organization costs incurred in 1990 for Funeral Homes of Louisiana, Inc. are being amortized on a straight-line basis over a 60 month period.

Intangible Assets: Intangible assets acquired by First American Investment Corporation are being amortized on a straight-line basis over a 60 month period.

Future Policy Benefits: Reserves for future policy benefits for all of the Company's traditional plans of life insurance have been computed principally by the net level premium method with assumptions as to investment yields, mortality, and withdrawals based upon Company and industry experience, adjusted to provide for possible unfavorable deviation from the mortality table and investment yield assumptions. Reserves for accident and health benefits have been computed with assumptions that consider investment yields, morbidity, and withdrawals based upon Company and industry experience, adjusted to provide for possible unfavorable deviation from the morbidity table and investment yield assumption.

The benefit reserves for annuities are stated at full fund accumulation balance with allowance for surrender charges.

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

December 31, 1994

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED

Future Policy Benefits -- Continued

Policy Claims Payable: The liability for policy claims payable is composed of claims reported but not paid and claims incurred but not reported.

American Liberty Life Insurance Company has developed a procedure for calculating incurred but unreported health benefit claim costs based on averaging prior year claims using dates that claims are incurred, reported to the insurance company, and subsequently paid by the insurance company. In addition, the insurance company, in 1993, initiated procedures to specifically identify and reserve for "jumbo claims" based on claimant's medical history and similar experience.

Deferred Income Taxes: The Company computes and records income taxes payable based upon current taxable income. Deferred tax liabilities and assets are provided for termporary differences between book and tax asset and liability basis in accordance with SFAS 109 at current income tax rates. The actual tax liability or credit will depend on subsequent operations of the Company and its subsidiaries and the rates in effect at the time such differences in basis are taxed. Items relating to the deferred income tax liabilities arise from temporary differences related to capitalization of deferred acquisition costs.

The deferred tax asset is the result of items relating principally to temporary differences between accounting and tax reserve methods for the insurance subsidiary and to net operating loss carryovers and minimum tax credit carryovers. A valuation account has been established for a portion of the deferred tax asset which may expire before being used to offset taxable income.

Issuance of Stock by Subsidiary: Changes in American Liberty Financial Corporation's proportionate share of equity in first

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

December 31, 1994

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED

Issuance of Stock by Subsidiary -- Continued

American Investment Corporation, which resulted from the additional equity raised by the subsidiary through issuance of its stock (See Note N.), are accounted for as an equity transaction in consolidation.

Recognition of Revenue: Insurance premium revenues are recognized as income when earned. Premiums are reflected net of reinsurance ceded. (See Note G.)

Earnings Per Share: Primary earnings per share are computed on the weighted average number of shares of common stock and equivalents (convertible preferred stock) assumed outstanding during the year of computation.

Fully diluted earnings per share are computed based on the weighted average number of shares of common stock and equivalents assumed outstanding during the year as if the convertible preferred stock had been converted at the beginning of the period.

Reclassification: Certain prior year amounts have been reclassified to conform with current year presentation.

NOTE B -- NATURE OF BUSINESS

The Company was incorporated under the Louisiana Business Corporation Act for the purpose of organizing and financing a proposed Louisiana life insurance company. American Liberty Life Insurance Company began insurance marketing operations in March, 1979.

American Liberty Exploration Corporation, American Liberty Exploration Corporation, 1981-1, and American Liberty Exploration Corporation, 1982-1 were incorporated on October 23, 1980, July 6,

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

December 31, 1994

NOTE B -- NATURE OF BUSINESS - CONTINUED

1981, and January 7, 1982, respectively, under the laws of the State of Louisiana. These corporations were established for the purpose of forming partnerships in commendam (similar to limited partnerships in other states) in which the corporations are general partners, and with the intent to invest in leasing, exploration, development, production, and operation of various oil and gas properties.

American Liberty Securities Corporation was incorporated on July 1, 1981 under the laws of the State of Louisiana. American Liberty Securities Corporation was established for the purpose of recruiting and training a sales staff to market specific qualifying securities.

First American Investment Corporation was formed in November, 1984 for the purpose of organizing and financing proposed funeral home companies (Funeral Homes of Louisiana, Inc. and Funeral Homes of America, Inc.), and a proposed Louisiana life insurance company (First Investment Life Insurance Company). Funeral Homes of Louisiana, Inc. was formed in 1989 and Funeral Homes of America was formed in 1993. See Notes J and N for a discussion of First American Investment Corporation's stock offering.

NOTE C -- NET INVESTMENT INCOME, FIXED MATURITY BONDS, MORTGAGE-
          BACKED SECURITIES, AND SHORT-TERM INVESTMENTS

Interest income from fixed maturity bonds, short-term investments, and policy loans are as follows:

                                                                                 1994             1993
                                                                                 ----             ----
Fixed maturity bonds, held-to-maturity                                       $  951,392         $716,061
Mortgage-backed securities                                                       11,937           18,325
Short-term investments and policy loans                                          90,522          169,421
                                                                             ----------         --------
     Total Interest                                                           1,053,851          903,807
Less: Investment expenses                                                       (27,508)         (34,845)
                                                                             ----------         --------
Net Investment Income                                                        $1,026,343         $868,962
                                                                             ==========         ========

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

December 31, 1994

NOTE C -- NET INVESTMENT INCOME, FIXED MATURITY BONDS, MORTGAGE-
          BACKED SECURITIES, AND SHORT-TERM INVESTMENTS - CONTINUED

Fixed maturity bonds held-to-maturity are as follows:

                                                                          Gross          Gross
                                                           Amortized    Unrealized    Unrealized       Fair
                                                             Cost         Gains         Losses        Value
                                                             ----         -----         ------        -----
1994
  U.S. Treasury Securities and obligations of
   U.S. Government and agencies                          $ 2,041,057   $  1,685      $   39,052    $ 2,003,690
  Corporate Securities                                     6,789,555      6,830         518,755      6,277,630
  Debt Securities issued by states and
    political subdivisions:
      U.S.                                                    289,679         --          28,679        261,000
      Other countries                                         403,201         --          41,201        362,000
  Other Debt Securities (Public Utilities):
      U.S.                                                  4,337,480      1,072         630,552      3,708,000
      Other countries                                         311,138         --          42,138        269,000
                                                          -----------   --------      ----------    -----------
        Total Fixed Maturity Bonds at 12/31/94            $14,172,110   $  9,587      $1,300,377    $12,881,320
                                                          ===========   ========      ==========    ===========
1993
  U.S. Treasury Securities and obligations of U.S.
    Government and agencies                               $ 1,128,795   $115,858      $       --    $ 1,244,653
  Corporate Securities                                      6,045,007    322,039          20,856      6,346,190
  Debt Securities issued by states and political
    subdivisions:
      U.S.                                                    104,301      5,699              --        110,000
      Other countries                                         107,663         --           6,663        101,000
  Other Debt Securities (Public Utilities):
      U.S.                                                  3,939,943     46,366          93,309      3,893,000
      Other countries                                         207,809      3,191              --        211,000
                                                          -----------   --------      ----------    -----------
        Total Fixed
          Maturity Bonds at 12/31/93                      $11,533,518   $493,153      $  120,828    $11,905,843
                                                          ===========   ========      ==========    ===========

Mortgage-backed securities consist of the following:

                                                                         Gross        Gross
                                                           Amortized   Unrealized  Unrealized       Fair
                                                             Cost        Gains       Losses        Value
                                                             ----        -----       ------        -----
1994
  GNMA                                                      $167,307       $-        $14,952      $152,355
                                                            ========       ==        =======      ========
1993
  GNMA                                                      $212,930       $-        $ 5,321      $207,609
                                                            ========       ==        =======      ========

The amortized cost and estimated market value of debt securities at December 31, 1994, by contractual maturity, are as follows:

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

December 31, 1994

NOTE C -- NET INVESTMENT INCOME, FIXED MATURITY BONDS, MORTGAGE-BACKED
          SECURITIES, AND SHORT-TERM INVESTMENTS - CONTINUED

                                                                               Amortized           Fair
                                                                                 Cost             Value
                                                                                 ----             -----
Due on one year or less                                                     $   226,815       $   228,500
Due after one year through five years                                         1,082,094         1,062,880
Due after five years through ten years                                        5,528,793         5,201,550
Due after ten years                                                           7,334,408         6,388,390
                                                                            -----------       -----------
                                                                             14,172,110        12,881,320
Mortgage-backed securities                                                      167,307           152,355
                                                                            -----------       -----------
                                                                            $14,339,417       $13,033,675
                                                                            ===========       ===========

Short-term investments and restricted cash included $876,026 and $845,025 invested in Merrill Lynch U.S.A. Government Reserves at December 31, 1994 and 1993, respectively.

NOTE D -- INVESTMENTS IN OIL AND GAS PARTNERSHIPS

The Company accounts for its interest in oil and gas partnerships through its subsidiaries which are the general partners on the equity method of accounting. Investment balances in the partnership at December 31, 1994 and 1993 were $1,039 and $641, respectively.

NOTE E -- DEFERRED POLICY ACQUISITION COSTS

Details of deferred policy acquisition costs are as follows:

                                                                                1994             1993
                                                                                ----             ----
Beginning balance                                                            $7,236,055       $6,945,763
Deferrable costs incurred, commissions
  on first year and renewal business                                          1,098,193        1,522,485
Other                                                                            68,725          214,215
                                                                             ----------       ----------
                                                                              8,402,973        8,682,463
Charged against income                                                        1,452,826        1,446,408
                                                                             ----------       ----------
  Ending Balance                                                             $6,950,147       $7,236,055
                                                                             ==========       ==========
Net (decrease) increase in balance                                           $ (285,908)      $  290,292
                                                                             ==========       ==========
First year gross premiums                                                    $1,016,056       $1,631,227
                                                                             ==========       ==========
Renewal year gross premiums                                                  $6,714,438       $6,348,472
                                                                             ==========       ==========

NOTE F -- INDIVIDUAL PARTICIPATING LIFE POLICIES

Individual participating life insurance policies are 17 percent of the amounts for insurance in force and seven percent of premium

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

December 31, 1994

NOTE F -- INDIVIDUAL PARTICIPATING LIFE POLICIES - CONTINUED

income for life insurance related plans. Insurance earnings and dividends on individual participating life policies are determined by actuarial assumptions included in asset share studies prepared at the time the policies are developed. The policies become eligible for dividends when the policies have been paid to the end of the second year. The amount of dividends to be paid to policyholders is determined annually as a percentage of the basic gross annual premium of the policies and is declared by the Board of Directors based on mortality and persistency experience on the participating policies during the year. Dividends are not guaranteed on individual participating life policies.

NOTE G -- REINSURANCE

Liability for future policy benefits is reported before the effects of reinsurance. Reinsurance receivables (including amounts related to insurance liabilities) are reported as assets. Estimated reinsurance receivables are recognized in a manner consistent with the liabilities related to the underlying reinsurance contracts. Such amounts have been presented in accordance with Statement of Financial Accounting Standards No. 113, Accounting and Reporting for Reinsurance of Short Duration and Long Duration Contracts. The Company is liable if the reinsuring companies are unable to meet their obligations under the reinsurance agreements.

                                                                                               Percentage
                                                      Ceded To      Assumed                     Of Amount
    December 31,                          Gross         Other      From Other        Net         Assumed
        1994                             Amount       Companies    Companies       Amount        To Net
        ----                             ------       ---------    ---------       ------        ------
Life insurance in force
 (in thousands)                         $   40,735    $    884          $ -       $   39,851        $ -
Premiums, life insurance                $3,643,028    $ (2,489)         $ -       $3,645,517        $ -

American Liberty Life Insurance Company retains life insurance risk up to a maximum of $32,000. If the policy coverage exceeds $32,000, the Company reinsures the portion of the policy amount over $30,000. The portion over $30,000 is reinsured at various

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

December 31, 1994

NOTE G -- REINSURANCE - CONTINUED

reinsurance premium rates with other insurance companies. Total reinsured ordinary life amounts were $884,000 at December 31, 1994 and $1,400,000 at December 31, 1993. Generally, in the event of impairment of a reinsurer, the Company must reassume the insurance risk. Reinsurance costs or ordinary life insurance are expensed with appropriate credits to reserves on the risk reinsured.

American Liberty Life Insurance Company also reinsures all accidental death policies through a coinsurance arrangement whereby 90 percent of the benefit risk is assumed by the reinsurer. The reinsurance agreement may be terminated by either party sending to the other written notice of not less than 60 days. Reinsurnce costs on the accidental death policies are expensed with appropriate credits to reserves on the risk reinsured.

NOTE H -- INCOME TAXES

The Company's insurance subsidiary files its income tax returns as a life insurance company. Under provisions of the Tax Reform Act of 1984, life insurance companies are subject to federal income tax on life insurance company taxable income, which is life insurance gross income minus life insurance deductions. Life insurance company gross income consists of amounts generally include in gross income; and life insurance company deductions are the sum of
(i) general deductions and (ii), if applicable, the small life insurance company deduction.

The Company adopted SFAS 109, which mandates the liability method for computing deferred income taxes.

A deferred asset has been established for temporary differences that will result in deductible amounts and for carryforwards. Management feels it is possible that a portion of these deferred tax assets may not be used to offset taxable income within the time allowed. Therefore, a valuation allowance has been established.

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

December 31, 1994

NOTE H -- INCOME TAXES - CONTINUED

The approximate tax effects of each type of temporary difference and carryforward that gives rise to a significant portion of deferred tax liabilities and deferred tax assets are as follows:

                                                                                 1994             1993
                                                                                 ----             ----
Capitalization of deferred acquisition cost                                  $1,870,328       $2,019,807
                                                                             ----------       ----------
  Deferred Tax Liability                                                     $1,870,328       $2,019,807
                                                                             ==========       ==========
Difference in reserve basis                                                  $1,247,452       $1,206,709
Bad debt reserve                                                                 56,348           62,910
Other                                                                             3,604            6,035
Net operating loss carryovers                                                   456,501          384,974
Alternative minimum tax credit carryovers                                       237,948          217,280
                                                                             ----------       ----------
  Deferred Tax Asset                                                          2,001,853        1,877,908
Valuation allowance                                                            (170,585)         (56,113)
                                                                             ----------       ----------
  Net Deferred Tax Asset                                                     $1,831,268       $1,821,795
                                                                             ==========       ==========

Provisions for income taxes in the Consolidated Statements of Operations are different than the federal statutory rates of 34 percent applied to income before taxes. The reasons for this are as follows:

                                                                                 1994             1993
                                                                                 ----             ----
Federal income tax statutory rate on taxable income                          $(187,078)       $(126,240)
Rate brackets                                                                  (11,750)          (9,694)
Change in life insurance temporary differences                                  12,798            1,088
Small business deduction                                                       (75,258)        (110,727)
Valuation allowance                                                            114,472           56,113
Other                                                                           20,223           (4,020)
                                                                             ---------        ---------
  Federal Income Tax Expense                                                  (126,593)        (193,480)
State income taxes                                                                  --               --
                                                                             ---------        ---------
  Provision For Income Taxes
    Per Financial Statements                                                 $(126,593)       $(193,480)
                                                                             =========        =========

Deferred income taxes are provided on amounts that represent temporary differences between financial and tax reporting. Sources of temporary differences and the related provision for deferred

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

December 31, 1994

NOTE H -- INCOME TAXES - CONTINUED

income taxes in the Consolidated Statements of Operations are as follows:

                                                                                 1994             1993
                                                                                 ----             ----
Taxes effects of temporary differences:
  Life insurance subsidiary                                                  $(192,952)       $(252,118)
  Advances in excess of commissions earned                                           -                -
  Net operating losses from non-life subsidiaries                               34,000           (2,120)
                                                                             ---------        ---------
    Provision For (Benefit From)
      Deferred Income Taxes                                                  $(158,952)       $(254,238)
                                                                             =========        =========

There is approximately $29,000 in policyholders' surplus for the life insurance company related to pre-1984 tax law that would become taxable if dividend distributions exceeded shareholders' surplus. Under SFAS 109, a deferred liability is not provided for this item. If policyholder surplus became taxable, income taxes of approximately $9,860 would result.

American Liberty Financial Corporation and its subsidiaries have available, at December 31, 1994, unused non-life insurnace company operating loss carryforwards of approximately $1,342,000, which may be applied against future consolidated federal taxable income. The operating loss carryforwards will expire from 2002 to 2009. The 1994 current tax expense reflects no use of net operating loss carryforwards or alternative minimum tax operating loss carryforwards.

American Liberty Financial Corporation has available, at December 31, 1994, unused operating loss carryforwards of $1,876,000, which may be applied against future State of Louisiana taxable income. These carryforwards expire in various years from 1999 to 2009. American Liberty Securities Corporation has operating loss carryforwards of $23,480, which may be applied against future State of Louisiana taxable income. These carryforwards will expire form 1999 to 2009.

NOTE I -- RELATED PARTY TRANSACTIONS

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

December 31, 1994

NOTE I -- RELATED PARTY TRANSACTIONS - CONTINUED

American Liberty Financial Corporation, in the normal course of business, is involved in transactions with its subsidiaries. Such transactions are summarized as follows:

                                                                                 1994             1993
                                                                                 ----             ----
Rental income to Company from
  American Liberty Life Insurance
  Company                                                                       $50,265          $46,685
                                                                                =======          =======
Expenses paid by subsidiaries and
  allocated to the Company                                                      $37,592          $38,156
                                                                                =======          =======

Expenses and costs paid by the
  Company and allocated to
  subsidiaries                                                                  $47,165          $52,524
                                                                                =======          =======

With respect to the above transactions and those related to income taxes, accounts receivable balances from the subsidiaries at December 31, 1994 and 1993 are as follows:

                                                                                 1994             1993
                                                                                 ----             ----
Accounts receivable, net                                                        $61,681         $229,521
                                                                                =======         ========

Although payments of the intercompany accounts receivable and payable are usually expected to be by funds and activities during the normal course of business, certain payments were made subsequent to year end other than in the normal course of business. (See Note Q.)

At December 31, 1994 and 1993, the oil and gas exploration subsidiaries of American Liberty Financial Corporation had accounts receivable for expenses incurred by oil and gas partnerships in which the subsidiaries are the general partners. The receivable also includes an amount from the subsidiary, First American Investment Corporation, which acquired the rights to intangible assets and assumed a payable.

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

December 31, 1994

NOTE I -- RELATED PARTY TRANSACTIONS - CONTINUED

The amounts receivable by American Liberty Exploration Corporation are from the following:

                                                    1994             1993
                                                    ----             ----
American Liberty Exploration Partnerships          $ 8,906         $14,900
First American Investment Corporation               10,299          10,299
                                                   -------         -------
  Total                                            $19,205         $25,199
                                                   =======         =======

In addition, receivables of approximately $460,000 related to First American Investment Corporation are subject to the contingency described in Note J.

The subsidiary of First American Investment Corporation, Funeral Homes of Louisiana, Inc., incurred certain operating costs prior to production of income which were paid by the affiliate company, American Liberty Life Insurance Company. This amount of $28,777 is an accounts payable/receivable between the affiliates.

In conjunction with construction of the funeral home for Funeral Homes of Louisiana, Inc., a ten year, 9% mortgage in the amount of $125,000 was funded by American Liberty Life Insurance Company. The balance at December 31, 1994 is $106,532.

In 1994, a subsidiary, First American Investment Corporation, paid an officer salaries for 1990 through 1994 previously approved by the Board of Directors. Of $42,923 paid, the officer had loaned $30,620 back, with interest of 8.5%. The balance is due December 29, 1995.

NOTE J -- CONTINGENT LIABILITIES

American Liberty Exploration Corporation and American Liberty Exploration Corporation, 1981-1, are General Partners of American

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

December 31, 1994

NOTE J -- CONTINGENT LIABILITIES - CONTINUED

Liberty Exploration Partners, 1980, and American Liberty Exploration Partners, 1981-1 (See Note D.). These non-operator partnerships own fractional oil and gas working interests. If a future liability were to arise from operation of a property, in excess of partnership resources, then the general partner would be responsible for such partnership liability. No specific liability or claim is known, and it is not possible to make an estimate of any loss. The partnerships do not have any significant indebtedness.

State insurance laws restrict the ability of insurance companies to pay dividends or make loans to affiliates. The Company's insurance subsidiary is restricted as to the amount it can dividend to the parent company without giving prior notice, or, in some cases, receiving prior approval from the Insurance Commissioner of Louisiana. In addition, First American Investment Corporation is similarly restricted by prospectus requirements. These constraints do not affect subsidiary liquidity; however, they can limit the ability of the parent to use cash generated by the subsidiaries to fund dividends and obligations of the parent. These restrictions are not expected to affect the ability of the Company to meet its obligations.

As described in Note N, First American Investment Corporation (FAIC) has raised capital through an offering of common stock. In 1993, a dispute arose as to which Louisiana agency had jurisdiction over the offering. While this was being resolved, and to the present, FAIC was unable to obtain approval to sell shares. It was ultimately determined, in 1994, that the Insurance Commissioner of Louisiana had jurisdiction over the offering. Prior prospectuses indicated that the offering was to terminate on December 31, 1994, but the Company has applied to the Insurance Commissioner for an extended offering period.

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

December 31, 1994

NOTE J -- CONTINGENT LIABILITIES - CONTINUED

The Insurance Commissioner has indicated that if certain conditions are met, he will review a current prospectus for the purpose of determining whether he will allow the offering to resume. The conditions discussed with the Insurance Commissioner require FAIC to purchase a life insurance company and fund it for an agreed capital amount, presently thought to be $300,000. For part of the funding, FAIC would contribute the stock of its funeral home subsidiaries to the capital of the insurance subsidiary. The Company currently does not meet these conditions; however, FAIC is reviewing life insurance companies available for purchase.

Although final outcome of the acquisition of a suitable life insurance subsidiary, obtaining other funding for the life insurance subsidiary and offering, and approval in general of the request to extend the offering is unknown at this time, it is management's intent to comply with conditions to continue the offering. Management assesses that a favorable outcome is probable and the offering will continue.

These financial statements have been presented on the basis that First American Investment Corporation is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

On June 30, 1993, the subsidiary, American Liberty Life Insurance Company, voluntarily agreed to cease writing new business in the State of Georgia pending compliance with recent law changes requiring all insurance companies to increase capital to $1,500,000. Since capital requirements were not met by June 30, 1994, the company's Georgia license was suspended until the capital is increased to $1,500,000. The company can continue to collect premiums and service renewal business and the suspension is not

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

December 31, 1994

NOTE J -- CONTINGENT LIABILITIES - CONTINUED

expected to have a material effect on operations. Premiums collected in Georgia comprises approximately 14% of gross premiums in 1993.

NOTE K -- CAPITAL SHARES

The 8% non-cumulative, non-voting preferred stock (par value $24.875) can be converted to common stock at any time. The conversion ratio, prior to May 19, 1989, was two shares of common stock for each share of preferred, as determined and approved by the Louisiana Commissioner of Insurance. As a result of common stock dividends, the conversion ratio has changed to 2.66 shares of common stock for each share of preferred converted after May 17, 1991.

If not converted, preferred stock may be called at $25 per share by the Company at any time. In the event of liquidation, the holders of the preferred stock will have a preferential right to the net assets of the Company to the extent of $28.875 per share plus all declared and unpaid dividends to the date of liquidation. Accordingly, common stockholders will be entitled to all remaining assets of the company. Shares of common stock were issued based on conversion ratios in effect at time of issue as follows:

                           Year           Preferred           Common
                           ----           ---------           ------
                           1994              360               958
                           1993               -                 -

NOTE L -- STATUTORY STOCKHOLDERS' EQUITY AND STATUTORY NET GAIN

Statutory stockholders' equity and statutory net gain from operations for each year for American Liberty Life Insurance

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

December 31, 1994

NOTE L -- STATUTORY STOCKHOLDERS' EQUITY AND STATUTORY NET GAIN - CONTINUED

Company are as follows:

                                                                Statutory
                                                                Statutory               Net Gain
                                                              Stockholders'           (Loss) From
                                                                 Equity                Operations
                                                              -------------           -----------
December 31, 1994                                              $1,841,594               $(92,197)
December 31, 1993                                               2,136,904               (138,973)

NOTE M -- REALIZED GAINS ON INVESTMENTS

During 1994 and 1993, certain fixed maturity bonds held by the Company for investment were called for redemption prior to their scheduled maturity dates, which resulted in net realized gains.

                                                                                    1994              1993
                                                                                    ----              ----
Proceeds on the redemptions of
  fixed maturity bonds                                                            $ 170,134      $ 1,362,966
Amortized cost of bonds redeemed                                                   (167,457)      (1,350,077)
                                                                                  ----------      -----------
    Net Realized Gains                                                            $   2,677      $    12,889
                                                                                  =========      ===========

There is no investment income or realized gains allocable to policyholders and separate accounts included in the amounts reported in these financial statements.

NOTE N -- PUBLIC OFFERING OF STOCK OF FIRST AMERICAN INVESTMENT
          CORPORATION

The offering of shares of First American Investment Corporation (FAIC) (a wholly-owned subsidiary of the Company) to the public (only to bona fide residents of Louisiana) on a best efforts basis consists of 20,000,000 shares of common stock at a price of $1.00 per share or maximum gross proceeds of $20,000,000. Uncertainties concerning the status of the offering are discussed in Note J. The cumulative sales proceeds of $1,215,750 and $1,212,550 had been collected at December 31, 1994 and 1993, respectively. In addition,

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

December 31, 1994

NOTE N -- PUBLIC OFFERING OF STOCK OF FIRST AMERICAN INVESTMENT
          CORPORATION - CONTINUED

subscriptions receivable were $400 and $2,600 at December 31, 1994 and 1993, respectively. If all shares in FAIC that are offered are sold, the shares owned by the Company will equal approximately 51% of the voting power of all outstanding shares of FAIC.

Through December 31, 1994, 1,198,900 shares of common stock of FAIC have been issued (-0- in 1994 and 606,388 shares in 1993). In 1993, $545,060 was released from escrow to organize Funeral Homes of America, Inc. In accordance with the 1989 issue of 562,150 shares, $500,000 was released from escrow to organize Funeral Homes of Louisiana, Inc.

The funeral home owned by Funeral Homes of Louisiana, Inc. was completed in 1992. Total cost of the building and equipment was $606,534. The mortgage described in Note I was required to complete the construction. Upon the issuance of the above shares of stock, American Liberty Financial Corporation's ownership percentage of the outstanding stock of FAIC was reduced from 100% to 94.5%.

The asset entitled Deferred Offering Costs represents commissions, costs, and expenses directly attributable to the marketing of these securities which will not exceed 20% or $.20 per public share. At December 31, 1994 and 1993, the payable for costs of public offering of stock of subsidiary included $1,516 and $2,600, respectively, payable to a Company Officer. As a result of the shares of stock issued in 1993, the balance in the Deferred Offering Costs Account has been reduced by $121,278. These costs have been charged against the offering proceeds from the stock which was issued.

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

December 31, 1994

NOTE N -- PUBLIC OFFERING OF STOCK OF FIRST AMERICAN INVESTMENT
          CORPORATION - CONTINUED

The expense entitled Advances in Excess of Commissions Earned represents a provision for non-recoverability of certain advances to Agents. Any recovery of such advances will be recorded as income.

NOTE O -- STATEMENTS OF CASH FLOWS

For cash flow reporting purposes, interest paid was $-0- in 1994 and $7,480 in 1993. The Company made income tax payments of $43,000 and $58,935 in 1994 and 1993, respectively.

NOTE P -- LEASES

There is a 50 year non-cancellable lease between the City of Baker, Louisiana and the subsidiary, First American Investment Corporation. Initial cost of the lease is $1,000 per acre annually and subject to adjustment at the end of each five year period based on changes in the Consumer Price Index.

The Company has the option to renew the lease for two successive 24 year periods. At the end of the lease period, the lessee retains the rights to all leasehold improvements. The lease expense for 1994 and 1993 was $3,411. Future minimum lease payments, based on current contract terms, are as follows:

                  1995                                                 $  3,411
                  1996                                                    3,411
                  1997                                                    3,411
                  1998                                                    3,411
                  1999                                                    3,411
                  Thereafter                                            139,851
                                                                       --------
                                                                      $ 156,906
                                                                      =========


NOTE Q -- SUBSEQUENT EVENTS

To meet regulatory capital requirements, the Company repaid accounts payable to the life insurance subsidiary (ALLIC) with cash of $315,000 and plans to repay the balance by tendering its stock in First American Investment Corporation
(FAIC). The cash was

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

December 31, 1994

NOTE Q -- SUBSEQUENT EVENTS - CONTINUED

provided from the wholly-owned exploration corporations. The stock realignment of FAIC to ALLIC requires approval of the Louisiana Life Insurance Commissioner. ALLIC will become the majority shareholder of FAIC (94.5%). This transaction would increase capital and surplus of ALLIC to the extent determined under statutory insurance accounting practices.

The Company, as of December 31, 1994, has proposed to merge with Citizens, Inc. As part of the merger agreement, all of the outstanding shares of common stock of ALFC will be converted to newly issued shares of common stock of Citizens, Inc. at a rate of one share of the Company for 1.1 shares of Citizens, Inc., and each share of the Company preferred stock will be converted to 2.926 shares of common stock of Citizens, Inc. The merger has yet to be approved by the shareholders and state insurance officials. As a result of this merger, which would be accounted for as a purchase, the Company would become a wholly-owned subsidiary of Citizens, Inc.

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

FINANCIAL STATEMENTS FOR THREE MONTHS ENDED MARCH 31, 1995

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

                                     March 31,          December 31,
                                       1995                 1994
                                    (Unaudited)            (Note)
                                   -------------      -----------------
ASSETS

Investments
  Fixed maturities ..........        $ 14,357,010        $ 14,172,110
  Mortgage-backed securities              162,264             167,307
  Short-term investments ....           1,020,808             764,022
  Policy loans ..............             200,488             193,000
                                     ------------        ------------
    TOTAL INVESTMENTS .......          15,740,570          15,296,439


Cash ........................              70,777             152,132
Restricted cash-Note B ......             536,138             529,818
Accrued investment income ...             295,042             307,164
Deferred policy acquisition
 costs ......................           6,839,729           6,950,147
Deferred offering costs .....              69,087              69,087
Property and equipment ......             577,447             584,560
Accounts and notes receivable             482,365             477,118
Deferred tax asset-Note C ...           1,752,064           1,831,268
Other assets ................             111,046             118,034
                                     ------------        ------------
    TOTAL ASSETS ............        $ 26,474,265        $ 26,315,767
                                     ============        ============


Note: The balance sheet at December 31, 1994 has been derived from audited financial statements at that date.

See notes to condensed consolidated financial statements.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS' EQUITY

                                           March 31,           December 31,
                                             1995                  1994
LIABILITIES                               (Unaudited)             (Note)
                                          ------------         ------------
Policy reserves and contract
liabilities:

Future policy benefits                    $  14,083,861         $  14,183,923
Policy claims payable                         1,040,641               941,297
                                          -------------         -------------
                                             15,124,502            15,125,220
Other policyholders' funds                      765,224               812,215
Other liabilities                               276,552               360,300
Federal income taxes-Note C

  Current                                        47,270                     0
  Deferred                                    1,830,906             1,870,328
                                          -------------         -------------
   TOTAL LIABILITIES                         18,044,454            18,168,063
                                          -------------         -------------
Deferred credit-sales
 proceeds from public
 stock offering of
 subsidiary                                      15,351                15,351
                                          -------------         -------------
Minority interest in
 consolidated subsidiary                         16,001                14,954
                                          -------------         -------------
STOCKHOLDERS' EQUITY

Capital shares:
 Preferred Stock, 8% non-cumulative
 convertible and callable,
 par value $24.875, 200,000
 shares authorized, issued
 and outstanding 10,285
 shares in 1995 and 10,525
 shares in 1994                                 255,839               261,809
 Common Stock, par value
 $.125, 2,129,600 shares
 authorized, issued and
 outstanding 2,099,828
 shares in 1995 and
 2,099,187 shares in 1994                       262,479               262,398
Other stockholders equity:
  Additional paid-in capital                  6,024,078             6,018,187
  Syndication costs on oil and gas
    partnerships                                    (80)                  (80)
  Accumulated earnings                        1,856,143             1,575,085
                                          -------------         -------------


   TOTAL STOCKHOLDERS' EQUITY                 8,398,459             8,117,399
                                          -------------         -------------
   TOTAL LIABILITIES AND

    AND STOCKHOLDERS' EQUITY              $  26,474,265         $  26,315,767
                                          =============         =============

Note: The balance sheet at December 31, 1994 has been derived from audited financial statements at that date.

See notes to condensed consolidated financial statements.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATION (Unaudited)

                                                Three Months Ended
                                                     March 31,
                                             1995                 1994
                                         ------------         ------------
Revenues:
  Insurance revenues                     $  1,866,771         $  1,915,571
  Net investment income                       284,741              232,167
  Other                                        70,547               48,270
                                         ------------         ------------
   TOTAL REVENUE                            2,222,059            2,196,008

Benefits and expenses:
  Insurance benefits paid
  or provided:
    Increase in policy reserves              (207,031)             415,262
    Policyholders' dividends                   23,088               21,590
    Policyholders' coupons                      2,474                6,713
    Claim and benefit expense                 893,060              728,688
                                         ------------         ------------
                                              711,591            1,172,253
Salaries                                      215,668              218,647
Underwriting and insurance
  expenses                                    547,581              608,412
Amortization of deferred policy
  acquisition costs                           370,379              370,228
Equity in (gains) losses of
  partnerships                                    (93)                (102)
                                         ------------         ------------
   TOTAL BENEFITS AND EXPENSES              1,845,126            2,369,438
                                         ------------         ------------
  NET GAIN (LOSS) BEFORE
    INCOME TAXES                              376,933             (173,430)
Federal income tax expense-Note C              94,828              (56,980)
Minority interest in net income
  (loss) of consolidated
  subsidiary                                    1,047                 (656)
                                         ------------         ------------
   NET GAIN (LOSS)                       $    281,058         $   (115,794)
                                         ============         ============
Net gain (loss) per share of
  common stock-Note D                    $       0.13         $      (0.05)
                                         ============         ============
Weighted average number of
  common shares outstanding
  during the period-Note D                  2,127,186            2,127,183
                                         ============         ============

See notes to condensed consolidated financial statements.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

                                                 Three Months Ended
                                                       March 31,
                                               1995               1994
                                             ---------         ---------
CASH PROVIDED BY OPERATING
 ACTIVITIES                                  $ 375,469         $ 442,824
                                             ---------         ---------
Financing Activities
  Proceeds of stock sale                             0             2,773
                                             ---------         ---------
CASH PROVIDED (USED) BY

 FINANCING ACTIVITIES                                0             2,773
                                             ---------         ---------

Investing Activities

  Sales of Investments                         193,565           250,759
  Purchases of investments                    (640,517)         (699,346)
  Purchases of property and equipment           (3,552)             (895)
  Sales of property and equipment                    0             1,200
                                             ---------         ---------
CASH PROVIDED (USED) BY
 INVESTING ACTIVITIES                         (450,504)         (448,282)
                                             ---------         ---------
INCREASE IN CASH                               (75,035)           (2,685)
  Cash and restricted cash
  at beginning of period                       681,950           643,932
                                             ---------         ---------
CASH AND RESTRICTED CASH AT END
 OF PERIOD                                   $ 606,915         $ 641,247
                                             =========         =========


See notes to condensed consolidated financial statements.

AMERICAN LIBERTY FINANCIAL CORPORATION AND SUBSIDIARIES

UNAUDITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 1995

NOTE A - BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions for Form 10-QSB as specified in Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 1995 are not necessarily indicative of the results that may be expected for the year ending December 31, 1995. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report of Form 10-KSB for the year ended December 31, 1994.

NOTE B - RESTRICTED CASH

The restricted cash represents funds in escrow received from a public offering of stock of the Company's subsidiary First American Investment Corporation. These funds are represented by cash or cash equivalents and the use thereof is restricted by agreement approved by the Louisiana Insurance Department. Restricted cash increased $6,320 in 1995. This increase is reflective of interest earned on cash received from stock sales.

NOTE C - INCOME TAXES

Deferred tax assets are those items that are expected to reduce income tax liabilities in the future. For the Company, those items are primarily the excess of the liability for future policy benefits over reserves determined for tax purposes, net operating loss carryovers and alternative minimum tax credit carryforwards. For the Company, deferred tax liabilities are mostly caused by the balance sheet asset for deferred acquisition costs, treated as an asset for financial accounting purposes, but currently deducted for tax purposes. Deferred taxes are provided at the federal tax rate of 34%, although the tax is actually paid at lower rates because of significant special life insurance deductions available to the Company. Because of this and the effects of the alternative minimum tax, in a given year actual income tax payments by the Company may exceed the income tax expense shown by the income statement. A valuation account has been established for a portion of the deferred tax asset which may expire before being used to offset taxable income.

NOTE D - NET INCOME PER SHARE

Net income per share of common stock is based upon the number of shares of common stock outstanding during the year plus the assumed conversion of the preferred stock. The weighted average number of shares assumed to be outstanding for the three month period ended March 31, 1995 and 1994 was 2,127,186 and 2,127,183.

                                                                      APPENDIX A

                          PLAN AND AGREEMENT OF MERGER
          AMERICAN LIBERTY FINANCIAL CORPORATION AMERICAN LIBERTY LIFE
                        INSURANCE COMPANY CITIZENS, INC.
                                       AND
                           CITIZENS ACQUISITION, INC.

         This Plan and Agreement of Merger ("Agreement") is by and among American Liberty Financial Corporation ("ALFC"), American Liberty Life Insurance Company ("ALLIC"), Citizens, Inc. ("Citizens") and Citizens Acquisition, Inc. ("Acquisition").

                                   WITNESSETH

         WHEREAS, Citizens is a corporation duly organized under the laws of the State of Colorado; and

         WHEREAS, Citizens wholly owns Acquisition, a corporation duly organized under the laws of Louisiana; and

         WHEREAS, ALLIC and ALFC are corporations duly organized under the laws of the State of Louisiana with ALLIC being a wholly-owned subsidiary of ALFC; and

         WHEREAS, the parties hereto wish to enter into this Agreement.

         NOW, THEREFORE, it is agreed among the parties as follows.

                                    ARTICLE I

                                   The Merger

         1.1 Subject to approval of this Agreement by the Insurance Commissioner of the State of Louisiana and subject to the conditions set forth herein on the "Effective Date" (as herein defined). Acquisition will merge with and into ALFC (the "Merger"). ALFC shall be the corporation surviving the Merger (the "Surviving Corporation"). The transactions contemplated by this Agreement shall be completed at a closing ("Closing") on a closing date ("Closing Date") which shall be as soon as possible after all regulatory approvals and shareholder approvals are obtained in accordance with law as set forth in this Agreement.


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

                  On the Closing Date, all of the documents to be furnished to ALFC and Citizens, including the documents to be furnished pursuant to Article VII of this Agreement, shall be delivered to Jones & Keller, P.C., counsel to Citizens ("Jones & Keller") to be held in escrow until the Effective Date or the date of termination of this Agreement, whichever first occurs and thereafter shall be promptly distributed to the parties as their interests may appear.

         1.2      The effect of the Merger shall be:

                  (i) The Merger shall become effective at the time ALFC and Acquisition file a Certificate of Merger with the Secretary of State of the State of Louisiana. The Merger shall have the effect set forth in the Louisiana Business Corporation Law. The Surviving Corporation may, at any time after the Effective Date, take any action (including executing and delivering any document) in the name and on behalf of either ALFC or Acquisition in order to carry out and effectuate the transactions contemplated by this Agreement.

                  (ii) The Articles of Incorporation of ALFC shall be the Articles of Incorporation of the Surviving Corporation.

                  (iii) The Bylaws of ALFC shall be the Bylaws of the Surviving Corporation.

                  (iv) The directors and officers of Acquisition shall become the directors and officers of the Surviving Corporation at and as of the Effective Date.

                  (v) At and as of the Effective Date, (a) each issued and outstanding share of ALFC Common Stock, $.125 par value (other than any shares for which dissenter's rights are perfected in accordance with Louisiana law), shall


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

                             be converted into the right to receive an amount equal to one and one-tenth (1.10) shares of Class A common stock of Citizens and each share of issued and outstanding shares of ALFC Preferred Stock, $24.875 par value (other than any shares for which dissenter's rights are perfected under Louisiana law), shall receive 2.926 shares of Class A common stock of Citizens; (b) each share of capital stock of ALFC shall be converted into the right to receive payment from Citizens with respect thereto in accordance with the provisions of the Louisiana Business Corporation Law; provided, however, that all consideration to be received shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of ALFC shares outstanding. No shares of ALFC shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 1.2 after the Effective Date.

                  (vi) Conversion of Capital Stock of Acquisition. At and as of the Effective Date, each share of Common Stock, $.01 par value per share, of Acquisition shall be converted into one share of Common Stock, $.125 par value per share, of the Surviving Corporation.

         1.3 If this Agreement is duly adopted by the holders of the requisite number of shares, in accordance with the applicable laws and subject to the other provisions hereof, such documents as may be required by law to accomplish the Agreement shall be filed as required by law to effectuate same, and it shall become effective. The time of filing the last document required by law shall be the Effective Date for the Agreement. At the Effective Date, ALFC and Acquisition will file with the Secretary of State of Louisiana, a certificate of merger in the form attached hereto as Exhibit A. For accounting purposes, the Agreement shall be effective as of 12:01 a.m., on January 1, 1995.

                                   ARTICLE II

                               Issuance of Shares

         2.1 At the Effective Date, the shares of no par value Class A common stock of Citizens to be issued as provided in Section 1.2 shall be distributed to shareholders of ALFC (other than those shares as to which dissenters' rights have been perfected in accordance with Louisiana law).

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


         2.2 The stock transfer books of ALFC shall be closed on the Effective Date, and thereafter no transfers of the stock of ALFC shall be made. Citizens shall appoint an exchange agent ("Exchange Agent"), which is expected to be Citizens' then stock transfer agent ("Stock Transfer Agent"), to accept surrender of the certificates representing the shares of ALFC, and to deliver for such surrendered certificates, shares of Class A common stock of Citizens. The authorization of the Exchange Agent may be terminated by Citizens after six months following the Effective Date. Upon termination of such authorization, any shares of ALFC and funds held by the Exchange Agent for payment to ALFC shareholders pursuant to this Agreement shall be transferred to Citizens or its designated agent who shall thereafter perform the obligations of the Exchange Agent. If outstanding certificates for shares of ALFC are not surrendered or the payment for them not claimed prior to such date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and other applicable law, become the property of Citizens (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any persons previously entitled to such items. Notwithstanding the foregoing, neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of ALFC shares for any amount paid to any governmental unit or agency having jurisdiction of such unclaimed item pursuant to the abandoned property or other applicable law of such jurisdiction.

         2.3 No fractional shares of Citizens stock shall be issued as a result of the Agreement; rather, such shares shall evidence the right to receive a cash value per fractional share of Citizens Class A common stock which shall be the average closing price of the Class A common stock of Citizens as reported on the American Stock Exchange for the five trading days prior to the Effective Date. In the event the exchange of shares results in any shareholder being entitled to a fraction less than a whole share of Citizens stock, such shareholder shall be given a cash payment of fractions thereof at the rate per share from Citizens for one share of Citizens Class A common stock as calculated in the previous sentence.

         2.4 At the Effective Date, each holder of a certificate or certificates representing shares of ALFC, upon presentation and surrender of such certificate or certificates to the Exchange

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
Agent, shall be entitled to receive the consideration set forth herein, except that holders of those shares as to which dissenters' rights shall have been asserted and perfected pursuant to Louisiana law shall not be converted into shares of Citizens Class A common stock, but shall represent only such dissenters' rights. Upon such presentation, surrender, and exchange as provided in this Section 2.4, certificates representing shares of ALFC previously held shall be canceled. Until so presented and surrendered, each certificate or certificates which represented issued and outstanding shares of ALFC at the Effective Date shall be deemed for all purposes to evidence the right to receive the consideration set forth in Section 1.2 of this Agreement. If the certificates representing shares of ALFC have been lost, stolen, mutilated or destroyed, the Exchange Agent shall require the submission of an indemnity agreement and may require the submission of a bond in lieu of such certificate.

                                   ARTICLE III

              Representations, Warranties and Covenants of Citizens

         No representations or warranties are made by any director, officer, employee or shareholder of Citizens as individuals, except as and to the extent stated in this Agreement or in a separate written statement (the "Citizens Disclosure Statement").

         Citizens hereby represents, warrants and covenants to ALFC and ALLIC, except as stated in the Citizens Disclosure Statement, as follows:

         3.1 Citizens is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. The Articles of Incorporation and Bylaws of Citizens, copies of which have been delivered to ALFC and ALLIC, are complete and accurate, and the minute books of Citizens contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and Board of Directors of Citizens.

         3.2 The aggregate number of shares which Citizens is authorized to issue is 50,000,000 shares of Class A common stock with no par value and 1,000,000 shares of Class B common stock with

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
no par value; of which 16,941,523 shares of such Class A common stock and 621,049 shares of Class B common stock are issued and outstanding, fully paid and nonassessable. There are 122,490 shares of Class A common stock held as treasury stock of Citizens. Citizens has no outstanding options, warrants, or other rights to purchase, or subscribe to, or securities convertible into or exchangeable for any shares of capital stock, except an option for 100,000 shares of Class A common stock. The two (2) classes of stock of Citizens are equal in all respects, except (a) the Class B common stock elects a simple majority of the Board of Directors of Citizens, and the Class A common stock elects the remaining directors; and (b) each Class A share receives twice the cash dividends paid on a per share basis to the Class B common stock.

         The subsidiaries of Citizens are each an association, corporation, or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or association; each has the power and authority to lease its properties and to carry on its business as now being conducted and is qualified to do business; and each holds or shall hold all licenses, franchises, permits or other governmental authorizations required to enable it to conduct its business or own its properties in every jurisdiction in which it currently conducts business or owns property and where the failure to do so would have a material adverse effect on the business of the subsidiary. All outstanding shares of capital stock of each subsidiary are duly and validly authorized and issued, fully paid and nonassessable. Citizens directly or indirectly owns all of the issued and outstanding capital stock of such subsidiaries, except for Continental Investors Life Insurance Company of which it owns 90 percent of the outstanding capital stock. Acquisition was formed solely to effectuate this Agreement and has minimal assets and no liabilities.

         3.3 Citizens and Acquisition have complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement. None of Citizens and its subsidiaries has any liability or obligation to pay any fee or commission to any broker, agent or finder with respect to the transactions contemplated hereby.

         3.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by Citizens will conflict with or

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
result in a breach or violation of the Articles of Incorporation or Bylaws of Citizens or the Articles of Incorporation or Bylaws of Acquisition.

         3.5 The execution, delivery and performance of this Agreement has been duly authorized and approved by Citizens' Board of Directors and the Board of Directors and sole shareholder of Acquisition.

         3.6 Citizens has delivered to ALFC and ALLIC consolidated financial statements of Citizens and its subsidiaries, dated September 30, 1994, and the annual convention statement of Citizens Insurance Company of America ("CICA") for the year ended December 31, 1993. All such statements, herein sometimes called "Citizens Financial Statements," are complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of Citizens and CICA for the periods included. The September 30, 1994 statements have been prepared in accordance with generally accepted accounting principles and the December 31, 1993 statement has been prepared in accordance with statutory accounting principles.

         3.7 Since the dates of the Citizens Financial Statements there have not been any material adverse changes in the business or condition, financial or otherwise, of Citizens or CICA. Citizens and CICA do not have any material liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise) except as disclosed in the Citizens Financial Statement.

         3.8 Citizens has delivered to ALFC and ALLIC a list and description of all pending legal proceedings involving Citizens or CICA, none of which will materially adversely affect them, and, except for these proceedings, there are no legal proceedings or regulatory proceedings involving material claims pending, or to the knowledge of the officers of Citizens and CICA, threatened against Citizens or CICA or affecting any of their assets, or properties and neither Citizens nor CICA is in any material breach or violation of or default under any contract or instrument to which Citizens or CICA is a party, and no event has occurred which with the lapse of time or action by a third party could result in a material breach or violation of or default by Citizens or CICA under any contract or other instrument to which Citizens or CICA is a party or by which they or any of their properties may be bound or

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
affected, or under their respective Articles of Incorporation or Bylaws, nor is there any court or regulatory order pending, applicable to Citizens or CICA.

         3.9 Neither Citizens nor CICA shall enter into or consummate any transactions prior to the Effective Date other than in the ordinary course of business, except for the consummation of a Plan and Agreement of Exchange with Insurance Investors & Holding, Inc. and Central Investors Life Insurance Co. and will pay no dividend, or increase the compensation of officers and will enter into no agreement or transaction which would adversely affect its financial condition.

         3.10 The assets of CICA had admissible values at least equal to the amounts attributed to them on its December 31, 1993 and September 30, 1994 convention statements.

         3.11 Neither CICA nor Citizens is a party to any contract performable in the future except insurance policies, customary agent contracts, normal reinsurance agreements, the consummation of a Plan and Agreement of Exchange with Insurance Investors & Holding, Inc. and Central Investors Life Insurance Co. and those which will not adversely affect it.

         3.12 All policy and claim reserves of CICA have been properly provided for and are adequate to comply with all regulatory requirements regarding same.

         3.13 The representations and warranties of Citizens shall be true and correct as of the date hereof and as of the Effective Date.

         3.14 Citizens has delivered, or will deliver within two weeks of the date of this Agreement, to ALFC and ALLIC true and correct copies of Citizens' Annual Report to Shareholders for the years ended December 31, 1993 and 1992 and each of its other reports to shareholders and filings with the Securities and Exchange Commission ("SEC") for the years ended December 31, 1991, 1992 and for 1993. Citizens will also deliver to ALFC and ALLIC on or before the Closing Date any reports relating to the financial and business condition of Citizens which are filed with the SEC after the date of this Agreement and any other reports sent generally to its shareholders after the date of this Agreement.

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

              Citizens has duly filed all reports required to be filed by it under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, (the "Federal Securities Laws"). No such reports, or any reports sent to the shareholders of Citizens generally as of their respective dates, contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements in such report, in light of the circumstances under which they were made, not misleading.

         3.15 Citizens has delivered to ALFC and ALLIC a copy of each of the consolidated federal income tax returns of Citizens and its subsidiaries for the year ended December 31, 1993 and for any additional open years. The provisions for taxes paid by Citizens and CICA are believed by Citizens and CICA to be sufficient for payment of all accrued and unpaid federal, state, county and local taxes of Citizens and CICA (including any penalties or interest payable) whether or not disputed for the periods then ended and for all prior fiscal periods. All returns and reports or other information required or requested by federal, state, county, and local tax authorities have been filed or supplied in a timely fashion, and all such information is true and correct in all material respects. Provision has been made for the payment of all taxes due to date by Citizens and CICA, including taxes for the current year ended December 31, 1994.

         3.16 Citizens has no employee benefit plan, except for a noncontributory qualified Profit Sharing Plan.

         3.17 No representation or warranty by Citizens or CICA in this Agreement, the Citizens Disclosure Statement or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

         3.18 Citizens agrees that all rights to indemnification now existing in favor of the employees, agents, directors or officers of ALFC and ALLIC and its subsidiaries, as provided in the Articles of Incorporation or Bylaws or otherwise in effect on the date hereof shall survive the transactions contemplated hereby in accordance with their terms and Citizens expressly assumes such indemnification obligations of ALFC and ALLIC.

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

                                   ARTICLE IV

           Representations, Warranties and Covenants of ALFC and ALLIC

         No representations or warranties are made by any director, officer, employee or shareholder of ALFC or ALLIC as individuals, except as and to the extent stated in this Agreement or in a separate written statement (the "ALFC and ALLIC Disclosure Statement").

         ALFC and ALLIC hereby represent, warrant and covenant to Citizens, except as stated in the ALFC Disclosure Statement, as follows:

         4.1 ALFC and ALLIC are each a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana, and have the corporate power and authority to own or lease their properties and to carry on their business as they are now being conducted. The Articles of Incorporation and Bylaws of ALFC and ALLIC, copies of which have been delivered to Citizens, are complete and accurate, and the minute books of ALFC and ALLIC contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and Board of Directors of ALFC and ALLIC.

         4.2 The aggregate number of shares which ALFC is authorized to issue is 2,129,600 shares of common stock with a par value of $.125 per share of which 2,099,134 shares are issued and outstanding, fully paid and nonassessable and 200,000 shares of nonvoting preferred stock with a par value of $24.875 per share, of which 10,545 shares are issued and outstanding, fully paid and nonassessable. The preferred stock is convertible into common stock at the rate of 2.66 shares of ALFC common stock for each one (1) share of preferred stock. Additionally, the preferred shares are callable at any time by ALFC at $25.00 per share. ALFC has no outstanding options, warrants or other rights to purchase or subscribe to, or securities convertible into or exchangeable for any shares of capital stock except for scrip representing fractional shares of common stock convertible into 1,140 shares of common stock which are not included in the above-referenced shares outstanding. There are no shares of common stock held as treasury stock of ALFC.

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

         The subsidiaries of ALFC are each an association, corporation, or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or association; each has the power and authority to lease its properties and to carry on its business as now being conducted and is qualified to do business; and each holds or shall hold all licenses, franchises, permits or other governmental authorizations required to enable it to conduct its business or own its properties in every jurisdiction in which it currently conducts business or owns property and where the failure to do so would have a material adverse effect on the business of the subsidiary. All outstanding shares of capital stock of each subsidiary are duly and validly authorized and issued, fully paid and nonassessable. ALFC directly or indirectly owns all of the issued and outstanding capital stock of such subsidiaries, including ALLIC, except for First American Investment Corporation, in which ALFC owns 94.48 percent of the issued and outstanding capital stock.

         4.3 ALFC and ALLIC each have complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement. None of ALFC and its subsidiaries has any liability or obligation to pay any fee or commission to any broker, agent or finder with respect to the transactions contemplated hereby.

         4.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by ALFC and ALLIC will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of ALFC and ALLIC.

         4.5 The execution of this Agreement has been duly authorized and approved by ALFC's and ALLIC's Board of Directors.

         4.6 ALFC has delivered to Citizens financial statements of ALFC, dated September 30, 1994, and it will deliver to Citizens the annual convention statement of ALLIC as of December 31, 1993, as filed with the Louisiana Department of Insurance. All such statements, herein sometimes called "ALFC Financial Statements," are complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of ALFC for the periods indicated. The September 30, 1994 statements of ALFC have been prepared in accordance with generally accepted accounting principles and the December 31, 1993 annual convention statement of ALLIC has been prepared in accordance with statutory accounting practices permitted or prescribed by the Louisiana Department of Insurance.

         4.7 Since the dates of the ALFC Financial Statements there have not been any material adverse changes in the business or condition, financial or otherwise, of ALFC. ALFC and ALLIC do not have any material liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise).

         4.8 ALFC has delivered to Citizens a list and description of all pending legal proceedings involving ALFC and ALLIC, none of which will materially adversely affect them, and, except for these proceedings, there are no legal proceedings or regulatory proceedings involving material claims pending, or to the knowledge of the officers of ALFC or ALLIC, threatened against ALFC or ALLIC or affecting any of their assets, or properties and neither ALFC or ALLIC is in any material breach or violation of or default under any contract or instrument to which ALFC or ALLIC is a party, and no event has occurred which with the lapse of time or action by a third party could result in a material breach or violation of or default by ALFC or ALLIC under any contract or other instrument to which ALFC or ALLIC is a party or by which they or any of their respective properties may be bound or affected, or under their respective Articles of Incorporation or Bylaws, nor is there any court or regulatory order pending, applicable to ALFC or ALLIC.

         4.9 Neither ALFC nor ALLIC shall enter into or consummate any transactions prior to the Effective Date other than in the ordinary course of business and will pay no dividend, or increase the compensation of officers and will not enter into any agreement or transaction which would adversely affect their financial condition in a material manner.

         4.10 The assets of ALLIC had admissible values at least equal to those attributed to them on its December 31, 1993 and September 30, 1994 convention statements.

         4.11 Neither ALFC nor ALLIC nor any subsidiary of ALFC or ALLIC is a party to any contract performable in the future except insurance policies, customary agent contracts, normal reinsurance agreements and those which will not adversely affect them.

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

         4.12 All policy and claim reserves of ALLIC have been properly provided for and are adequate to comply with all regulatory requirements regarding same.

         4.13 The representations and warranties of ALFC and ALLIC shall be true and correct as of the date hereof and as of the Effective Date.

         4.14 ALFC has delivered, or will deliver within two weeks of the date of this Agreement, to Citizens true and correct copies of ALFC's Annual Report to Shareholders for the years ended December 31, 1992 and 1993 and each of its other reports to shareholders and filings with the Securities and Exchange Commission ("SEC") for the years ended December 31, 1991, 1992 and for 1993. ALFC will also deliver to Citizens on or before the Closing Date any reports relating to the financial and business condition of ALFC which are filed with the SEC after the date of this Agreement and any other reports sent generally to its shareholders after the date of this Agreement.

              ALFC has duly filed all reports required to be filed by it under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, (the "Federal Securities Laws"). No such reports, or any reports sent to the shareholders of ALFC generally, contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements in such report, in light of the circumstances under which they were made, not misleading.

         4.15 ALFC and ALLIC has delivered to Citizens a copy of each of the federal income tax returns of ALFC and ALLIC for the years ended December 31, 1991, 1992 and 1993 and for any additional open years. The provisions for taxes paid by ALFC and ALLIC are believed by ALFC and ALLIC to be sufficient for payment of all accrued and unpaid federal, state, county and local taxes of ALFC and ALLIC (including any penalties or interest payable) whether or not disputed for the periods then ended and for all prior fiscal periods. All returns and reports or other information required or requested by federal, state, county, and local tax authorities have been filed or supplied in a timely fashion, and all such information is true and correct in all material respects. Provision has been made for the payment of all taxes due to date by ALFC and ALLIC, including taxes for the current year ended December 31, 1994.


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

         4.16 Neither ALFC nor ALLIC have any employee benefit plans except for group health and group life benefits payable to full time employees of ALFC and ALLIC. As is common in the industry, ALFC and ALLIC treat their sales force members as independent contractors and therefore, such persons are not eligible for any employee benefit plans.

         4.17 No representation or warranty by ALFC or ALLIC in this Agreement, the ALFC and ALLIC Disclosure Statement or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

                                    ARTICLE V

              Obligations of the Parties Pending the Effective Date

         5.1 This Agreement shall be duly submitted to the shareholders of ALFC for the purpose of considering and acting upon this Agreement in the manner required by law at a meeting of shareholders on a date selected by ALFC, such date to be the earliest practicable date after the proxy statement may first be sent to ALFC shareholders without objection by applicable governmental authorities, provided that ALFC will have at least 45 days to solicit proxies. Citizens will furnish to ALFC the information relating to Citizens required by the Federal Securities Laws to be included in the proxy statement. Citizens represents and warrants that at the time of the ALFC shareholders' meeting, the proxy statement, insofar as it relates to Citizens and contains information furnished by Citizens specifically for use in such proxy statement, (a) will comply in all material respects with the provisions of the Federal Securities Laws; and (b) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Board of Directors of ALFC, subject to its fiduciary obligations to shareholders, shall use its best efforts to obtain the requisite approval of ALFC shareholders of this Agreement and the transactions contemplated herein. ALFC and Citizens shall take all reasonable and necessary steps and actions to comply with and to secure ALFC shareholder approval of this Agreement and the transactions contemplated herein as may be required by the statutes, rules and regulations of such states.

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

         5.2 At all times prior to the Effective Date, during regular business hours each party will permit the other to examine its books and records and the books and records of its subsidiaries and will furnish copies thereof on request. It is recognized that, during the performance of this Agreement, each party may provide the other parties with information which is confidential or proprietary information. During the term of this Agreement, and for four years following the termination of this Agreement, the recipient of such information shall protect such information from disclosure to persons, other than members of its own or affiliated organizations and its professional advisers, in the same manner as it protects its own confidential or proprietary information from unauthorized disclosure, and not use such information to the competitive detriment of the disclosing party. In addition, if this Agreement is terminated for any reason, each party shall promptly return or cause to be returned all documents or other written records of such confidential or proprietary information, together with all copies of such writings and, in addition, shall either furnish or cause to be furnished, or shall destroy, or shall maintain with such standard of care as is exercised with respect to its own confidential or proprietary information, all copies of all documents or other written records developed or prepared by such party on the basis of such confidential or proprietary information. No information shall be considered confidential or proprietary if it is (a) information already in the possession of the party to whom disclosure is made; (b) information acquired by the party to whom the disclosure is made from other sources; or (c) information in the public domain or generally available to interested persons or which at a later date passes into the public domain or becomes available to the party to whom disclosure is made without any wrongdoing by the party to whom the disclosure is made.

         5.3 ALFC, ALLIC and Citizens shall promptly provide each other with information as to any significant developments in the performance of this Agreement, and shall promptly notify the other if it discovers that any of its representations, warranties and covenants contained in this Agreement or in any document delivered in connection with this Agreement was not true and correct in all material respects or became untrue or incorrect in any material respect.

         5.4 All parties to this Agreement shall take all such action as may be reasonably necessary and appropriate and shall use their best efforts in order to consummate the transactions contemplated hereby as promptly as practicable.

                                   ARTICLE VI

                             Procedure for Exchange

         6.1 The parties shall file with the Insurance Commissioner of Louisiana within 30 days from this date, all of the documents required by the Louisiana law.

                                   ARTICLE VII

             Conditions Precedent to the Consummation of the Merger

         The following are conditions precedent to the consummation of the Agreement on or before the Effective Date:

         7.1 Citizens, Acquisition, ALFC and ALLIC shall have performed and complied with all of their respective obligations hereunder which are to be complied with or performed on or before the Effective Date and ALFC and Citizens shall provide one another at the Closing with a certificate to the effect that such party has performed each of the acts and undertakings required to be performed by it on or before the Closing Date pursuant to the terms of this Agreement.

         7.2 This Agreement and the transactions contemplated herein shall have been duly and validly authorized, approved and adopted, at meetings of the shareholders of ALFC and ALLIC duly and properly called for such purpose in accordance with the applicable laws.

         7.3 This Agreement is in all things subject to the provisions of the applicable insurance laws and the regulations promulgated thereunder, and shall not become effective until approval is obtained from the Commissioner of Insurance of the State of Louisiana in accordance with the provisions of the laws of said state. Citizens and ALFC, as soon as practical after the execution and delivery of this Agreement, agree to file and to use their best efforts to obtain such approval of the transactions contemplated by this Agreement. Neither Citizens, ALFC nor ALLIC shall be obligated to file a suit or to appeal from any Commissioner's adverse ruling, nor shall Citizens or ALFC or ALLIC be obligated to make any material changes in any lawful, good faith management policy in order to gain such approval. In the event approval is denied, this Agreement shall terminate.

         7.4 No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the parties hereto or their directors or officers, have violated any applicable law or regulation, or have otherwise acted improperly in connection with the transactions contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

         7.5 All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and the form and substance of all legal proceedings and related matters shall have been approved by counsel for Citizens, ALFC and ALLIC.

         7.6 The representations and warranties by Citizens, ALFC and ALLIC in this Agreement shall be true as though such representations and warranties had been made or given on and as of the Effective Date, except to the extent that such representations and warranties may be untrue on and as of the Effective Date because of (1) changes caused by transactions suggested or approved in writing by Citizens; or (2) events or changes (which shall not, in the aggregate, have materially and adversely affected the business, assets, or financial condition of ALFC, ALLIC or Citizens) during or arising after the date of this Agreement.

         7.7 ALFC will have sought and obtained from Montgomery, Barnett, Brown, Read, Hammond & Mintz an opinion in form and substance satisfactory to ALFC to the effect that: if the transactions contemplated hereby are consummated in accordance with the terms of this Agreement, they will constitute a reorganization within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"); ALFC and Citizens will each be a party to the reorganization; no gain or loss will be recognized pursuant to the Code by ALFC as a consequence of the transactions contemplated hereby, Citizens will succeed to and take into account the items of ALFC described in the Code; when a ALFC shareholder receives solely Citizens Class A common stock in accordance with the transactions contemplated hereby, such ALFC shareholder will not recognize gain or loss; the basis for the Citizens Class A common stock to be received by ALFC shareholders will be the same as the basis for the shares of ALFC stock they surrender in connection with the transactions contemplated hereby; the holding period for any ALFC shareholder of the Citizens Class A common stock received in the transactions contemplated hereby will include the period during which the shares of the ALFC stock surrendered were held provided that the ALFC stock was a capital asset in the hands of such ALFC shareholder on the Effective Date; and the payment of cash to any ALFC shareholder in lieu of a fractional share of Citizens Class A common stock will be treated as received as a distribution and redemption of the fractional share interest, subject to the limitations of Section 302 of the Code. The opinion shall also address such other subjects as ALFC may reasonably request. Said opinion shall be subject to such representations and warranties as Montgomery, Barnett, Brown, Read Hammond & Mintz may require of all parties to the transaction and said opinion shall be subject to such conditions as reasonably determined by Montgomery, Barnett, Brown, Read Hammond & Mintz.

         7.8      ALFC AND ALLIC SHALL HAVE FURNISHED CITIZENS WITH:

                  (1) a certified copy of a resolution or resolutions duly adopted by the Board of Directors of ALFC approving this Agreement and the transactions contemplated by it and directing the submission thereof to a vote of the shareholders of ALFC and ALLIC.

                  (2) a certified copy of a resolution or resolutions duly adopted by a majority of all of the classes of outstanding shares of ALFC capital stock approving this Agreement and the transactions contemplated by it;

                  (3) an opinion of Montgomery, Barnett, Brown, Read, Hammond and Mintz dated as of the Closing Date as set forth in "Exhibit B" attached hereto;

                  (4) an agreement from each "affiliate" of ALFC as defined in the rules adopted under the Securities Act of 1933, as amended, to the effect that (a) the affiliate is familiar with SEC Rules 144 and 145;
                             (b) none of the shares of Citizens Class A common stock will be transferred by or through the affiliate in violation of the Federal Securities Laws; (c) the affiliate will not sell or in any way reduce his risk relative to any Citizens Class A common stock received pursuant to this Agreement until such time as financial results covering at least 30 days of post-closing date combined operations shall have been published by Citizens on SEC Form 10-Q or otherwise; and (d) the affiliate acknowledges that Citizens is under no obligation to register the sale, transfer, or the disposition of Citizens Class A common stock by the affiliate or to take any action necessary in order to make an exemption from registration available to the affiliate, but understands that Citizens will satisfy the public information requirements of Rules 144 and 145 during the three-year period following the Closing Date.

         7.9      Citizens shall furnish ALFC and ALLIC with:

                  (1) a certified copy of a resolution or resolutions duly adopted by the Board of Directors of Citizens and the Board of Directors and sole shareholder of Acquisition, approving this Agreement and the transactions contemplated by it; and

                  (2) an opinion dated the Effective Date of Jones & Keller, P.C., counsel for Citizens, as set forth in "Exhibit C" attached hereto.

                                  ARTICLE VIII

                           Termination and Abandonment

         8.1 Anything contained in this Agreement to the contrary notwithstanding, the Agreement may be terminated and abandoned at any time (whether before or after the approval and adoption thereof by the shareholders of ALFC) prior to the Effective Date:

                  (a)        By mutual consent of Citizens and ALFC and ALLIC;

                  (b) By Citizens, ALFC or ALLIC, if any condition set forth in Article VII relating to the other party has not been met or has not been waived;

                  (c) By Citizens, ALFC or ALLIC, if any suit, action or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated hereby;

                  (d) By any party, if there is discovered any material error, misstatement or omission in the representations and warranties of another party; or

                  (e) By Citizens, if dissenters' rights are perfected in accordance with Louisiana law for more than 2.5% of the outstanding shares of ALFC; or

                  (f) By any party if the Effective Date is not within 150 days from the date hereof.

                  (g) By any party, if it determined by counsel of either party that the transaction will not constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

         8.2 Any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, by action taken by its Board of Directors provided; however, that such action shall be taken only if, in the judgment of the Board of Directors taking the action, such waiver will not have a materially adverse effect on the benefits intended under this Agreement to the party waiving such term or condition.

                                   ARTICLE IX

                        Termination of Representation and
                        Warranties and Certain Agreements

         9.1 The respective representations and warranties of the parties hereto, shall expire with, and be terminated and extinguished by consummation of the Agreement; provided, however, that the covenants and agreements of the parties hereto shall survive in accordance with their terms.

                                    ARTICLE X

                                  Miscellaneous

         10.1 This Agreement embodies the entire agreement between the parties, and there have been and are no agreements, representations or warranties among the parties other than those set forth herein or those provided for herein.

         10.2 To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

         10.3 Each of the parties hereto will pay its own fees and expenses incurred in connection with the transactions contemplated by this Agreement. Citizens, ALFC and ALLIC each represent to the others that it has not employed any investment bankers, brokers, finders, or intermediaries in connection with the transaction contemplated hereby who might be entitled to any fee or other payment from ALFC, ALLIC or Citizens or any subsidiary of any of them upon consummation of the transactions contemplated by this Agreement.

         10.4 All parties to this Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use its best efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

         10.5 This Agreement may be amended upon approval of the Board of Directors of each party provided that the shares issuable hereunder shall not be amended without approval of the requisite shareholders of ALFC.

         10.6 Any notices, requests, or other communications required or permitted hereunder shall be delivered personally or sent by overnight courier service, fees prepaid, addressed as follows:

         To Citizens, Inc.:                 and to ALFC or ALLIC:

         Citizens, Inc.                     American Liberty Financial Corporation
         Post Office Box 149151             American Liberty Life Insurance Company
         Austin, Texas 78714-9151           Post Office Box 64626
         ATTN:    Harold E. Riley           Baton Rouge, Louisiana 70906
                  Chairman                  ATTN:    James I. Dunham
                                                     Chairman and President

         Phone: (512) 837-7100
         Fax: (512) 836-9334                Phone: (504) 927-9630
                                            Fax: (504) 925-2715

         with copies to:                    with copies to:

         Jones & Keller, P.C.               Montgomery, Barnett, Brown, Read
         1625 Broadway, Suite 1600          Hammond and Mintz
         Denver, Colorado 80202             3200 Energy Centre
         ATTN:    Reid A. Godbolt, Esq.     1100 Poydras Street
                                            New Orleans, Louisiana 70163-3200
                                            ATTN:    Patrick J. Browne
         Phone: (303) 573-1600
         Fax: (303) 573-0608
                                            Phone: (504) 585-3200
                                            Fax: (504) 585-7688

              or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.

         10.7 No press release or public statement will be issued relating to the transactions contemplated by this Agreement without prior approval of Citizens and ALFC. However, either Citizens or ALFC may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated to issue to avoid liability under the law relating to disclosures, but the party issuing such press release or public statement shall make a reasonable effort to give the other party prior notice of and opportunity to participate in such release or statement.

         10.8 The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

         10.9 The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

        10.10 This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Louisiana without giving effect to any choice or conflict of law provision or rule (whether of the State of Louisiana or any other jurisdiction) that would cause the application of the laws or any jurisdiction other than the State of Louisiana.

                  IN WITNESS WHEREOF, the parties have set their hands and seals this 8th day of December, 1994.

                                     CITIZENS, INC.

                                     By: /s/ HAROLD E. RILEY
                                     Harold E. Riley
                                     Chairman

                                     CITIZENS ACQUISITION, INC.

                                     By: /s/ HAROLD E. RILEY
                                     Harold E. Riley Chairman

                                     AMERICAN LIBERTY FINANCIAL CORPORATION

                                     By: /s/ JAMES I. DUNHAM
                                     James I. Dunham
                                     President

                                     AMERICAN LIBERTY LIFE INSURANCE COMPANY

                                     By: /s/ JAMES I. DUNHAM
                                     James I. Dunham
                                     President

                                    EXHIBIT A

                              Certificate of Merger
   American Liberty Financial Corporation American Liberty Life Insurance Co.
                                 Citizens, Inc.
                                       and
                           Citizens Acquisition, Inc.

         Pursuant to the provisions of the Louisiana Business Corporation Law, the undersigned corporations adopt the following Certificate of Merger:

         First: In accordance with Section 12:112 of the Louisiana Business Corporation Law, a plan and agreement of merger has been approved, adopted, certified, executed and acknowledged by the undersigned corporations:

                 (1) American Liberty Financial Corporation, a corporation duly organized under the laws of the State of Louisiana;

                 (2) American Liberty Life Insurance Company, a wholly-owned subsidiary of American Liberty Financial Corporation, duly organized corporation under the laws of the State of Louisiana;

                 (3) Citizens, Inc. a corporation duly organized under the laws of the State of Colorado; and

                 (4) Citizens Acquisition, Inc., a wholly-owned subsidiary of Citizens, Inc., duly incorporation under the laws of the State of Louisiana.

         Second: As a result of this agreement of merger, Citizens Acquisition, Inc. will merge with and into American Liberty Financial Corporation effective as of the time of filing of this Certificate of Merger with the Louisiana Secretary of State. American Liberty Financial Corporation will be the corporation surviving the merger.

         Third: The Articles of Incorporation of American Liberty Financial Corporation shall be the Articles of Incorporation for the surviving corporation.

         Fourth: The executed agreement of merger is on file at American Liberty Financial Corporation's offices at ____________________________.

         Fifth: A copy of the Plan and Agreement of Merger will be furnished by American Liberty Financial Corporation, on request and without cost, to any shareholder of any corporation that is a party to the merger.

                     Dated this _______ day of ____________________, 1994.

                                         CITIZENS, INC.

                                         By: ______________________
                                         Harold E. Riley
                                         Chairman

                                         CITIZENS ACQUISITION, INC.

                                         By: ______________________
                                         Harold E. Riley
                                         Chairman

                                         AMERICAN LIBERTY FINANCIAL CORPORATION

                                         By: ______________________
                                         James I. Dunham
                                         President

                                         AMERICAN LIBERTY LIFE INSURANCE COMPANY

                                         By: ______________________
                                         James I. Dunham
                                         President

                                    EXHIBIT B

                      Opinion of Counsel for ALFC and ALLIC

         At the Closing, ALFC and ALLIC shall deliver to Citizens, an opinion, in form and substance satisfactory to Citizens and its counsel, dated the Closing Date, of Montgomery, Barnett, Brown, Read, Hammond and Mintz, P.C., counsel to ALFC and ALLIC, to the effect that:

         (i) The execution, delivery, and performance of the Agreement by ALFC and ALLIC shall not result in a breach of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under any contract, commitment, agreement, indenture, mortgage, pledge agreement, note, bond, license, or other instrument or obligation to which ALFC or ALLIC is a party or by which ALFC or ALLIC is bound or the charter or bylaws of ALFC or ALLIC or other governing instruments of ALFC or ALLIC:

         (ii) The Agreement has been duly authorized, executed and delivered by ALFC or ALLIC and is a legal, valid and binding obligation of ALFC enforceable against ALFC or ALLIC in accordance with its terms (subject to the applicability of equitable principles or the effect of bankruptcy or creditors' rights laws on the enforceability of the Agreement);

         (iii) ALFC and ALLIC is each a Louisiana corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana;

         (iv) ALFC and ALLIC have full corporate power and authority to enter into Agreement and to carry out the transactions contemplate by the Agreement;

         (v) To such counsel's knowledge, after due inquiry, there are no civil or criminal actions, suits, arbitration's, administrative or other proceedings or governmental investigations pending or threatened against ALFC or ALLIC which will constitute a breach of the representations, warranties or covenants under the Agreement or will prevent ALFC or ALLIC from consummating the transactions contemplated by the
                      Agreement:

         (vi) The authorized and outstanding capital stock of ALFC is as stated in Section 4.2 of the Agreement, and such shares have been duly authorized, are fully paid and nonassessable and were not issued in violation of the preemptive rights of any party;


         (vii) To such counsel's knowledge, after due inquiry, except as set forth in the Agreement, there are no outstanding subscriptions, options, warrants, rights, convertible securities, calls, commitments, privileges or other arrangements, preemptive or contractual, calling for or requiring the acquisition of, or the issuance, transfer, sale, or other disposition of any shares of the capital stock of ALFC or ALLIC, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of ALFC or ALLIC; and

         (viii) The execution, delivery, and performance of the Agreement, and the performance by ALFC and ALLIC of its obligations thereunder, is not in contravention any law, ordinance, rule, or regulation, or contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, will not cause the suspension or revocation of any authorization, consent, approval, or license, presently in effect, which affects or binds, ALFC or any of its subsidiaries or any of its or their material properties.

                                    EXHIBIT C

                         Opinion of Counsel for Citizens

         At the Closing, Citizens shall deliver to ALFC and ALLIC, an opinion, in form and substance satisfactory to ALFC and its counsel, dated the Closing Date, of Jones & Keller, P.C., counsel to Citizens, to the effect that:

         (i) The execution, delivery, and performance of the Agreement by Citizens shall not result in a breach of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under any contract, commitment, agreement, indenture, mortgage, pledge agreement, note, bond, license, or other instrument or obligation to which Citizens is a party or by which Citizens is bound or the charter or bylaws of Citizens or other governing instruments or Citizens;

         (ii) The Agreement has been duly authorized, executed and delivered by Citizens and is a legal, valid and binding obligation of Citizens enforceable against Citizens in accordance with its terms (subject to the applicability of equitable principles or the effect of bankruptcy or creditors' rights laws on the enforceability of the Agreement);

         (iii) Citizens is a Colorado corporation duly organized, validly existing and in good standing under the laws of the State of Colorado;

         (iv) Citizens has full corporate power and authority to enter into the Agreement and to carry out the transactions contemplated by the Agreement;

         (v) To such counsel's knowledge, after due inquiry, there are no civil or criminal actions, suits, arbitrations, administrative or other proceedings or governmental investigations pending or threatened against Citizens which will constitute a breach of the representations, warranties or covenants under the Agreement or will prevent Citizens from consummating the transactions contemplated by the Agreement;

         (vi) The authorized and outstanding capital stock of Citizens is as stated in Section 3.2 of the Agreement, and each of the shares of Class A common stock to be issued pursuant to the agreement has been duly authorized and when issued pursuant to the terms of the Agreement shall be validly issued and fully paid and non-assessable and issued in violation of the preemptive rights of any party;

         (vii) The such counsel's knowledge, after due inquiry, except as set forth in the Agreement or Citizens' Disclosure Statement, there are no outstanding subscriptions, options, warrants, rights, convertible securities, calls, commitments, privileges or other arrangements, preventive or contractual, calling for or requiring the acquisition of, or the issuance, transfer, sale, or other disposition of any shares of the capital stock of Citizens, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of Citizens; and

         (viii) The execution, delivery, and performance of the Agreement, and the performance by Citizens of its obligations thereunder, is not in contravention any law, ordinance, rule, or regulation, or contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, will not cause the suspension or revocation of any authorization, consent, approval, or license presently in effect, which affects or binds Citizens or any of its subsidiaries or any of its or their material properties.

                          CITIZENS DISCLOSURE STATEMENT

         Pursuant to the provisions of Article III of the Plan and Agreement of Exchange by and among American Liberty Financial Corporation, American Liberty Life Insurance Company and Citizens, Inc., Citizens, Inc. hereby makes the following disclosures respecting the similarly numbered sections in the Plan and Agreement of Exchange:

                  3.7 Citizens has the liabilities disclosed in the Citizens Financial Statements and those incurred thereafter in the ordinary course of business.

                  3.8 Civil Action No. C-3687-93E, Dary Luz Sierra de Romera, et. al., v. Rafael Alvarez Carbonel, Hector A. Tamara and Citizens Insurance Company of America. The plaintiff sued for alleged failure to pay policy death benefits and breach of contract in the amount of $300,000.00 plus attorney's fees of $10,000.00.

                  3.11 Management Service Agreement between Citizens, Inc. and Citizens Insurance Company of America, effective 7/1/92.

                        Management Service Agreement between Citizens, Inc. and Computing Technology, Inc., effective 10/1/91.

                        Information Systems Management and Service Contract between Citizens, Inc. and Computing Technology, Inc., effective 10/1/91.

                        Computer Maintenance Agreement between Computing Technology, Inc. and Wang Laboratories, effective 7/1/91 and amending 8/26/91.

                  3.16 Citizens is a party to a noncontributory qualified profit sharing plan operated under a separate trust.

                       ALFC AND ALLIC DISCLOSURE STATEMENT

         Pursuant to the provisions of Article IV of the Plan and Agreement of Exchange by and among American Liberty Financial Corporation ("ALFC"), American Liberty Life Insurance Company ("ALLIC") and Citizens, Inc. ("Citizens"). ALFC hereby makes the following disclosures respecting the similarly numbered sections in the Plan and Agreement of Exchange:

         4.7 ALFC and ALLIC have liabilities disclosed in their financial statements and those incurred thereafter in the ordinary course of business.

         4.8 Civil Action No. P1867-D, Chancery Court of Forrest County, Mississippi, Estate of Merrill Lee Barnes vs. American Liberty Life Insurance Company. The claim, by children of the deceased who are not named beneficiaries of a life insurance policy seeks $3,000 in actual damages and $100,000 in punitive damages.

        4.11 Agreement of License for Electronic Data Processing and Related Consultation and Service between Virtual Item Processing Systems, Inc. and American Liberty Financial Corporation, effective January 1, 1993.

             Lease agreement on ALFC and ALLIC offices with Hancock Bank, Baton Rouge, Louisiana, Month to Month.

        4.17 First American Investment Corporation Communications:

             Letter to Louisiana Attorney General dated May 23, 1994.

             Louisiana Attorney General Opinion No. 94-251 dated June 27, 1994.

             Letter to Louisiana Commissioner of Securities dated July 7, 1994.

             Letter to Louisiana Deputy Commissioner of Insurance dated July 8, 1994.

             Letter to Louisiana Attorney General dated July 13, 1994.

             Louisiana Attorney General Opinion No. 94-251(A) dated August 9, 1994.

             Letter to Louisiana Commissioner of Securities dated August 26,
             1994.

             Letter to Louisiana Commissioner of Insurance dated August 29,
             1994.

                               AGREEMENT TO AMEND
                          PLAN AND AGREEMENT OF MERGER

         THIS AGREEMENT is made and entered into this 1st day of May, 1995, by and among American Liberty Financial Corporation ("ALFC"), American Liberty Life Insurance Company ("ALLIC"), Citizens, Inc. ("Citizens") and Citizens Acquisition, Inc. ("Acquisition").

         WHEREAS, the parties to this Agreement have entered into a Plan and Agreement of Merger (the "Merger Agreement") dated December 8, 1994; and

         WHEREAS, the parties hereto wish to amend the Merger Agreement;

         NOW, THEREFORE, for good and valuable consideration consisting of the promises below, it is agreed among the parties as follows:

         That Subsections (f) of Section 8.1 of the Merger Agreement is hereby amended in their entirety to read as follows (subsections (a) through (e) and (g) of Section 8.1 shall remain unchanged):

         8.1 Anything contained in this Agreement to the contrary notwithstanding, the Agreement may be terminated and abandoned at any time (whether before or after the approval and adoption thereof by the shareholders of ALFC) prior to the Effective Date:

         . . . .

         (f) By any party if the Effective Date is not on or before August 31, 1995.

         . . . .

         All other terms of the Merger Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned have set their hands and seals this 1st day of May, 1995.

CITIZENS, INC.                      AMERICAN LIBERTY FINANCIAL CORPORATION

By:/s/ Harold E. Riley              By:/s/ James I Dunham
   -------------------------           --------------------------
   Harold E. Riley, Chairman           James I. Dunham, President

CITIZENS ACQUISITION, INC.          AMERICAN LIBERTY LIFE INSURANCE COMPANY

By:/s/ Harold E. Riley              By:/s/ James I. Dunham
   -------------------------           --------------------------
   Harold E. Riley, Chairman           James I. Dunham, President

                                                                      APPENDIX B

                       LOUISIANA BUSINESS CORPORATION LAW

             PART XIII. DISSENTING SHAREHOLDERS' RIGHTS, FAIR PRICE
                    PROTECTION, AND CONTROL SHARE ACQUISITION

     12:130 DEFINITIONS.--(1) "Safeguard period" shall mean the twenty-four month period immediately following any merger, consolidation or any other change in majority voting ownership of a corporation covered by this Chapter.

     (2) "Safeguarded entity" shall mean any pension plan, retirement system, or any other fund that inures to the benefit of the employees of a corporation covered under this Chapter.

     (3) "interested person" shall mean any member, participant, regular or disability retiree, beneficiary, or creditor of any safeguarded entity.

     (4) "Intentional misconduct" shall mean the intentional conduct of any person which occurs during the safeguard period and which has the effect of deleting, depleting or otherwise diminishing the assets being held in trust by any safeguarded entity in a manner that is adverse to any interested person as defined by R.S. 12: 130(3).

     12:130.1 STANDARD OF CARE; REVIEW.--A. Any conduct which violates the provisions of this Part which occurs during the safeguard period shall give rise to the presumption that such conduct is intentional misconduct.

     B. Any transaction that is executed during the safeguard period which involves the assets of a safeguarded entity shall be subject to judicial review under the standard of strict scrutiny.

     12:130.2 INTENTIONAL MISCONDUCT; INJUNCTIVE RELIEF; CIVIL PENALTY.--A. Any person who is found by a court to be liable for intentional misconduct under this Part shall be subject to the penalties of this Section, regardless of whether the person is or is not involved in the administration of the safeguarded entity. Person as referred to in this Section includes any individual, partnership, unincorporated association of individuals, joint stock company, or corporation.

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     B. Any interested person may petition a court for injunctive relief on the basis of another person's intentional misconduct, provided that he can show the intentional misconduct will cause irreparable harm to the interested person or to the safeguarded entity.

     C. Any person whose intentional misconduct causes the insolvency of a safeguarded entity shall oblige the person by whose misconduct caused the insolvency to restore the safeguarded entity to a condition of solvency. If such intentional misconduct causes damage to any interested person, the person whose conduct caused the damage shall be obliged to repair it, as ordered by any court, including the payment of prejudgment interest and reasonable attorney's fees.

     D. Jurisdiction for the enforcement of this Section shall be in accordance with the provisions contained in Article 42 of the Louisiana Code of Civil Procedure.

     12:131 RIGHTS OF SHAREHOLDER DISSENTING FROM CERTAIN CORPORATE ACTIONS.--A. Except as provided in subsection B of this Section, if a corporation has, by vote of its shareholders, authorized a sale, lease or exchange of all of its assets, or has, by vote of its shareholders, become a party to a merger or consolidation, then, unless such authorization or action shall have been given or approved by at least eighty per cent of the total voting power, a shareholder who voted against such corporate action shall have the right to dissent. If a corporation has become a party to a merger pursuant to R.S. 12:112(H), the shareholders of any subsidiaries party to the merger shall have the right to dissent without regard to the proportion of the voting power which approved the merger and despite the fact that the merger was not approved by vote of the shareholders of any of the corporations involved.

     B. The right to dissent provided by this Section shall not exist in the case of:

     (1) A sale pursuant to an order of a court having jurisdiction in the premises.

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     (2) A sale for cash on terms requiring distribution of all or substantially all of the net proceeds to the shareholders in accordance with their respective interests within one year after the date of the sale.

     (3) Shareholders holding shares of any class of stock which, at the record date fixed to determine shareholders entitled to receive notice of and to vote at the meeting of shareholders at which a merger or consolidation was acted on, were listed on a national securities exchange, or were designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, unless the articles of the corporation issuing such stock provide otherwise or the shares of such shareholders were not converted by the merger or consolidation solely into shares of the surviving or new corporation.

     C. Except as provided in the last sentence of this subsection, any shareholder electing to exercise such right of dissent shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to such proposed corporate action, and shall vote his shares against such action. If such proposed corporate action be taken by the required vote, but by less than eighty per cent of the total voting power, and the merger, consolidation or sale, lease or exchange of assets authorized thereby be effected, the corporation shall promptly thereafter give written notice thereof, by registered mail, to each shareholder who filed such written objection to, and voted his shares against, such action, at such shareholder's last address on the corporation's records. Each such shareholder may, within twenty days after the mailing of such notice to him, but not thereafter, file with the corporation a demand in writing for the fair cash value of his shares as of the day before such vote was taken; provided that he state in such demand the value demanded, and a post office address to which the reply of the corporation may be sent, and at the same time deposit in escrow in a chartered bank or trust company located in the parish of the registered office of the corporation, the certificates representing his shares, duly endorsed and transferred to the corporation upon the sole condition that said certificates shall be delivered to the corporation upon payment of the value of the shares determined in accordance with the provisions of this Section. With his demand the shareholder shall deliver to the corporation, the written acknowledgment of

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
such bank or trust company that it so holds his certificates of stock. Unless the objection, demand and acknowledgment aforesaid be made and delivered by the shareholder within the period above limited, he shall conclusively be presumed to have acquiesced in the corporate action proposed or taken. In the case of a merger pursuant to R.S. 12:112(H), the dissenting shareholder need not file an objection with the corporation nor vote against the merger, but need only file with the corporation, within twenty days after a copy of the merger certificate was mailed to him, a demand in writing for the cash value of his shares as of the day before the certificate was filed with the Secretary of State, state in such demand the value demanded and a post office address to which the corporation's reply may be sent, deposit the certificates representing his shares in escrow as hereinabove provided, and deliver to the corporation with his demand the acknowledgment of the escrow bank or trust company as hereinabove prescribed.

     D. If the corporation does not agree to the value so stated and demanded, or does not agree that a payment is due, it shall, within twenty days after receipt of such demand and acknowledgment, notify in writing the shareholder, at the designated post office address, of its disagreement, and shall state in such notice the value it will agree to pay if any payment should be held to be due; otherwise it shall be liable for, and shall pay to the dissatisfied shareholder, the value demanded by him for his shares.

     E. In the case of disagreement as to such fair cash value, or as to whether any payment is due, after compliance by the parties with the provisions of subsections C and D of this Section, the dissatisfied shareholder, within sixty days after receipt of notice in writing of the corporation's disagreement, but not thereafter, may file suit against the corporation, or the merged or consolidated corporation, as the case may be, in the district court of the parish in which the corporation or the merged or consolidated corporation, as the case may be, has its registered office, praying the court to fix and decree the fair cash value of the dissatisfied shareholder's shares as of the day before such corporate action complained of was taken, and the court shall, on such evidence as may be adduced in relation thereto, determine summarily whether any payment is due, and, if so, such cash value, and render judgment accordingly. Any shareholder entitled to file such suit may, within such sixty-day period but not thereafter, intervene as a plaintiff in such suit filed by another shareholder, and recover therein judgment against the corporation for the fair

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
cash value of his shares. No order or decree shall be made by the court staying the proposed corporate action, and any such corporate action may be carried to completion notwithstanding any such suit. Failure of the shareholder to bring suit, or to intervene in such a suit, within sixty days after receipt of notice of disagreement by the corporation shall conclusively bind the shareholder (1) by the corporation's statement that no payment is due, or (2) if the corporation does not contend that no payment is due, to accept the value of his shares as fixed by the corporation in its notice of disagreement.

     F. When the fair value of the shares has been agreed upon between the shareholder and the corporation, or when the corporation has become liable for the value demanded by the shareholder because of failure to give notice of disagreement and of the value it will pay, or when the shareholder has become bound to accept the value the corporation agrees is due because of his failure to bring suit within sixty days after receipt of notice of the corporation's disagreement, the action of the shareholder to recover such value must be brought within five years from the date the value was agreed upon, or the liability of the corporation became fixed.

     G. If the corporation or the merged or consolidated corporation, as the case may be, shall, in its notice of disagreement, have offered to pay to the dissatisfied shareholder on demand an amount in cash deemed by it to be the fair cash value of his shares, and if, on the institution of a suit by the dissatisfied shareholder claiming an amount in excess of the amount so offered, the corporation, or the merged or consolidated corporation, as the case may be, shall deposit in the registry of the court, there to remain until the final determination of the cause, the amount so offered, then, if the amount finally awarded such shareholder, exclusive of interest and costs, be more than the amount offered and deposited as aforesaid, the costs of the proceeding shall be taxed against the corporation, or the merged or consolidated corporation, as the case may be; otherwise the costs of the proceeding shall be taxed against such shareholder.


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

     H. Upon filing a demand for the value of his shares, the shareholder shall cease to have any of the rights of a shareholder except the rights accorded by this Section. Such a demand may be withdrawn by the shareholder at any time before the corporation gives notice of disagreement, as provided in subsection D of this Section. After such notice of disagreement is given, withdrawal of a notice of election shall require the written consent of the corporation. If a notice of election is withdrawn, or the proposed corporate action is abandoned or rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares, his share certificates shall be returned to him (and, on his request, new certificates shall be issued to him in exchange for the old ones endorsed to the corporation), and he shall be reinstated to all his rights as a shareholder as of the filing of his demand for value, including any intervening preemptive rights, and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

     12:132 DEFINITIONS. -- The following terms as used in R.S. 12:133 and R.S. 12:134 shall have the following meanings

     (1) "Affiliate," including the term "affiliated person," means a person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with a specified person.

     (2) "Associate," when used to indicate a relationship with any person, means the following:

     (a) Any corporation or organization other than the corporation or a subsidiary of the corporation, of which such person is an officer, director, or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities.


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

     (b) Any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity.

     (c) Any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the corporation or any of its affiliates.

     (3) "Beneficial owner," when used with respect to any voting stock, means any of the following:

     (a) A person who individually or with any of its affiliates or associates beneficially owns voting stock, directly or indirectly.

     (b) A person who individually or with any of its affiliates or associates has either of the following rights:

     (i) To acquire voting stock, whether such right is exercisable immediately or only after the passage of time, pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.

     (ii) To vote voting stock pursuant to any agreement, arrangement, or understanding.

     (c) A person who has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of voting stock with any other person who beneficially owns or whose affiliates beneficially own, directly or indirectly, such shares of voting stock.

     (4) "Business combination" means any of the following:

     (a) Unless the merger, consolidation, or share exchange does not alter the contract rights of the stock as expressly set forth in the articles or change or convert in whole or in part the outstanding shares of the corporation, any merger, consolidation, or share exchange of the corporation or any subsidiary with:


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

     (i) Any interested shareholder, or

     (ii) Any other corporation, whether or not itself an interested shareholder, which is, or after the merger, consolidation, or share exchange would be, an affiliate of an interested stockholder that was an interested shareholder prior to the transaction.

     (b) Any sale, lease, transfer, or other disposition, other than in the ordinary course of business, in one transaction or a series of transactions in any twelve-month period to any interested shareholder or any affiliate of any interested shareholder, other than the corporation of any of its subsidiaries, of any assets of the corporation or any subsidiary having, measured at the time the transaction or transactions are approved by the board of directors of the corporation, an aggregate book value as of the end of the corporation's most recently ended fiscal quarter of ten percent or more of the total market value of the outstanding stock of the corporation or of its net worth as of the end of its most recently ended fiscal quarter.

     (c) The issuance or transfer by the corporation or any subsidiary, in one transaction or a series of transactions, of any equity securities of the corporation or any subsidiary which has an aggregate market value of five percent or more of the total market value of the outstanding stock of the corporation, to any interested shareholder or any affiliate of any interested shareholder, other than the corporation or any of its subsidiaries, except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all holders of the corporation's voting stock or any other method affording substantially proportionate treatment of the holders of voting stock.

     (d) The adoption of any plan or proposal for the liquidation or dissolution of the corporation in which anything other than cash will be received by an interested shareholder or any affiliate of any interested shareholder.

     (e) Any reclassification of securities including any reverse stock split or recapitalization of the corporation or any merger, consolidation, or share exchange of the corporation with any of its subsidiaries which has the effect, directly or indirectly, in one transaction or a series of transactions, of increasing by five percent or more of the total number of outstanding shares the


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

proportionate amount of the outstanding shares of any class of equity securities of the corporation or any subsidiary which is directly or indirectly owned by any interested shareholder or any affiliate of any interested shareholder.

     (5) "Common stock" means any stock other than preferred or preference stock.

     (6) "Control," including the terms "controlling," "controlled by," and "under common control with" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. The beneficial ownership of ten percent or more of the votes entitled to be cast by a corporation's voting stock creates a presumption of control.

     (7) "Corporation" means any corporation which has been granted a certificate of incorporation by the state of Louisiana.

     (8) "Equity security" means any of the following:

     (a) Any stock or similar security, certificate of interest, or participation in any profit sharing agreement, voting trust certificate, or certificate of deposit for an equity security.

     (b) Any security convertible, with or without consideration, into an equity security, or any warrant or other security carrying any right to subscribe to or purchase an equity security.

     (c) Any put, call, straddle, or other option or privilege of buying an equity security from or selling an equity security to another without being bound to do so.

     (9)(a) "Interested shareholder" means any person other than the corporation or any subsidiary or any of the corporation's employee plans or related trusts that is either of the following:

     (i) The beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting stock of the corporation.

     (ii) An affiliate of the corporation who at any time within the two-year period immediately prior to the date in question was

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

the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

     (b) For the purpose of determining whether a perseon is an interested shareholder, the number of shares of voting stock deemed to be outstanding shall include shares deemed owned by the person through application of Subsection (3) of this Section, but may not include any other shares of voting stock which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

     (10) "Market value" means the following:

     (a) In the case of stock, the highest closing sale price during the thirty-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations Systems or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the board of directors of the corporation in good faith.

     (b) In the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the board of directors of the corporation in good faith.

     (11) "Subsidiary" means any corporation of which voting stock having a majority of the votes entitled to be cast is owned, directly or indirectly, by the corporation.

     (12) "Voting stock" means shares of capital stock of a corporation entitled to vote generally in the election of directors.

     12:133 VOTE REQUIRED IN BUSINESS COMBINATIONS.--In addition to any vote otherwise required by law or the charter of the corporation, a business combination shall be recommended by the

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
board of directors and approved by the affirmative vote of at least each of the following:

     (1) Eighty percent of the votes entitled to be cast by outstanding shares of voting stock of the corporation voting together as a single voting group.

     (2) Two-thirds of the votes entitled to be cast by holders of voting stock other than voting stock held by the interested shareholder who is or whose affiliate is a party to the business combination or an affiliate or associate of the interested shareholder, voting together as a single voting group.

     12:134 WHEN VOTING REQUIREMENTS NOT APPLICABLE. A. For purposes of Subsection (B) of this Section, the following terms shall have the meanings ascribed to them:

     (1) "Announcement date" means the first general public announcement of the proposal or intention to make a proposal of the business combination or its first communication generally to shareholders of the corporation, whichever is earlier.

     (2) "Determination date" means the date on which an interested shareholder first became an interested shareholder.

     (3) "Valuation date" means the following:

     (a) For a business combination voted upon by shareholders, the latter of the date prior to the date of the shareholders vote or the day twenty days prior to the consummation of the business combination.

     (b) For a business combination not voted upon by shareholders, the date of the consummation of the business combination.

     B. The vote required by R.S. 12:133 of this Chapter does not apply to a business combination as defined in R.S. 12:132(4)(a) if each of the following conditions is met:

     (1) The aggregate amount of the cash and the market value as the valuation date of consideration other than cash to be received per share by holders of common stock in such business combination is at least equal to the highest of the following:

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

     (a) The highest per share price, including any brokerage commission, transfer taxes, and soliciting dealers' fees, paid by the interested shareholders for any shares of common stock of the same class or series acquired by it:

     (i) Within the two-year period immediately prior to the announcement date of the proposal of the business combination; or

     (ii) In the transaction in which it became an interested stockholder, whichever is higher; or

     (b) The market value per share of common stock of the same class or series on the announcement date or on the determination date, whichever is higher; or

     (c) The price per share equal to the market value per share of common stock of the same class or series determined pursuant to Subparagraph (b) of this Paragraph, multiplied by the fraction of:

     (i) The highest per share price, including any brokerage commissions, transfer taxes, and soliciting dealers' fees, paid by the interested shareholder for any shares of common stock of the same class or series acquired by it within the two-year period immediately prior to the announcement date, over

     (ii) The market value per share of common stock of the same class or series on the first day in such two-year period on which the interested shareholder acquired any shares of common stock.

     (2) The aggregate amount of the cash and the market value as of the valuation date of consideration other than cash to be received per share by holders of shares of any class or series of outstanding stock other than common stock is at least equal to the highest of the following, whether or not the interested shareholder has previously acquired any shares of a particular class or series of stock:

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

     (a) The highest per share price, including any brokerage commissions, transfer taxes, and soliciting dealers' fees, paid by the interested shareholder for any shares of such class of stock acquired by it:

     (i) Within the two-year period immediately prior to the announcement date of the proposal of the business combination; or

     (ii) In the transaction in which it became an interested stockholder, whichever is higher; or

     (b) The highest preferential amount per share to which the holders of shares of such class of stock are entitled in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation; or

     (c) The market value per share of such class of stock on the announcement date or on the determination date, whichever is higher; or

     (d) The price per share equal to the market value per share of such class of stock determined pursuant to Subparagraph (c) of this Paragraph, multiplied by the fraction of:

     (i) The highest per share price, including any brokerage commissions, transfer taxes, and soliciting dealers' fees, paid by the interested shareholder for any shares of any class of voting stock acquired by it within the two-year period immediately prior to the announcement date, over

     (ii) The market value per share of the same class of voting stock on the first day in such two-year period on which the interested shareholder acquired any shares of the same class of voting stock.

     (3) The consideration to be received by holders of any class or series of outstanding stock is to be in cash or in the same form as the interested shareholder has previously paid for shares of the same class or series of stock. If the interested shareholder has paid for shares of any class of stock with varying forms of consideration, the form of consideration for such class of stock shall be either cash or the form used to acquire the largest number

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
of shares of such class or series of stock previously acquired by it.

     (4)(a) After the interested stockholder has become an interested shareholder and prior to the consummation of such business combination:

     (i) There shall have been no failure to declare and pay at the regular date therefor any full periodic dividends, cumulative or not, on any outstanding preferred stock of the corporation;

     (ii) There shall have been:

     (aa) No reduction in the annual rate of dividends paid on any class or series of stock of the corporation that is not preferred stock except as necessary to reflect any subdivision of the stock; and

     (bb) An increase in such annual rate of dividends as necessary to reflect any reclassification, including any reverse stock split, recapitalization, reorganization, or any similar transaction which has the effect of reducing the number of outstanding shares of the stock; and

     (iii) The interested shareholder did not become the beneficial owner of any additional shares of stock of the corporation except as part of the transaction which resulted in such interested shareholder's becoming an interested shareholder or by virtue of proportionate stock splits or stock dividends.

     (b) The provisions of (i) and (ii) of Subparagraph (a) shall not apply if no interested shareholder or an affiliate or associate of the interested shareholder voted as a director of the corporation in a manner inconsistent with
(i) and (ii), and the interested shareholder, within ten days after any act or failure to act inconsistent with such Sub-subparagraphs, notifies the board of directors of the corporation in writing that the interested shareholder disapproves thereof and requests in good faith that the board of directors rectify such act or failure to act.

     (5) After the interested stockholder has become an interested shareholder, the interested stockholder may not have received the benefit, directly or indirectly, except proportionately as a shareholder, of any loans, advances,

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
guarantees, pledges, or other financial assistance, or any tax credits, or other tax advantages provided by the corporation or any of its subsidiaries, whether in anticipation of or in connection with such business combination or otherwise.

     C.(1) Whether or not such business combinations are authorized or consummated in whole or in part after January 1, 1985, or after the interested shareholder became an interested stockholder, the requirements of R.S. 12:133 shall not apply to business combinations that specifically, generally, or generally by types, as to specifically identified or unidentified existing or future interested shareholders or their affiliates, have been approved or exempted therefrom by resolution of the board of directors of the corporation:

     (a) Prior to January 1, 1985, or such earlier date as may be irrevocably established by resolution of the board of directors; or

     (b) If involving transactions with a particular interested shareholder or its existing or future affiliates, at any time prior to the time that the interested shareholder first became an interested shareholder.

     (2) Unless by its terms a resolution adopted under this Subsection is made irrevocable, it may be altered or repealed by the board of directors, but this shall not affect any business combinations that have been consummated or are the subject of an existing agreement entered into prior to the alteration or repeal.

     D.(1) Unless the articles or bylaws of the corporation specifically provide otherwise, the requirements of R.S. 12:133 shall not apply to business combinations of a corporation that on January 1, 1985, had an existing interested shareholder, whether a business combination is with the existing shareholder or with any other person that becomes an interested shareholder after January 1, 1985, or their present or future affiliates unless at any time after January 1, 1985, the board of directors of the corporation elects by resolution to be subject, in whole or in part, specifically, generally, or generally by types as to specifically identified or unidentified interested shareholders to the requirements of R.S. 12:133.

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

     (2) The articles or bylaws of the corporation may provide that if the board of directors adopts a resolution under Subsection (D)(1) of this Section, the resolution shall be subject to approval of the shareholders in the manner and by the vote specified in the articles or the bylaws.

     (3) An election under this Subsection may be added to but may not be altered or repealed except by an amendment to the articles adopted by a vote of shareholders meeting the requirements of Subsection (E)(1)(b) of this Section.

     (4) If a corporation elects under this Subsection to be included within the provisions of R.S. 12:132, R.S. 12:133, and R.S. 12:134 generally, without qualification or limitation, it shall file with the secretary of state articles supplementary including a copy of the resolution making the election and a statement describing the manner in which the resolution was adopted. The articles supplementary shall be executed in the manner required by R.S. 12:32 of the Chapter. The articles supplementary constitute articles of amendment under R.S. 12:31 of this Chapter.

     E.(1) Unless the articles of the corporation provide otherwise, the requirements of R.S. 12:133 shall not apply to any business combination of any of the following:

     (a) A corporation having fewer than one hundred beneficial owners of its stock.

     (b) A corporation whose original articles of incorporation have a provision, or whose shareholders adopt an amendment to its articles after January 1, 1985, by a vote of at least eighty percent of the votes entitled to be cast by outstanding shares of voting stock of the corporation, voting together as a single voting group and two-thirds of the votes entitled to be cast by persons who are not interested shareholders of the corporation, voting together as a single voting group, expressly electing not to be governed by R.S. 12:132, R.S. 12:133 and R.S. 12:134.

     (c) An investment company registered under the Investment Company Act of 1940.

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

     (2) For purposes of Subparagraph (1) of this Subsection, all shareholders of a corporation that have executed an agreement to which the corporation is an executing party governing the purchase and sale of stock of the corporation or a voting trust agreement governing stock of the corporation shall be considered a single beneficial owner of the stock covered by the agreement. F. A business combination of a corporation that has a provision in its articles permitted by R.S. 12:112 or R.S. 12:121(B), which allows for reduction of the vote required for the transactions described therein is subject to the voting requirements of R.S. 12:133 unless one of the requirements or exemptions of Subsection (B), (C),
(D), or (E) of this Section have been met.

     12:135 DEFINITIONS.--As used in R.S. 12:135 through 140.2:

     (1) "Control shares" means shares that, except for the provisions of R.S. 12:135 through 140.2, would have voting power with respect to shares of an issuing public corporation that, when added to all other shares of the issuing public corporation owned by a person or in respect to which that person may exercise or direct the exercise of voting power, would entitle that person, immediately after acquisition of the shares, directly or indirectly, alone or as a part of a group, to exercise or direct the exercise of the voting power of the issuing public corporation in the election of directors within any of the following ranges of voting power:

     (a) One-fifth or more but less than one-third of all voting power.

     (b) One-third or more but less than a majority of all voting power.

     (c) A majority or more of all voting power.

     (2)(a) "Control share acquisition" means the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares.

     (b) For purposes of this Paragraph, shares acquired within ninety days or shares acquired pursuant to a plan to make a control

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
share acquisition are considered to have been acquired in the same acquisition.

     (c) For purposes of this Paragraph, a person who acquires shares in the ordinary course of business for the benefit of others in good faith and not for the purpose of circumventing the provisions of R.S. 12:135 through 140.2 has voting power only of shares in respect of which that person would be able to exercise or direct the exercise of votes without further instruction from others.

     (d) The acquisition of any shares of an issuing public corporation does not constitute a control share acquisition if the acquisition is consummated in any of the following circumstances:

     (i) Before May 4, 1987.

     (ii) Pursuant to a contract existing before May 4, 1987 or pursuant to a tender offer or exchange offer made in writing before May 4, 1987 for any securities of an issuing public corporation whether the time for acceptance is extended on or after May 4, 1987, whether the offeror waives any conditions of the offer on or after May 4, 1987, and whether the transaction is closed on or after May 4, 1987.

     (iii) Pursuant to the laws of successions, descent, and distribution.

     (iv) Pursuant to the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing the provisions of R.S. 12:135 through 140.2.

     (v) Pursuant to a merger, consolidation, or share exchange effected in compliance with Part XI of this Chapter if the issuing public corporation, or a wholly-owned subsidiary thereof, is a party to the agreement of merger or consolidation or the plan of exchange.

     (vi) By an employee benefit plan or related trust of the issuing public corporation.

     (e) The acquisition of shares of an issuing public corporation in good faith and not for the purpose of circumventing the provisions of R.S. 12:135 through 140.2 by or from:

     (i) Any person whose voting rights had previously been authorized by shareholders in compliance with the provisions of R.S. 12:135 through 140.2; or

     (ii) Any person whose previous acquisition of shares of an issuing public corporation would have constituted a control share acquisition but for Subparagraph (d) of this Paragraph does not constitute a control share acquisition, unless the acquisition entitles any person, directly or indirectly, alone or as a part of a group, to exercise or direct the exercise of voting power of the corporation in the election of directors in excess of the range of the voting power otherwise authorized.

     (3) "interested shares" means the shares of an issuing public corporation in respect of which any of the following persons may exercise or direct the exercise of the voting power of the corporation in the election of directors:

     (a) An acquiring person or member of a group with respect to a control share acquisition.

     (b) Any officer of the issuing public corporation.

     (c) Any employee of the issuing public corporation who is also a director of the corporation.

     (4) "Issuing public corporation" means a corporation that has:

     (a) One hundred or more shareholders;

     (b) Its principal place of business, its principal office, or substantial assets, whether owned directly or through one or more wholly-owned subsidiaries, within Louisiana; and

     (c) One or more of the following:

     (i) More than ten percent of its shareholders reside in Louisiana.

     (ii) More than ten percent of its shares owned by Louisiana residents.

     (iii) Ten thousand shareholders reside in Louisiana.

     (5) The residence of a shareholder is presumed to be the address appearing in the records of the corporation. Shares held by banks, except when held as trustee, guardian, or tutor, by brokers, or by nominees shall be disregarded for purposes of calculating the percentages or numbers described in Paragraph (4).

     (6) For purposes of Paragraph (4):

     (a) "Substantial assets" means assets having a value of at least five million dollars;

     (b) "Value" means:

     (i) in the case of assets other than cash or securities, the value of the property as determined in good faith by the board of directors of the corporation; and

     (ii) In the case of securities, the highest closing sale price during the thirty day period immediately preceding the date in question of a security on the composite tape for New York Stock Exchange listed securities or, if the securities are not quoted on the composite tape or not listed on the New York Stock Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the securities are listed or, if the securities are not listed on any such exchange, on the National Association of Securities Dealers, Inc., Automated Quotations National Market System or, if the securities are not quoted on the National Association of Securities Dealers, Inc., Automated Quotations National Market System, the highest closing bid quotation during the thirty day period preceding the date in question of a security on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use or, if no such quotation is available, the fair market value on the date in question of a security determined in good faith by the board of directors of the corporation; and

     (c) "Within Louisiana" means:

     (i) In a case of corporeal property, the presence of such corporeal property within Louisiana;

     (ii) In the case of incorporeal property represented by a written instrument, the presence of such written instrument within Louisiana; and

     (iii) In the case of incorporeal property not represented by a written instrument, the presence of the commercial domicile of the corporation within Louisiana.

     12:136 LAW APPLICABLE TO CONTROL SHARE VOTING RIGHTS.--Unless the corporation's articles of incorporation or bylaws, as in effect before a control share acquisition has occurred, provide that the provisions of R.S. 12:135 through 140.2 do not apply to control share acquisitions of shares of the corporation, control shares of an issuing public corporation acquired in a control share acquisition have only such voting rights as are conferred by R.S. 12:140.

     12:137 NOTICE OF CONTROL SHARE ACQUISITION.--A. Any person who proposes to make or has made a control share acquisition may at the person's election deliver an acquiring person statement to the issuing public corporation at the issuing public corporation's registered office.

     B. However, if any of the shares to be acquired are being held in a trust account or any other type of account or fund on behalf of a safeguarded entity as defined in R.S. 12:130(2), the acquiring person statement shall be mandatory and shall be provided to the chairman of the board of trustees of the safeguarded entity or the administrator, or the corporate employee who is responsible for managing the entity. The trustee, administrator, or manager shall upon receipt of such statement distribute copies to all interested persons as defined in R.S. 12:130(3).

     C. The acquiring person statement shall set forth all of the following:

     (1) The identity of the acquiring person and each other member of any group of which the person is a part for purposes of determining control shares.

     (2) A statement that the acquiring person statement is given pursuant to this Section.

     (3) The number of shares of the issuing public corporation owned, directly or indirectly, by the acquiring person and each other member of the group.

     (4) The range of voting power under which the control share acquisition falls or would, if consummated, fall.

     (5) If the control share acquisition has not taken place:

     (a) A description in reasonable detail of the terms of the proposed control share acquisition; and

     (b) Representations of the acquiring person. together with a statement in reasonable detail of the facts upon which they are based, that the proposed control share acquisition, if consummated, will not be contrary to law, and that the acquiring person has the financial capacity to make the proposed control share acquisition.

     12:138 SHAREHOLDER MEETING TO DETERMINE CONTROL SHARE VOTING RIGHTS.--A.
(1) If the acquiring person so requests at the time of delivery of an acquiring person statement and gives an undertaking to pay the corporation's expenses of a special meeting, within ten days thereafter, the directors of the issuing public corporation shall call a special meeting of shareholders of the issuing public corporation for the purpose of considering the voting rights to be accorded the shares acquired or to be acquired in the control share acquisition.

     (2) The directors of the issuing public corporation shall not be required to call such special meeting of shareholders with respect to a proposed control share acquisition unless such acquisition will be lawful and the acquiring person has obtained, and shall have furnished to the corporation, copies of commitments for financing of any cash portion of the consideration to be paid with respect to the acquisition or otherwise has demonstrated that the acquiring person has the financial capacity to make the acquisition.

     B. Unless the acquiring person agrees in writing to another date, the special meeting of shareholders shall be held within fifty days after receipt by the issuing public corporation of the request or, if the issuing public corporation is subject to Section 14(a) of the Securities Exchange Act of 1934, as amended, the date on which definitive proxy materials (within the meaning of such act and the regulations thereunder) related to the special meeting on behalf of the acquiring person and the board of directors of the issuing public corporation have been filed with the Securities and Exchange Commission, which shall be done as promptly as practicable following receipt of the request.

     C. If no request is made, the voting rights to be accorded the shares acquired in the control share acquisition shall be presented to the next special or annual meeting of shareholders.

     D. If the acquiring person so requests in writing at the time of delivery of the acquiring person statement, the special meeting shall not be held sooner than thirty days after receipt by the issuing public corporation of the acquiring person statement.

     12:139 NOTICE OF SHAREHOLDER MEETING. -- A. If a special meeting is requested, notice of the special meeting of shareholders shall be given as promptly as reasonably practicable by the issuing public corporation to all shareholders of record as of the record date set for the meeting, whether or not entitled to vote at the meeting.

     B. Notice of the special or annual shareholder meeting at which the voting rights are to be considered shall include or be accompanied by both of the following:

     (1) A copy of the acquiring person statement delivered to the issuing public corporation pursuant to R.S. 12:137.

     (2) A statement by the board of directors of the corporation, authorized by its directors, of its position or recommendation, or that it is taking no position or making no reccommendation, with respect to the proposed control share acquisition.

     12:140 RESOLUTION GRANTING CONTROL SHARE VOTING RIGHTS.-- A. Control shares acquired in a control share acquisition have the same voting rights as were accorded the shares before the control share acquisition only to the extent granted by resolution approved by the shareholders of the issuing public corporation.

     B. To be approved under this Section, the resolution shall be approved by:

     (1) Each voting group entitled to vote separately on the proposal by a majority of all the votes entitled to be cast by that voting group, with the holders of the outstanding shares of a class being entitled to vote as a separate voting group if the proposed control share acquisition would, if fully carried out, result in any of the changes described in R.S. 12:31(C); and

     (2) Each voting group entitled to vote separately on the proposal by a majority of all the votes entitled to be cast by that group, excluding all interested shares.

     12:140.1 REDEMPTION OF CONTROL SHARES,-- A. If authorized in a corporation's articles of incorporation or bylaws before a control share acquisition has occurred, control shares acquired in a control share acquisition with respect to which no acquiring person statement has been filed with the issuing public corporation may, at any time during the period ending sixty days after the last acquisition of control shares by the acquiring person, be subject to redemption by the corporation at the fair value thereof pursuant to the procedures adopted by the corporation.

     B. Control shares acquired in a control share acquisition are not subject to redemption after an acquiring person statement has been filed unless the shares are not accorded full voting rights by the shareholders as provided in R.S. 12:140.

     12:140.2 RIGHTS OF DISSENTING SHAREHOLDERS.--A. Unless otherwise provided in a corporation's articles of incorporation or bylaws before a control share acquisition has occurred, in the event control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters' rights as provided in this Section.

     B. As soon as practicable after such events have occurred, the board of directors shall cause a notice to be sent to all shareholders of the corporation advising them of the facts and that they have dissenters' rights to receive the fair cash value of their shares.

     C. As used in this Section, "fair cash value" means a value not less than the highest price paid per share by the acquiring person in the control share acquisition.

     D. As used in this Section, "dissenters' rights" means the right to require the issuing public corporation to purchase shares at fair cash value.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 109 of Title Seven of the Colorado Revised Statutes enables a Colorado corporation to indemnify its officers, directors, employees and agents against liabilities, damages, costs and expenses for which they are liable if:
(i) in their Official Capacities (as defined by this statute) if they acted in good faith and had no reasonable basis to believe their conduct was not in the best interest of the Registrant; (ii) in all other cases, that their conduct was at least not opposed to the Registrant's best interests; and (iii) in the case of any criminal proceeding, they had no reasonable cause to believe their conduct was unlawful.

         The Registrant's Articles of Incorporation limits the liability of directors to the full extent provided by Colorado law.

         The Registrant's Bylaws provide indemnification to officers, directors, employees and agents to the fullest extent provided by Colorado law.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A)      EXHIBITS

Exhibit
Number                  Description of Exhibits
- -------                 -----------------------
2.2                     Plan and Agreement of Merger - American Liberty
                        Financial Corporation, American Liberty Life Insurance
                        Company, Citizens, Inc. and Citizens Acquisition, Inc., dated December 8, 1994; Agreement to Amend Plan and
                        Agreement of Merger, dated May 1, 1995(f)
3.1                     Articles of Incorporation, as amended(a)
3.2                     Bylaws(e)

5.1 Opinion and consent of Jones & Keller, P.C. as to the legality of Citizens, Inc. Common Stock(g)

8.1                     Opinion re: tax matters (g)


10.5 Automatic Yearly Renewable Term (NR) Life Reinsurance Agreement between Citizens Insurance Company of America and The Centennial Life Insurance Company dated March 1, 1982(b)

10.6 Summary of Coinsurance Agreement between Citizens Insurance Company of America and Alabama Reassurance Company dated December 31, 1985(b)

10.7 International Marketing Agreement - Citizens Insurance Company of America and Negocios Savoy, S.A.(b)

11                      Statement re: Computation of per share earnings(d)

22                      Subsidiaries of the Registrant(d)

23.1                    Consent of Jones & Keller, P.C.(c)

23.2                    Consent of KPMG Peat Marwick LLP(c)

23.3                    Consent of Amend, Smith & Co., P.C., Independent
                        Auditors(c)


23.4                    Consent of Consulting Actuarial Services, Inc.(c)



23.5 Consent of Rudd and Wisdom, Inc., consulting acturaries(c)


25                      Power of Attorney(c) (see signature pages)
- ----------

                  (a) Filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated by reference.
                  (b) Filed with the Registrant's Amendment No. 1 to Registration Statement on Form S-4, Registration No. 33-4753, filed with the Commission on or about June 19, 1992.
                  (c)      Filed herewith.
                  (d) Filed with the Registrant's Annual Report on Form 10-K For the Year Ended December 31, 1994, and incorporated herein by reference.
                  (e) Filed with the Registrant's Registration Statement on May 2, 1995.
                  (f)      Filed herewith as Appendix A to Proxy
                           Statement-Prospectus.

                  (g) Filed with Registrant's Registration Statement, Amendment No. 1, on July 3, 1995.

(B)      FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES.

         See "Financial Statements."

ITEM 22. UNDERTAKINGS

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "1933 Act"), each filing of The Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         The Registrant hereby undertakes that every prospectus (I) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the 1933 Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective; and that, for purposes of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the Effective Time of the registration statement through the date of responding to the request.

         The Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired, that was not the subject of and included in the registration statement when it became effective.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the Effective Time of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(I) and (1)(ii), above, do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement, Amendment No. 2, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on July 21, 1995.


                                            CITIZENS, INC.

                                            By: /s/ Harold E. Riley
                                                -------------------
                                            Harold E. Riley,
                                            Chairman

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers or directors of the Registrant, by virtue of their signatures to this Registration Statement appearing below, hereby constitute and appoint Harold E. Riley and Mark A. Oliver, attorneys-in-fact in their names, place, and stead to execute any and all amendments to this Registration Statement, Amendment No. 1, in the capacities set forth opposite their names and hereby ratify all that said attorneys-in-fact may do by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, Amendment No. 1, has been signed by the following persons in the capacities and on the date indicated.


Signatures                           Title                                            Date
/s/ Harold E. Riley                  Chairman of the Board and                        July 21, 1995
Harold E. Riley                      Director

/s/ Mark A. Oliver, as attorney      Vice Chairman, Chief Executive                   July 21, 1995
in fact for Randall Riley            Officer and Director
Randall Riley

__________________________           Vice Chairman, Chief Actuary
T. Roby Dollar                       and Assistant Secretary

/s/ Mark A. Oliver, as attorney      President, Chief Administrative                  July 21, 1995
in fact for Rick D. Riley            Officer and Director
Rick D. Riley

/s/ Mark A. Oliver                   Executive Vice President,                        July 21, 1995
Mark A. Oliver                       Chief Financial Officer,
                                     Secretary and Treasurer

/s/ Mark A. Oliver, as attorney      Vice President and Controller                    July 21, 1995
in fact for John A. Templeton
John A. Templeton

/s/ Mark A. Oliver, as attorney      Director                                         July 21, 1995
in fact for Flay F. Baugh
Flay F. Baugh

/s/ Mark A. Oliver, as attorney      Director                                         July 21, 1995
in fact for Joe R. Reneau, M.D.
Joe R. Renau, M.D.

/s/ Mark A. Oliver, as attorney      Director                                         July 21, 1995
in fact for Steven F. Shelton
Steven F. Shelton

_________________________            Director
Ralph M. Smith. Th.D.

/s/ Mark A. Oliver, as attorney      Director                                         July 21, 1995
in fact for Timothy T. Timmerman
Timothy T. Timmerman


PROXY                                                                      PROXY

                     AMERICAN LIBERTY FINANCIAL CORPORATION

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


         The undersigned shareholder of American Liberty Financial Corporation ("ALFC") acknowledges receipt of the Notice of Special Meeting of Shareholders, to be held on September 14, 1995, at the Baton Rouge Country Club, Fairway Room, Second Floor, 8551 Jefferson Highway, Baton Rouge, Louisiana, at 10:00 a.m., Central Time, and hereby appoints James I. Dunham, W.P. Duplessis and Charles E. Broussard, each of them with the power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Combined Annual and Special Meeting and at all adjournments thereof, hereby ratifying and confirming all that said attorneys and proxies may do or cause to be done by virtue hereof. The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:


         THE DIRECTORS RECOMMEND A VOTE FOR THE ITEMS INDICATED BELOW:

1. A proposal to approve and adopt the Plan and Agreement of Merger dated December 8, 1994 under which Citizens Acquisition, Inc., a wholly-owned subsidiary of Citizens, Inc., will merge with and into ALFC, with ALFC being the survivor, and shareholders of ALFC will receive shares of Citizens, Inc. Class A Common Stock for their ALFC Common and Preferred shares as described in the accompanying Proxy Statement-Prospectus.

                       FOR _____ AGAINST _____ ABSTAIN _____

2.       Election of six directors.

         / /      FOR all nominees listed   / /      WITHHOLD AUTHORITY to
                  below (except as marked            vote for all nominees
                  to the contrary below)             listed below

         Nominees: James Ira Dunham, Wilfred Paul Duplessis, Charles Elliot Broussard, Dr. Monroe Jackson Rathbone, Jr., Frank W. Harrison, Jr., and John Roy Melton

         INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided

         ----------------------------------------------------------------------

3. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

         THIS PROXY, WHEN PROPERTY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR THE NOMINEES IN PROPOSAL 2.

         Dated this ______ day of ________________, 1995.

                                                -------------------------------
                                                Signature

                                                -------------------------------
                                                Signature

                                                Please sign your name
                                                exactly as it appears on
                                                your stock certificate. If
                                                shares are held jointly,
                                                each holder should sign.
                                                Executors, trustees, and
                                                other fiduciaries should so
                                                indicate when signing.

                                                Please sign, date and return
                                                this proxy immediately.

                                                 INDEX TO EXHIBITS


Exhibit
Number        Description                                                           Page
- -------       -----------                                                           ----
2.2           Plan and Agreement of Merger - American
              Liberty Financial Corporation, American
              Liberty Life Insurance Company, Citizens, Inc.
              and Citizens Acquisition, Inc., dated as of
              the 8th Day of December, 1994; Agreement to
              Amend Plan and Agreement of Merger, dated
              May 1, 1995                                                           Appendix A

3.2           Bylaws                                                                (See Registrant's
                                                                                    Registration Statement dated
                                                                                    May 2, 1995)

5.1           Opinion and consent of Jones & Keller, P.C. as
              to the legality of Citizens, Inc. Common Stock                        (See Registrant's Registration
                                                                                    Statement, Amendment No. 1,
                                                                                    dated July 3, 1995)

8.1           Opinion re: tax matters                                               (See Registrant's Registration
                                                                                    Statement, Amendment No. 1,
                                                                                    dated July 3, 1995)

11            Statement re: Computation of per share earnings                       (See Financial Statements)

22            Subsidiaries of the Registrant                                        (See Registrant's Form 10-K
                                                                                    for year ended December 31,
                                                                                    1994)

23.1          Consent of Jones & Keller, P.C.                                       Filed herewith

23.2          Consent of KPMG Peat Marwick LLP                                      Filed herewith

23.3          Consent of Amend, Smith & Co., P.C.                                   Filed herewith

23.4          Consent of Consulting Actuarial Services, Inc.                        Filed herewith

23.5          Consent of Rudd and Wisdom, Inc., Consulting Actuaries                Filed herewith

25            Power of Attorney                                                     (See Signature Page)